As filed with the Securities and Exchange Commission on February 8, 2006
              An Exhibit List can be found beginning on page II-6.
                         Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ROO Group, Inc.
                 (Name of small business issuer in its charter)
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
               Delaware                                  7372                                11-3447894
---------------------------------------  -------------------------------------  -------------------------------------
      (State or jurisdiction of              (Primary Standard Industrial         (IRS Employer Identification No.)
    incorporation or organization)            Classification Code Number)

                         228 East 45th Street, 8th Floor
                               New York, NY 10017
                                 (212) 661-4111
          (Address and telephone number of principal executive offices)

                         228 East 45th Street, 8th Floor
                               New York, NY 10017
                    (Address of principal place of business)

                                  Robert Petty
                         228 East 45th Street, 8th Floor
                               New York, NY 10017
                                 (212) 661-4111
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            Richard A. Friedman, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                               New York, NY 10018
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)



If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of each class of securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be registered                      Registered(1)        Security(2)             Price               Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value (3)                          8,110,782             $3.04           $24,656,777.28      $2,638.27
Common Stock, $.0001 par value (4)                          1,550,632             $3.04            $4,713,921.28        $504.39
Common Stock, $.0001 par value (5)                            380,000             $3.04            $1,155,200.00        $123.61
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                      10,041,414             $3.04           $30,525,898.56      $3,266.27
===================================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low prices as reported on the OTC Bulletin Board on February 6, 2006, which was $3.04 per share.
(3) Represents currently outstanding shares of the registrant's common stock, $0.0001 par value per share, which may be offered pursuant to this registration statement.
(4) Represents shares of common stock issuable upon exercise of outstanding warrants.
(5) Represents shares of common stock issuable upon conversion of Series A Preferred Stock.

         The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2006

                                 ROO Group, Inc.
                              10,041,414 Shares of
                                  Common Stock

         This prospectus relates to the sale by the selling stockholders of 10,041,414 shares of our common stock, including 1,550,632 shares of common stock issuable upon exercise of outstanding warrants and 380,000 shares of common stock issuable upon conversion of outstanding Series A Preferred Stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the OTC Bulletin Board under the symbol RGRP. The closing sale price for our common stock on February 1, 2006 was $3.19 per share.

            Investing in our common stock involves substantial risks.
                    See "Risk Factors," beginning on page 2.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by ROO Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page

     Prospectus Summary........................................................1
     Risk Factors..............................................................2
     Forward Looking Statements................................................8
     Use of Proceeds...........................................................8
     Selling Stockholders......................................................8
     Plan of Distribution.....................................................20
     Market for Common Equity and Related Stockholder Matters.................21
     Management's Discussion and Analysis of Financial Condition and
     Results of Operations....................................................23
     Description of Business..................................................34
     Description of Property..................................................43
     Legal Proceedings........................................................43
     Management...............................................................43
     Executive Compensation...................................................44
     Certain Relationships and Related Transactions...........................46
     Security Ownership of Certain Beneficial Owners and Management...........47
     Description of Securities................................................48
     Indemnification for Securities Act Liabilities...........................49
     Changes in Independent Registered Public Accountants.....................49
     Legal Matters............................................................50
     Experts..................................................................50
     Available Information....................................................50
     Index to Financial Statements...........................................F-1


                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk
Factors" section, the financial statements and the notes to the financial statements.

                                 ROO Group, Inc.

         We are a digital media company in the business of providing products and solutions that enable the broadcast of video content from Internet websites.
Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery.

         We have incurred losses since our inception. For the nine months ended
September 30, 2005, we generated $4,742,317 in revenues and incurred a net loss of $7,078,794. At September 30, 2005, we had a working capital deficiency of $710,162 and an accumulated deficit of $12,457,203. For the years ended December
31, 2004 and 2003, we generated revenues of $3,937,488 and $145,252, respectively, and incurred net losses of $4,225,767 and $578,813, respectively.
Our auditors, in their report dated March 24, 2005, have expressed substantial doubt about our ability to continue as going concern. Effective October 3, 2005, we amended our Certificate of Incorporation to effect a one-for-50 reverse split of our issued and outstanding shares of common stock. Except as contained in the accompanying audited financial statements, all numerical references to shares of common stock and stock prices have been adjusted to post-stock split numbers.

         Our principal offices are located at 228 East 45th Street 8th Floor New
York, NY 10017, and our telephone number is (212) 661-4111. Our website is www.roogroupinc.com. We are a Delaware corporation.

                                  The Offering
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
Common stock outstanding before the offering.............   13,176,436 shares.

Common stock offered by selling stockholders..............  10,041,414  shares,   which  includes  1,550,632  shares
                                                            issuable  upon  exercise  of  outstanding  warrants  and
                                                            380,000 shares  issuable upon  conversion of outstanding
                                                            Series A Preferred Stock.

Common stock to be outstanding after the offering.........  15,107,068 shares.

Use of proceeds...........................................  We will not  receive any  proceeds  from the sale of the common stock  hereunder.  We will receive the sale price
                                                            of any common stock we sell to the selling  stockholders
                                                            upon  exercise  of  warrants.   We  expect  to  use  the
                                                            proceeds  received  from the  exercise of  warrants,  if
                                                            any,  for general  working  capital  purposes.  However,
                                                            the selling  stockholders  are  entitled to exercise the
                                                            warrants  on a  cashless  basis if the  shares of common
                                                            stock  underlying  the warrants are not then  registered
                                                            pursuant  to an  effective  registration  statement.  In
                                                            the event that the  selling  stockholders  exercise  the
                                                            warrants  on a cashless  basis,  we will not receive any
                                                            proceeds.

OTCBB Symbol..............................................  RGRP

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock

RISKS RELATED TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE AND WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

         We have incurred losses since our inception. For the nine months ended September 30, 2005, we generated $4,742,317 in revenues and incurred a net loss of $7,078,794. At September 30, 2005, we had a working capital deficiency of $710,162 and an accumulated deficit of $12,457,203. For the years ended December 31, 2004 and 2003, we generated revenues of $3,937,488 and $145,252, respectively, and incurred net losses of $4,225,767 and $578,813, respectively. Our auditors, in their report dated March 24, 2005, have expressed substantial doubt about our ability to continue as going concern. There can be no assurance that future operations will be profitable. Our failure to increase our revenues significantly or improve our gross margins will harm our business. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve, or our operating expenses exceed our expectations, our operating results will suffer. The prices we charge for our products and services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our products or services at acceptable prices relative to our costs, or if we fail to develop and introduce on a timely basis new products and services from which we can derive additional revenues, our financial results will suffer.

OUR OPERATING SUBSIDIARIES HAVE LIMITED OPERATING HISTORIES AND THEREFORE WE CANNOT ENSURE THE LONG-TERM SUCCESSFUL OPERATION OF OUR BUSINESS OR THE EXECUTION OF OUR BUSINESS PLAN.

         Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as the digital media software markets in which we operate. While to date we have not experienced these problems, we must meet many challenges including:

         o Establishing and maintaining broad market acceptance of our products and services and converting that acceptance into direct and indirect sources of revenue;

         o Establishing and maintaining adoption of our technology on a wide variety of platforms and devices;

         o  Establishing and maintaining our brand name;

         o Timely and successfully developing new products, product features and services and increasing the functionality and features of existing products and services;

         o Developing services and products that result in high degrees of customer satisfaction and high levels of customer usage;

         o Successfully responding to competition, including competition from emerging technologies and solutions; and

         o Developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our products and services.

         Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

OUR BUSINESS MAY SUFFER IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT OUR ADVERTISING BUSINESS MODEL.

         A significant part of our business model is to generate revenue by providing interactive marketing solutions to advertisers, ad agencies and Web publishers. The profit potential for this business model is unproven. To be successful, both Internet advertising and our solutions will need to achieve broad market acceptance by advertisers, ad agencies and Web publishers. Our ability to generate significant revenue from advertisers will depend, in part, on our ability to contract with Web publishers that have Web sites with adequate available ad space. Further, these Web sites must generate sufficient user traffic with demographic characteristics attractive to our advertisers. The intense competition among Internet advertising sellers has led to the creation of a number of pricing alternatives for Internet advertising. These alternatives make it difficult for us to project future levels of advertising revenue and applicable gross margin that can be sustained by us or the Internet advertising industry in general.

         Intensive marketing and sales efforts may be necessary to educate prospective advertisers regarding the uses and benefits of, and to generate demand for, our products and services. Enterprises may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing direct marketing systems. Acceptance of our new solutions will depend on the continued emergence of Internet commerce, communication and advertising, and demand for its solutions. We cannot assure you that demand for our new solutions will emerge or become sustainable.

OUR RESOURCES MAY NOT BE SUFFICIENT TO MANAGE OUR EXPECTED GROWTH; FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH WOULD BE DETRIMENTAL TO OUR BUSINESS.

         We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected.

IF WE DO NOT SUCCESSFULLY DEVELOP NEW PRODUCTS AND SERVICES, OUR BUSINESS WILL BE HARMED.

         Our business and operating results would be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenue or gross profits to offset our operating and other costs. We may successfully identify, develop and market new product and service opportunities in a timely manner. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenue or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments. Because the markets for our products and services are subject to rapid change, we must develop new product and service offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements.

IF USE OF THE INTERNET DOES NOT CONTINUE TO GROW, OR IF THE INTERNET INFRASTRUCTURE CANNOT SUPPORT DEMANDS PLACED ON IT BY SUCH CONTINUED GROWTH, OUR BUSINESS WILL BE HARMED.

         The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising, and also on the growth of the wireless data market, including the growth of devices with multimedia capability. Our business will be harmed if Internet usage does not continue to grow, particularly as a source of media information and entertainment and as a vehicle for commerce in goods and services, or if widespread adoption of technology to access data and multimedia content on wireless devices does not occur. If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. If this were to occur, our business and financial condition would be harmed.

WE MAY BE SUBJECT TO LEGAL LIABILITY FOR PROVIDING THIRD-PARTY PRODUCTS, SERVICES OR CONTENT.

         We have arrangements to offer third-party products, services, content or advertising via distribution on our Web sites. We may be subject to claims concerning these products, services, content or advertising by virtue of our involvement in marketing, branding, broadcasting or providing access to them, even if we do not ourselves host, operate, or provide access to these products, services, content or advertising. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate. It is also possible that if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. Investigating and defending any of these types of claims is expensive, even if the claims do not result in liability. While to date we have not been subject to material claims, if any potential claims do result in liability, we could be required to pay damages or other penalties, which could harm our business and our operating results.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

         The market for software and services for media delivery over the Internet is relatively new and constantly changing. We expect that competition will continue to intensify. Increased competition may result in price reductions, reduced margins, loss of customers, and a change in our business and marketing strategies, any of which could harm our business. Many of our current and potential competitors have longer operating histories, greater name recognition, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do. In addition, new competitors with potentially unique or more desirable products or services may enter the market at any time. The competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to maintain and extend our current brand and technology. Price concessions or the emergence of other pricing, licensing and distribution strategies or technology solutions of competitors may reduce our revenue, margins or market share, any of which will harm our business. Other changes we have to make in response to competition could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, or release products and enhancements before they are thoroughly tested, any of which could harm our operating results and stock price.

ANY FAILURE OF OUR NETWORK COULD LEAD TO SIGNIFICANT DISRUPTIONS IN OUR SERVICES BUSINESS, WHICH COULD DAMAGE OUR REPUTATION, REDUCE OUR REVENUES OR OTHERWISE HARM OUR BUSINESS.

         Our business is dependent upon providing our customers with fast, efficient and reliable services. A reduction in the performance, reliability or availability of our Web sites and network infrastructure may harm our ability to distribute our products and services to our clients, as well as our reputation and ability to attract and retain clients, customers, advertisers and content providers. Our systems and operations are susceptible to, and could be damaged or interrupted by outages caused by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems are also subject to human error, security breaches, power losses, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, Web sites and network communications, and our systems could be subject to greater vulnerability in periods of high employee turnover. A sudden and significant increase in traffic on our Web sites could strain the capacity of the software, hardware and telecommunications systems that we deploy or use. This could lead to slower response times or system failures. Our failure to protect our network against damage from any of these events will harm our business.

         Our operations also depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on Web browsers, ISPs and online service providers to provide Internet users access to our websites and the websites of our customers on which we display advertising. Many of these providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

WE DEPEND ON VARIOUS THIRD PARTIES TO MAINTAIN OUR COMMUNICATIONS HARDWARE AND PERFORM MOST OF OUR COMPUTER HARDWARE OPERATIONS. IF THE THIRD PARTIES' HARDWARE AND OPERATIONS FAIL, OUR BUSINESS WE BE HARMED.

         Substantially all of our communications hardware and most of our computer hardware operations are located at AT&T and Speedera facilities in New York. If either AT&T's or Speedera's hardware and operations fail, our reputation and business will suffer. We do not have complete backup systems for these operations. We have a limited disaster recovery plan in the event of damage from fire, floods, hurricanes, earthquakes, power loss, telecommunications failures, break-ins and similar events. Our operations are dependent on our ability to protect our computer systems against these unexpected adverse events. If any of the foregoing occurs, we may experience a complete system shutdown. We have service level agreements in place with both Speedera and AT&T. A problem with, or failure of, our communications hardware or operations could result in interruptions or increases in response times on the Internet sites of our customers. If we cannot maintain our system in the event of unexpected occurrences, make necessary modifications and/or improvements to the technology, such deficiencies could have a material adverse effect upon our business, financial condition and results of operations.

WE DEPEND ON TECHNOLOGY LICENSED TO US BY THIRD PARTIES. IF WE ARE UNABLE TO MAINTAIN THESE LICENSES, OUR OPERATIONS AND FINANCIAL CONDITION WILL BE MATERIALLY ADVERSELY AFFECTED.

         We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. The loss of, or our inability to maintain, these licenses could result in increased costs or delay sales of our products. We anticipate that we will continue to license technology from third parties in the future. This technology may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The loss of any of these technology licenses could result in delays in the license of our products until equivalent technology, if available, is developed or identified, licensed and integrated. The use of additional third-party software would require us to negotiate license agreements with other parties, which could result in higher royalty payments and a loss of product differentiation.

WE DEPEND ON CONTENT LICENSED TO US BY THIRD PARTIES. IF WE ARE UNABLE TO MAINTAIN THESE LICENSES, OUR OPERATIONS AND FINANCIAL CONDITION WILL BE MATERIALLY ADVERSELY AFFECTED.

         We rely on content provided by third parties to increase market acceptance of our products and services. If third parties do not develop or offer compelling content to be delivered over the Internet, or grant necessary licenses to us or our customers to distribute or perform such content, our business will be harmed and our products and services may not achieve or sustain broad market acceptance. We rely on third-party content providers to develop and offer content in our formats that can be delivered using our server products. We also rely entirely on third-party content for the programming and content offerings. In some cases, we pay substantial fees to obtain content for these services. We cannot guarantee that third-party content providers will continue to support our technology or offer compelling content in our formats, nor can we guarantee that we will be able to secure licenses to their content or that such licenses will be available at commercially reasonable rates, to encourage and sustain broad market acceptance of our products and services. The failure to do so would materially adversely harm our business operations and financial condition.

IF WE DO NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY HARMED.

         A large majority of our software was acquired from third parties. We have not registered copyrights on any of the software we have developed. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights would result in a loss of revenue and could materially adversely affect our operations and financial condition.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF ROBERT PETTY AND ROBIN SMYTH OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

         Our success depends to a significant extent upon the continued service of Robert Petty, our Chief Executive Officer and Chairman of our Board of Directors, and Robin Smyth, our Chief Financial Officer and a member of our Board of Directors. Loss of the services of Messrs. Petty or Smyth could have a material adverse effect on our growth, revenues, and prospective business. We have entered into employment agreements with Messrs. Petty and Smyth, the material terms of which are described beginning on page 45 of this Prospectus. We maintain key-man insurance on the life of Messrs. Petty and Smyth in the amount of $1,000,000 for Mr. Petty and $500,000 for Mr. Smyth. If Messrs. Petty or Smyth were to resign, the loss could result in loss of sales, delays in new product development and diversion of management resources, and we could face high costs and substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience. In addition, in order to successfully implement and manage our business plan, we are dependent upon, among other things, successfully recruiting qualified personnel who are familiar with the specific issues facing the Internet media industry. In particular, we must hire and retain experienced management personnel to help us continue to grow and manage our business, and skilled software engineers to further our research and development efforts. Competition for qualified personnel is intense. If we do not succeed in attracting new personnel or in retaining and motivating our current personnel, our business could be harmed.

OUR DIRECTORS AND EXECUTIVE OFFICERS CONTROL A SIGNIFICANT PORTION OF OUR OUTSTANDING COMMON STOCK. THEIR INTERESTS MAY CONFLICT WITH OUR OUTSIDE STOCKHOLDERS, WHO MAY BE UNABLE TO INFLUENCE MANAGEMENT AND EXERCISE CONTROL OVER OUR BUSINESS.

         As of February 1, 2006, our executive officers and directors beneficially owned approximately 17.4% of our outstanding common stock and have voting control over 70.9% of the outstanding shares of our equity. As a result, our executive officers and directors have significant influence to: elect or defeat the election of our directors, amend or prevent amendment of our articles of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the shareholders for vote. Accordingly, our outside stockholders may be unable to influence management and exercise control over our business.

RISKS RELATED TO OUR SECURITIES:

THE ISSUANCE OF PREFERRED STOCK MAY HAVE THE EFFECT OF PREVENTING A CHANGE OF CONTROL AND COULD DILUTE THE VOTING POWER OF OUR COMMON STOCK AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

         Our authorized capital stock includes 20,000,000 shares of preferred stock, of which 10,000,000 shares are designated as Series A Preferred Stock. The remaining 10,000,000 shares of authorized preferred stock is blank check preferred stock. Our Board of Directors is authorized to designate such stock with preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as they deem advisable without shareholder approval. The effect of designating and issuing additional shares of preferred stock upon the rights of our common stockholders cannot be stated until our Board determines the specific rights of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by our shareholders. The designation and issuance of preferred stock could also have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of preferred stock may be sold to third parties that indicate that they would support the Board in opposing a hostile takeover bid. Our blank check preferred stock is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of our company. Although we may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, we currently have no binding agreements or commitments with respect to the issuance of any additional shares of preferred stock.

OUR HISTORIC STOCK PRICE HAS BEEN VOLATILE AND THE FUTURE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO CONTINUE TO BE VOLATILE. FURTHER, THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE. THIS MAY MAKE IT DIFFICULT FOR YOU TO SELL OUR COMMON STOCK FOR A POSITIVE RETURN ON YOUR INVESTMENT.

         The public market for our common stock has historically been very volatile. Over the last two completed fiscal years and subsequent quarterly periods, the market price for our common stock has ranged from $0.50 to $17.50 (adjusted to reflect a one-for-50 reverse stock split effective October 3, 2005; see "Market for Common Equity and Related Stockholder Matters on page 21 of this Prospectus). Any future market price for our shares is likely to continue to be very volatile. This price volatility may make it more difficult for you to sell shares when you want at prices you find attractive. We do not know of any one particular factor that has caused volatility in our stock price. However, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market factors and the investing public's negative perception of our business may reduce our stock price, regardless of our operating performance. Further, the market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock for a positive return on your investment.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and
         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

         IN ORDER TO APPROVE A PERSON'S ACCOUNT FOR TRANSACTIONS IN PENNY STOCKS, THE BROKER OR DEALER MUST:

         o obtain financial information and investment experience objectives of the person; and
         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

        The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and
         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

         Information in this prospectus contains forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. A description of key factors that have a direct bearing on our results of operations is provided above under "Risk Factors" beginning on page 2 of this Prospectus.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders are entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholders exercise the warrants on a cashless basis, then we will not receive any proceeds.

                              SELLING STOCKHOLDERS

         The following table sets forth the common stock ownership and other information relating to the selling stockholders as of February 1, 2006. The selling stockholders acquired their securities: (1) pursuant our August 2005 financing, the material terms of which are described on page 29 of this Prospectus; (2) pursuant to our October 2005 financing, the material terms of which are described on page 30 of this Prospectus; (3) pursuant to our December 2005 financing, the material terms of which are described beginning on page 31 of this Prospectus; (4) upon conversion of secured convertible notes issued to the selling stockholders by Robert Petty, our Chairman, President and Chief Executive Officer, individually; (5) pursuant to the Stock Purchase Agreement dated March 11, 2004 by and among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd. (the "Reality Group Stock Purchase Agreement"), as amended, the material terms of which are described on page 30 of this Prospectus; and (6) as consideration for service as executive officers or consultants. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

                                                                                                          Shares of Common Stock
                                                                                                            Beneficially Owned
                                                                                                           After the Offering (1)
                                               Number of Shares of Common                                -------------------------
                                               Stock Beneficially Owned      Number of Shares Offered
           Name                                  Prior to the Offering      Pursuant to this Prospectus     Number       Percent
--------------------------------------------   --------------------------   ---------------------------  ------------    ---------
Act II Partners, LP (2)                                   233,334                        233,334                0          0%

Alexandra Dawson Foundation (3)                            90,930                         90,930                0          0%

Austin Lewis (4)                                            6,080                          6,080                0          0%

Blair Brewster (5)                                        148,667                        148,667                0          0%

Bradley C. Reifler (6)                                    109,990                        109,990                0          0%

Brian Wilkinson (7)                                         6,750                          6,750                0          0%

Cass G Adelman Cust for Jasper Gunther
Adelman UTMA (8)                                           17,437                         17,437                0          0%

Cass G Adelman Cust for Phillippa Gunther
Adelman UTMA (9)                                           17,437                         17,437                0          0%

CGA Resources, LLC (10)                                    34,873                         34,873                0          0%

Charles H. Brunie (11)                                    280,000                        280,000                0          0%

Charles Hover IV (12)                                       1,750                          1,750                0          0%

Cobble Creek Consulting, Inc. (13)                         40,000                         40,000                0          0%

Conrad N Hilton Foundation (14)                           399,000                        399,000                0          0%

Daniel Kaufman (15)                                        68,667                         68,667                0          0%

Daniel Schneiderman (16)                                      500                            500                0          0%

Dan Ly (17)                                                 4,600                          4,600                0          0%

Dekko Foundation (18)                                     144,900                        144,900                0          0%

Edwin B Stimpson Co Inc Emp Ret Plan (19)                  10,500                         10,500                0          0%

Eric Singer (20)                                          389,766                        389,766                0          0%

Estate of William D Witter (21)                            21,620                         21,620                0          0%

Gabelli Multimedia Partner, LP (22)                        93,334                         93,334                0          0%

Gary N. Moss (23)                                          14,000                         14,000                0          0%

Gavin Campion atf the Campion Investment                   35,928                         35,928                0          0%
Trust (24)

Hanjiro "James" Kawai (25)                                 16,667                         16,667                0          0%

Harman Stoller Capital Partners II Ltd. (26)               19,412                         19,412                0          0%

Harman Stoller Capital Partners Master
Fund, Ltd. (27)                                            84,147                         84,147                0          0%

Hebrides LP (28)                                          583,473                        583,473                0          0%

Hebrides II Offshore Fund Limited (29)                    140,293                        140,293                0          0%

Hilary Bergman (30)                                        24,816                         24,816                0          0%

Hyde Park Foundry & Machine Pension Fund
(31)                                                       19,534                         19,534                0          0%

Iroquois Master Fund, Ltd. (32)                           116,668                        116,668                0          0%

Jack Brimberg (33)                                         98,817                         98,817                0          0%

Jason Adelman (34)                                         65,133                         65,133                0          0%

Jay Tomlinson (35)                                         44,977                         44,977                0          0%

Jesup & Lamont Securities Corp. (36)                        1,400                          1,400                0          0%

John Kaiser (37)                                            2,566                          2,566                0          0%

Joshua Abram (38)                                          34,333                         34,333                0          0%

Keith Davidson atf the K Davidson
Investment Trust (24)                                      35,928                         35,928                0          0%

Kellogg Capital Group, LLC (39)                            34,873                         34,873                0          0%

Kevin Fisher (40)                                          46,666                         46,666                0          0%

Laddcap Value Partners, LP (41)                           303,620                        303,620                0          0%

Lara Casano (42)                                            3,850                          3,850                0          0%

Lewis Opportunity Fund, LP (43)                           166,667                        166,667                0          0%

Maple Tree Partners, L.P. (44)                            116,666                        116,666                0          0%

Matthew Balk (45)                                          21,306                         21,306                0          0%

Matthew Pinkington (46)                                    10,300                         10,300                0          0%

Meadowbrook Opportunity Fund LLC (47)                      84,000                         84,000                0          0%

Menderes and Linda Akdag (48)                              41,740                         41,740                0          0%

Michael Bollen atf the Bollen Investment
Trust (24)                                                143,712                        143,712                0          0%

Nite Capital LP (49)                                      115,333                        115,333                0          0%

North Shore Oral Surgery Group Ret. Plan                   34,873                         34,873                0          0%
Dated 2-9-00 FBO Lawrence Monaldo (50)

Olympus Securities, LLC (51)                               26,250                         26,250                0          0%

Pershing LLC FBO Theodore F. Marolda IRA                   53,903                         53,903                0          0%
(52)

Peter Davidson (53)                                        30,300                         30,300                0          0%

Peter Michaelis (54)                                       41,200                         41,200                0          0%

Peter R. McMullin (55)                                     14,000                         14,000                0          0%

Robert McGrath (56)                                         5,000                          5,000                0          0%

Robert Petty (57)                                       2,120,000                        240,000        1,880,000       13.5%

Robin Smyth (58)                                          360,000                         60,000          300,000        2.2%

Rubin Irrevocable Family Trust (59)                        60,000                         60,000                0          0%

Sage Master Investments Ltd. (60)                         469,000                        469,000                0          0%

Sage Opportunity Fund, LP (61)                            172,900                        172,900                0          0%

Schlumberger Master Pension Trust (62)                    606,879                        606,879                0          0%

SDS Capital Group SPC (63)                                174,367                        174,367                0          0%

Sheldon Sevinor Trust, Sheldon Sevinor TTEE                34,333                         34,333                0          0%
DTD 9-26-95 (64)

Singer Congressional Fund LP (65)                          40,840                         40,840                0          0%

Singer Fund LP (66)                                       151,590                        151,590                0          0%

Singer Opportunity Fund LP (67)                           227,743                        227,743                0          0%

SM Investors, LP (68)                                      61,905                         61,905                0          0%

SM Investors II, LP (69)                                  162,522                        162,522                0          0%

SM Investors Offshore, Ltd. (70)                           83,007                         83,007                0          0%

Smithfield Fiduciary LLC (71)                             233,334                        233,334                0          0%

Southpoint Fund LP (72)                                   133,160                        133,160                0          0%

Southpoint Offshore Operating Fund LP (73)                609,623                        609,623                0          0%

Southpoint Qualified Fund LP (74)                         530,385                        530,385                0          0%

Southside Hospital (75)                                    83,530                         83,530                0          0%

Sovereign Bank (76)                                       170,100                        170,100                0          0%

Sovereign Capital Advisors LLC (77)                        80,340                         80,340                0          0%

Stuart Subotnick (78)                                     348,733                        348,733                0          0%

Theodore F. Morolda (Limited Partnership)                  29,050                         29,050                0          0%
(79)

Theodore J. Marolda (80)                                  166,360                        166,360                0          0%

Theodore Swindells (81)                                    80,000                         80,000                0          0%

Truistic Pty Ltd atf Lee Investment Trust                 143,712                        143,712                0          0%
(24)

William A. Lewis IV (82)                                   13,500                         13,500                0          0%

William W. Caldwell III & Priscilla V.                     41,740                         41,740                0          0%
Caldwell (83)

William D Witter Inc 401k Profit sharing                   23,108                         23,108                0          0%
(84)

W. Stewart Cahn (85)                                       57,167                         57,167                0          0%

TOTAL SHARES OFFERED                                                                  10,041,414
                                                                                      ==========

(1) Assumes that all shares of common stock registered will be sold and that all shares of common stock underlying warrants will be issued and sold.
(2) Represents: (a) 166,667 shares of common stock purchased pursuant to our December 2005 financing; and (b) 66,667 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(3) Represents: (a) 86,660 shares of common stock purchased pursuant our August 2005 financing; and (b) 4,330 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(4) Represents 6,080 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our December 2005 financing, Mr. Lewis was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(5) Represents: (a) 80,000 shares of common stock acquired upon conversion of $100,000 principal amount secured convertible notes issued by Robert Petty individually; and (b) 66,667 shares of common stock purchased pursuant to our October 2005 financing; and (c) 2,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.
(6) Represents: (a) 2,400 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.25 per share and an expiration date of August 23, 2010; (b) 12,267 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (c) 4,650 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; (d) 5,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010;
         (e) 40,000 shares of common stock acquired upon conversion of $50,000 principal amount secured convertible notes issued by Robert Petty individually; (f) 27,000 shares of common stock purchased pursuant our August 2005 financing; (g) 16,333 shares of common stock purchased pursuant to our October 2005 financing; and (h) 1,840 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Reifler was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services. The other securities owned by Mr. Reifler were purchased by Mr. Reifler for investment purposes.
(7) Represents: (a) 4,750 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; and (b) 2,000 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005 and December 2005 financings, Mr. Wilkinson was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(8) Represents: (a) 13,500 shares of common stock purchased pursuant our August 2005 financing; (b) 3,167 shares of common stock purchased pursuant to our October 2005 financing; and (c) 770 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.
(9) Represents: (a) 13,500 shares of common stock purchased pursuant our August 2005 financing; (b) 3,167 shares of common stock purchased pursuant to our October 2005 financing; and (c) 770 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.
(10) Represents: (a) 27,000 shares of common stock purchased pursuant our August 2005 financing; (b) 6,333 shares of common stock purchased pursuant to our October 2005 financing; and (c) 1,540 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Cass G. Adelman has voting and dispositive control over the securities held by CGA Resources, LLC.
(11) Represents: (a) 200,000 shares of common stock purchased pursuant to our December 2005 financing; and (b) 80,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(12) Represents 1,750 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010. At the time of our August 2005 financing, Mr. Hover was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(13) Represents shares of common stock issuable upon conversion of 1,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four one hundredth (0.04) of a share of common stock.
(14) Represents: (a) 380,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 19,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(15) Represents: (a) 66,667 shares of common stock purchased pursuant our October 2005 financing; and (b) 2,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.
(16) Represents 500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our December 2005 financing, Mr. Schneiderman was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(17) Represents: (a) 3,100 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2005; and (b) 1,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our October 2005 and December 2005 financings, Mr. Ly was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

(18) Represents: (a) 138,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 6,900 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(19) Represents: (a) 10,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 500 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(20) Represents: (a) 38,400 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.25 per share and an expiration date of August 23, 2010; (b) 196,266 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (c) 65,100 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; and (d) 90,000 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Singer was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(21) Represents: (a) 20,590 shares of common stock purchased pursuant our August 2005 financing; and (b) 1,030 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(22) Represents: (a) 66,667 shares of common stock purchased pursuant to our December 2005 financing; and (b) 26,667 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(23) Represents: (a) 10,000 shares of common stock purchased pursuant to our December 2005 financing; and (b) 4,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(24) Represents shares of common stock acquired pursuant to the Reality Group Stock Purchase Agreement, as amended.
(25) Represents shares of common stock acquired from Matthew Balk pursuant to a private purchase transaction.
(26) Represents: (a) 7,333 shares of common stock purchased pursuant to our October 2005 financing; (b) 11,600 shares of common stock acquired from Paradigm Equities Fund II LLC pursuant to a private purchase transaction; and (c) 479 shares of common stock acquired as liquidated damages in connection with registration rights associated with our August 2005 and October 2005 financings. Matthew Harman has voting and dispositive control over the securities held by Harman Stoller Capital Partners II Ltd.
(27) Represents: (a) 7,333 shares of common stock purchased pursuant our August 2005 financing; (b) 40,000 shares of common stock purchased pursuant our October 2005 financing; (c) 33,733 shares of common stock acquired from Paradigm Equities Fund II LLC pursuant to a private purchase transaction; and (d) 3,081 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Matthew Harman has voting and dispositive control over the securities held by Harman Stoller Capital Partners Master Fund, Ltd.
(28) Represents: (a) 324,000 shares of common stock purchased pursuant our August 2005 financing; (b) 76,000 shares of common stock purchased pursuant our October 2005 financing; (c) 18,480 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; (d) 117,852 shares of common stock purchased pursuant to our December 2005 financing; and (e) 47,141 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. Anthony Bune has voting and dispositive control over the securities held by Hebrides LP.
(29) Represents: (a) 81,000 shares of common stock purchased pursuant our August 2005 financing; (b) 19,000 shares of common stock purchased pursuant our October 2005 financing; (c) 4,620 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; (d) 25,481 shares of common stock purchased pursuant to our December 2005 financing; and (e) 10,192 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. Anthony Bune has voting and dispositive control over the securities held by Hebrides II Offshore Fund Limited.

(30) Represents: (a) 2,400 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.25 per share and an expiration date of August 23, 2010; (b) 12,266 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (c) 4,650 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; and (d) 5,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005, October 2005 and December 2005 financings, Ms. Bergman was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(31) Represents: (a) 18,604 shares of common stock purchased pursuant our August 2005 financing; and (b) 930 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(32) Represents: (a) 83,334 shares of common stock purchased pursuant to our December 2005 financing; and (b) 33,334 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(33) Represents: (a) 41,265 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (b) 17,685 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; (c) 31,117 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010and (d) 8,750 shares of common stock issuable upon exercise of warrants with an exercise price of $3.00 per shares acquired as compensation for financial consulting services. At the time of our August 2005 and October 2005 financings, Mr. Brimberg was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(34) Represents: (a) 4,800 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.25 per share and an expiration date of August 23, 2010; (b) 24,533 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (c) 9,300 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010;(d) 6,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010; and (e) 20,000 shares of common stock acquired upon conversion of $25,000 principal amount secured convertible notes issued by Robert Petty individually. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Adelman was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services. The other securities owned by Mr. Adelman were purchased by Mr. Adelman for investment purposes.
(35) Represents: (a) 17,710 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (b) 7,590 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010;
         (c) 13,427 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010; and (d) 6,250 shares of common stock issuable upon exercise of warrants with an exercise price of $3.00 per shares acquired as compensation for financial consulting services. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Tomlinson was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(36) Represents 1,400 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. Jesup & Lamont Securities Corp. is a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(37) Represents: (a) 1,750 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; and (b) 816 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005 and December 2005 financings, Mr. Kaiser was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

(38) Represents: (a) 33,333 shares of common stock purchased pursuant our October 2005 financing; and (b) 1,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.
(39) Represents: (a) 27,000 shares of common stock purchased pursuant our August 2005 financing; (b) 6,333 shares of common stock purchased pursuant our October 2005 financing; and (c) 1,540 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Matthew Pilkington has voting and dispositive control over the securities held by Kellogg Capital Group, LLC.
(40) Represents: (a) 33,333 shares of common stock purchased pursuant to our December 2005 financing; and (b) 13,333 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(41) Represents: (a) 80,000 shares of common stock acquired upon conversion of $100,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 81,000 shares of common stock purchased pursuant our August 2005 financing; (c) 4,620 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; (d) 19,000 shares of common stock purchased pursuant our October 2005 financing;
         (e) 85,000 shares of common stock purchased pursuant to our December 2005 financing; and (f) 34,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. Robert Ladd has voting and dispositive control over the securities held by Laddcap Value Partners, LP.
(42) Represents: (a) 3,100 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; and (b) 750 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our October 2005 and December 2005 financings, Ms. Casano was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(43) Represents: (a) 66,667 shares of common stock purchased pursuant our August 2005 financing; (b) 66,667 shares of common stock purchased pursuant our October 2005 financing; (c) 5,333 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; (d) 20,000 shares of common stock purchased pursuant to our December 2005 financing; and (e) 8,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. William A. Lewis IV has voting and dispositive control over the securities held by Lewis Opportunity Fund, LP.
(44) Represents: (a) 83,333 shares of common stock purchased pursuant to our December 2005 financing; and (b) 33,333 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(45) Represents: (a) 10,333 shares of common stock purchased pursuant our August 2005 financing; (b) 6,333 shares of common stock purchased pursuant our October 2005 financing; (c) 1,540 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; and (d) 3,100 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010. At the time of our October 2005 financing, Mr. Balk was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services. The other securities owned by Mr. Balk were purchased by Mr. Balk for investment purposes.
(46) Represents: (a) 10,000 shares of common stock purchased pursuant our October 2005 financing; and (b) 300 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.
(47) Represents: (a) 14,000 shares of common stock acquired from Harman Stoller Capital Partners II Ltd. pursuant to a private purchase transaction; (b) 66,000 shares of common stock acquired from Harman Stoller Capital Master Fund, Ltd. pursuant to a private purchase transaction; and (c) 4,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

(48) Represents: (a) 27,000 shares of common stock purchased pursuant our August 2005 financing; (b) 13,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 1,740 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.
(49) Represents: (a) 66,667 shares of common stock purchased pursuant our October 2005 financing; (b) 2,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing; (c) 33,333 shares of common stock purchased pursuant to our December 2005 financing; and (d) 13,333 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. Keith Goodman has voting and dispositive control over the securities held by Nite Capital LP.
(50) Represents: (a) 27,000 share of common stock purchased pursuant to our August 2005 financing; (b) 6,333 shares of common stock purchased pursuant our October 2005 financing; and (c) 1,540 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.
(51) Represents 26,250 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. Olympus Securities, LLC is a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(52) Represents: (a) 52,333 shares of common stock purchased pursuant our October 2005 financing; and (b) 1,570 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.
(53) Represents: (a) 20,000 shares of common stock acquired upon conversion of $25,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 10,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 300 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.
(54) Represents: (a) 40,000 shares of common stock purchased pursuant our October 2005 financing; and (b) 1,200 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.
(55) Represents: (a) 10,000 shares of common stock purchased pursuant to our December 2005 financing; and (b) 4,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(56) Represents: (a) 3,000 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; and (b) 2,000 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005 and December 2005 financings, Mr. McGrath was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(57) Represents shares of common stock issuable upon conversion of 6,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four one hundredth (0.04) of a share of common stock. Robert Petty is our Chairman, President and Chief Executive Officer.
(58) Represents shares of common stock issuable upon conversion of 1,500,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four one hundredth (0.04) of a share of common stock. Robin Smyth is one of our directors as well as our Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.
(59) Represents: (a) 20,000 shares of common stock acquired upon conversion of $25,000 principal amount secured convertible notes issued by Robert Petty individually; and (b) 40,000 shares of common stock issuable upon conversion of 1,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four one hundredth (0.04) of a share of common stock.
(60) Represents: (a) 335,000 shares of common stock purchased pursuant to our December 2005 financing; and (b) 134,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(61) Represents: (a) 123,500 shares of common stock purchased pursuant to our December 2005 financing; and (b) 49,400 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(62) Represents: (a) 577,980 shares of common stock purchased pursuant our August 2005 financing; and (b) 28,899 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

(63) Represents: (a) 135,000 shares of common stock purchased pursuant our August 2005 financing; (b) 31,667 shares of common stock purchased pursuant our October 2005 financing; and (c) 7,700 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Scott Derby has voting and dispositive control over the securities held by SDS Capital Group SPC.
(64) Represents: (a) 33,333 shares of common stock purchased pursuant our October 2005 financing; and (b) 1,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.
(65) Represents: (a) 12,000 shares of common stock acquired upon conversion of $15,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 28,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 840 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing. Eric Singer has voting and dispositive control over the securities held by Singer Congressional Fund LP. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Singer was a registered representative of Pali Capital, Inc., a registered broker-dealer. The securities purchased by Singer Congressional Fund LP were acquired for investment purposes.
(66) Represents: (a) 48,000 shares of common stock acquired upon conversion of $60,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 53,000 shares of common stock purchased pursuant our October 2005 financing; (c) 1,590 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing; (d) 35,000 shares of common stock purchased pursuant to our December 2005 financing; and (e) 14,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.. Eric Singer has voting and dispositive control over the securities held by Singer Fund LP. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Singer was a registered representative of Pali Capital, Inc., a registered broker-dealer. The securities purchased by Singer Fund LP were acquired for investment purposes.
(67) Represents: (a) 40,000 shares of common stock acquired upon conversion of $50,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 173,667 shares of common stock purchased pursuant our October 2005 financing; (c) 5,210 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing; (d) 6,333 shares of common stock purchased pursuant to our December 2005 financing; and (e) 2,533 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.. Eric Singer has voting and dispositive control over the securities held by Singer Opportunity Fund LP. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Singer was a registered representative of Pali Capital, Inc., a registered broker-dealer. The securities purchased by Singer Opportunity Fund LP were acquired for investment purposes.
(68) Represents: (a) 32,724 shares of common stock purchased pursuant our August 2005 financing; (b) 26,743 shares of common stock purchased pursuant our October 2005 financing; (c) 2,438 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Salvatore Muoio has voting and dispositive control over the securities held by SM Investors, LP.
(69) Represents: (a) 85,536 shares of common stock purchased pursuant our August 2005 financing; (b) 70,591 shares of common stock purchased pursuant our October 2005 financing; and (c) 6,395 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Salvatore Muoio has voting and dispositive control over the securities held by SM Investors II, LP.
(70) Represents: (a) 43,740 shares of common stock purchased pursuant our August 2005 financing; (b) 36,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 3,267 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Salvatore Muoio has voting and dispositive control over the securities held by SM Investors Offshore, Ltd.

(71) Represents: (a) 166,667 shares of common stock purchased pursuant to our December 2005 financing; and (b) 66,667 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(72) Represents: (a) 96,079 shares of common stock purchased pursuant to our August 2005 financing; (b) 9,716 shares of common stock purchased pursuant to our December 2005 financing; (c) 3,886 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing; (d) 16,800 shares of common stock acquired from Southpoint Offshore Operating Fund LP pursuant to private transactions; (e) 1,875 shares of common stock acquired from Southpoint Qualified Fund LP pursuant to a private transaction; and (f) 4,804 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(73) Represents: (a) 298,520 shares of common stock purchased pursuant to our August 2005 financing; (b) 216,667 shares of common stock purchased pursuant our October 2005 financing; (c) 26,873 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; (d) 48,259 shares of common stock purchased pursuant to our December 2005 financing; and (e) 19,304 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.
(74) Represents: (a) 361,262 shares of common stock purchased pursuant to our August 2005 financing; (b) 18,157 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing; (c) 42,025 shares of common stock purchased pursuant to our December 2005 financing; (d) 16,810 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing; and (e) 92,131 shares of common stock acquired from Southpoint Offshore Operating Fund LP pursuant to a private transaction.
(75) Represents: (a) 79,552 shares of common stock purchased pursuant our August 2005 financing; and (b) 3,978 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(76) Represents: (a) 162,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 8,100 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(77) Represents: (a) 78,000 shares of common stock purchased pursuant our October 2005 financing; and (b) 2,340 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing. Dan Tara has voting and dispositive control over the securities held by Sovereign Capital Advisors LLC.
(78) Represents: (a) 270,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 63,333 shares of common stock purchased pursuant our October 2005 financing; and (c) 15,400 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.
(79) Represents: (a) 27,667 shares of common stock purchased pursuant our August 2005 financing; and (b) 1,383 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(80) Represents: (a) 54,275 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (b) 31,725 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; (c) 45,360 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010; and (d) 35,000 shares of common stock issuable upon exercise of warrants with an exercise price of $3.00 per shares acquired as compensation for financial consulting services. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Marolda was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.
(81) Represents shares of common stock acquired upon conversion of $100,000 principal amount secured convertible notes issued by Robert Petty individually.
(82) Represents 13,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010. At the time of our August 2005 financing, Mr. Lewis was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

(83) Represents: (a) 27,000 shares of common stock purchased pursuant our August 2005 financing; (b) 13,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 1,740 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.
(84) Represents: (a) 22,008 shares of common stock purchased pursuant our August 2005 financing; and (b) 1,100 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.
(85) Represents: (a) 40,000 shares of common stock acquired upon conversion of $50,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 16,667 shares of common stock purchased pursuant our October 2005 financing; and (c) 500 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o   privately-negotiated transactions;

         o short sales that are not violations of the laws and regulations of any state or the United States;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o   through the writing of options on the shares;

         o   a combination of any such methods of sale; and

         o   any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify certain of the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "RGRP." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

               Fiscal Quarter Ended (1)        High (2)        Low (2)
             ------------------------------ --------------- ---------------
                        Oct. 31, 2002             $6.00          $2.00
                         Jan. 1, 2003             $3.50          $2.00
                       April 30, 2003             $3.50          $1.00
                        July 31, 2003             $3.00          $1.50
                        Oct. 31, 2003             $4.50          $1.50
                       March 31, 2004            $12.50          $3.50
                        June 30, 2004            $17.50          $3.50
                       Sept. 30, 2004            $12.00          $3.00
                        Dec. 31, 2004             $4.00          $2.50
                       March 31, 2005             $4.00          $2.50
                        June 30, 2005             $3.00          $2.00
                       Sept. 30, 2005             $2.50          $0.50
                        Dec. 31, 2005             $4.20          $0.60

(1) On January 23, 2004, our Board of Directors approved a change in our fiscal year end from July 31 to December 31.
(2) Prices adjusted to reflect a one-for-50 reverse stock split effective October 3, 2005.

         As of February 1, 2006, our shares of common stock were held by approximately 288 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies. The transfer agent of our common stock is Continental Stock Transfer and Trust Company.

Dividends

         We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2005. All common stock share amounts and exercise prices in this section have been adjusted to reflect a one-for-50 reverse split effective October 3, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION
------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a)                      (b)                      (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved
by security holders                            -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not
approved by security holders                1,783,050                 $2.00                    716,950
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                       1,783,050                 $2.00                    716,950
------------------------------------ ------------------------ ----------------------- ---------------------------

         On April 1, 2004 our Board of Directors adopted a stock option plan (the "2004 Stock Option Plan"). Pursuant to this plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase an aggregate of 1,000,000 shares of common stock may be issued, as adjusted. The plan may be administered by our Board of Directors or by a committee to which administration of the plan, or part of the plan, may be delegated by our Board of Directors. Options granted under the plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the plan vest in such increments as is determined by our Board of Directors or designated committee thereof. To the extent that options are vested, they must be exercised within a maximum of three months of the end of the optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination or by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the plan shall be determined by our Board of Directors or designated committee thereof. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

         On August 23, 2005 our Board of Directors of ROO Group, Inc. increased the number of shares which may be issued under the 2004 Stock Option Plan to an aggregate of 2,500,000 shares of common stock.

         As of December 31, 2005, the following options have been granted under our 2004 Stock Option Plan:

-----------------------------------------------------------------------------------------------------
                            Options Issued Under 2004 Stock Option Plan
------------------ ------------ -------------- ------------------ ----------------- -----------------
Name                Quantity      Exercise        Date Granted         Vest Date    Expiration Date
                                    Price
------------------ ------------ -------------- ------------------ ----------------- -----------------
------------------ ------------ -------------- ------------------ ----------------- -----------------
 Robert Petty          120,000      2.00       August 23, 2005    August 23, 2005   August 23, 2007
------------------ ------------ -------------- ------------------ ----------------- -----------------
 Robin Smyth            60,000      2.00       August 23, 2005    August 23, 2005   August 23, 2007
------------------ ------------ -------------- ------------------ ----------------- -----------------
 Robert Petty          400,000      2.00       August 23, 2005    Not yet vested    August 23, 2007
------------------ ------------ -------------- ------------------ ----------------- -----------------
 Robin Smyth           200,000      2.00       August 23, 2005    Not yet vested    August 23, 2007
------------------ ------------ -------------- ------------------ ----------------- -----------------
 Other Staff            99,050      2.00       August 23, 2005    August 23, 2005   August 23, 2007
------------------ ------------ -------------- ------------------ ----------------- -----------------
 Other Staff           904,000      2.00       August 23,2005     Not yet vested    August 23,2007
------------------ ------------ -------------- ------------------ ----------------- -----------------

------------------ ------------ -------------- ------------------ ----------------- -----------------

------------------ ------------ -------------- ------------------ ----------------- -----------------
Total                1,783,050
------------------ ------------ -------------- ------------------ ----------------- -----------------

------------------ ------------ -------------- ------------------ ----------------- -----------------

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

         The information in this registration statement contains forward-looking statements. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

         The following discussion and analysis should be read in conjunction with the consolidated financial statements of ROO Group, Inc., included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

GENERAL

         We operate as a digital media company in the business of providing products and solutions that enable the broadcast of topical video content from our customers' Internet websites. We specialize in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as set top boxes and wireless devices (i.e., mobile phones and PDAs). Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery.

RESULTS OF OPERATIONS

MATTERS AFFECTING COMPARABILITY

         On December 3, 2003, we acquired all of the outstanding shares of common stock of ROO Media Corporation, a provider of topical video content and associated services for broadcasting video over the Internet, in exchange for the issuance of an aggregate of 2,960,000 shares of our common stock, valued at $2.50 per share. Prior to the acquisition of ROO Media, we had no tangible assets and had no operations since approximately July 2003, when we terminated all of our existing contracts and began exploring offers from various private operating companies seeking to merge into a public company.

         For accounting purposes the purchase of ROO Media was reported as a recapitalization of ROO Media with ROO Media as the acquirer. The transaction was treated as an issuance of shares for cash by ROO Media. Shares issued in the acquisition are shown as outstanding for all periods presented in the accompanying financial statements in the same manner as for a stock split. Pro forma information on this transaction is not presented as at the date of the transaction. Virilitec is considered a public shell and accordingly, the transaction is not considered a business combination. The financial statements prior to December 2, 2003 reflect the operations of ROO Media only.

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

REVENUES

         Total revenues increased by $636,572 from $968,691 for the three months ended September 30, 2004 to $1,605,263 for the three months ended September 30, 2005, an increase of 66%. This increase reflects the increase sales from operations. The revenues increased from $2,118,165 for the nine months ended September 30, 2004 to $4,742,317 for the nine months ended September 30, 2005, an increase of 124% or $2,624,152. The increase is inclusion of revenues of acquisitions not included for the full prior year financial results and the increasing sales revenue from operations.

EXPENSES

         OPERATIONS. Operating expenses increased by $396,455 from $583,729 for the three months ended September 30, 2004 to $980,184 for the three months ended September 30, 2005, an increase of 68%, and by $1,628,677 from $1,373,483 for the nine months ended September 30, 2004 to $3,002,160 for the nine months ended September 30, 2005, an increase of 119%. The increase over the periods reflects the inclusion of operating expenses of acquisitions not fully included in the prior year results and the increasing costs associated with increased revenue generation. These expenses are primarily the costs directly associated with the generation of revenues. They include content costs, photography and production costs and printing of finished materials.

         RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of salaries and related personnel costs, consulting fees associated with product development. Research and development expenses increased by $120,673 from $86,234 for the three months ended September 30, 2004 to $206,907 for the three months ended September 30, 2005, an increase of 140%. Research and development expenses increased by $280,644 from $232,235 for the nine months ended September 30, 2004 to $512,879 for the nine months ended September 30, 2005, an increase of 121%. The increase in research and development expenses was due primarily due to the increase in development activities associated with enhancements to our management platform which was acquired in the acquisition of Videodome Networks, Inc.

         SALES AND MARKETING. Sales and marketing expenses consist primarily of expenses for advertising, sales and marketing personnel, expenditures for advertising, and promotional activities and expenses to bring our products and services to market. These expenses increased by $460,499 from $266,288 for the three months ended September 30, 2004 to $726,787 for the three months ended September 30, 2005, an increase of 173%, and by $1,205,125 from $434,349 for the nine months ended September 30, 2004 to $1,639,474 for the nine months ended September 30, 2005, an increase of 277%. This increase was due primarily to the inclusion of the sales and marketing expenses of Reality Group Pty Ltd. in the nine month period not included for the full year in the prior period and increased costs in the sales and marketing of our products.

         We believe that additional sales and marketing personnel and programs are required to remain competitive. Therefore, we expect that our sales and marketing expenses will continue to increase for the foreseeable future.

         GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of expenses for management, finance and administrative personnel, legal, accounting, consulting fees, and facilities costs. These expenses increased by $150,283 from $762,975 for the three months ended September 30, 2004 to $913,258 for the three months ended September 30, 2005, an increase of 20%, and by $2,200,411 from $1,354,135 for the nine months ended September 30, 2004 to $3,554,546 for the nine months ended September 30, 2005, an increase of 162%. This increase was due primarily to providing administrative support to the increased activity of operations and the issuance of stock and options valued at $1,140,456 of which $750,000 were to our directors and executive officers, Robert Petty and Robin Smyth, as performance bonuses.

REDEMPTION PREMIUM ON CONVERTIBLE NOTE

         On May 19, 2005, we applied $200,000 of the $600,000 gross proceeds from a loan from Mr. Petty to redeem $142,857 principal amount of the Company's outstanding $3,000,000 principal amount of callable secured convertible notes. The difference between the amount paid and the principal amount redeemed of $57,143 was expensed as a redemption premium on the callable secured convertible notes. On August 23, 2005 the Company repaid all outstanding amounts of the callable secured convertible notes. As part of the payment to the noteholders $743,948 was paid as a redemption premium. The total amount of redemption premium paid for the nine months ended September 30, 2005 was $801,091.

INTEREST INCOME

         Interest Income increased by $208 from $76 for the three months ended September 30, 2004 to $284 for the three months ended September 30, 2005, an increase of 274%, and by $3,479 from $850 for the nine months ended September 30, 2004 to $4,329 for the nine months ended September 30, 2005, an increase of 409%.

INTEREST EXPENSE, RELATED PARTY

         Interest expense, related party, includes interest charges on our indebtedness to Robert Petty, our Chairman and Chief Executive Officer. The expense increased by $19,532 from $12,853 for the three months ended September 30, 2004 to $32,385 for the three months ended September 30, 2005, an increase of 152%, and by $26,389 from $38,378 for the nine months ended September 30, 2004 to $64,767 for the nine months ended September 30, 2005, an increase of 69%. The increase is due to the increase in the principal amount of loan outstanding.

INTEREST EXPENSE, OTHER

         Interest expense, other, includes the interest payable to callable secured convertible note holders. The expense increased by $20,594 from $10,476 for the three months ended September 30, 2004 to $31,070 for the three months ended September 30, 2005, an increase of 197%, and by $123,313 from $39,974 for the nine months ended September 30, 2004 to $163,287 for the nine months ended September 30, 2005, an increase of 308%. The increase is due to the increasing in the principal amount of callable secured convertible notes outstanding.

FINANCING FEES CONVERTIBLE NOTES

         Interest expense, other non cash is the amount the Company computed as the value of the beneficial conversion feature on the callable secured convertible notes which was charged to interest expense. It also includes the discount for the value of warrants issued in connection with the callable secured convertible notes together with the placement fees payable on the drawdown of the callable secured convertible notes.

NET LOSS BEFORE INCOME TAXES

         Net loss before income taxes was $3,512,269 for the three months ended September 30, 2005, compared to a net loss of $1,629,829 for the three months ended September 30, 2004, an increase of $1,882,440 or 115%, and $6,974,867 for the nine months ended September 30, 2005, compared to a net loss of $2,735,837 for the nine months ended September 30, 2004, an increase of $4,239,030 or 155%. The increase in our net loss is due to the increase in activities to develop products for revenue generation, sales and marketing expenses in generating revenue and the increase in administrative expenses to support these activities, which are described above. The increase also includes the costs associated with the repayment of the callable secured convertible notes and the Company's private equity placements.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

REVENUES

         Total revenues increased by $3,792,236 from $145,252 for the year ended December 31, 2003 to $3,937,488 for the year ended December 31, 2004, an increase of 2,611%. The increase reflects the inclusion of the Reality, Undercover and VideoDome revenues from the date of acquisition as well as the increase in revenues from the commercialization of the digital media operations.

OPERATING EXPENSES

         Operating expenses have no comparable amounts in the previous year. The operating expenses for the year ended December 31, 2004 were $2,540,622. The primary reason for the inclusion of operating expenses as a separate category stems from the inclusion of the Reality operations since the date of acquisition. These expenses are primarily the costs directly associated with the generation of revenues. It also reflects the change from developing to selling products in our digital media operations.

         Research and development expenses consist primarily of salaries and related personnel costs, consulting fees associated with product development and costs of technology acquired from third parties to incorporate into products currently under development. Research and development expenses were $321,991 for the year ended December 31, 2004, an increase of $179,146 or 125% from $142,845 for the year ended December 31, 2003. The increase in expenses was due primarily to the increase in activities to bring our products to market and the inclusion of VideoDome operations since the date of acquisition.

         Sales and marketing expenses consist primarily of expenses for advertising sales and marketing personnel and associated costs to bring our products to market. These expenses increased by $641,570 from $199,877 for the year ended December 31, 2003 to $841,447 for the year ended December 31, 2004, an increase of 321%. This increase was due primarily to the inclusion of the Reality expenses from the date of acquisition and increase costs in the marketing of digital media products.

         We believe that additional sales and marketing personnel and programs are required to remain competitive. Therefore, we expect that our sales and marketing expenses will continue to increase in absolute dollars for the foreseeable future.

         General and administrative expenses consist primarily of expenses for management, finance and administrative personnel, legal, accounting, consulting fees and facilities costs. These expenses increased by $2,088,303 from $318,950 for the year ended December 31, 2003 to $2,407,253 for the year ended December 31, 2004, an increase of 655%. This increase was due primarily to providing financing and administrative support to the increased activity of operations and the inclusion of the Reality and Videodome general and administrative expenses since acquisition in the consolidated statements.

         We expect our general and administrative expenses to increase in absolute dollars for the foreseeable future as we continue to hire personnel and incur expenses to build our infrastructure to support the growth of our business and our operations.

INTEREST INCOME

         Interest Income. Interest income totaled $1,487 in the year ended December 31, 2004 and $29 in the year ended December 31, 2003 an increase of $1,458.

INTEREST EXPENSE, RELATED PARTY

         Interest expense, related party, includes interest charges on our indebtedness to Robert Petty, our Chief Executive Officer. The expense decreased by $11,442 from $62,422 for the year ended December 31, 2003 to $50,980 for the year ended December 31, 2004, a decrease of 18%. This decrease was due to a reduction in the amount of the debt outstanding.

NET LOSS FROM OPERATIONS

         Net loss from operations for the year ended December 31, 2004 was $4,225,767 compared to a net loss of $578,813 for the year ended December 31, 2003, an increase of 630%. The net loss is due to the increase in activities to developing products for future revenue generation, the increase in sales and marketing expenses in marketing these products and the increase in operating and administration expenses to support these activities.

LIQUIDITY AND CAPITAL RESOURCES

         From ROO Media Corporation's inception through September 30, 2005, we have financed our activities from a loan facility from Robert Petty, our Chairman and Chief Executive Officer, and through private placements of equity and convertible debt with detachable warrants.

         As of September 30, 2005, we had a working capital deficiency of approximately $710,162. Our cash balance as of September 30, 2005 of $740,172 is, in management's opinion, not sufficient to ensure our continued operation and the payment of debts until our business is profitable and generating sufficient cash flow to meet our liquidity requirements, of which there can be no assurance. We do not expect additions to property and equipment to be material in the near future.

         To meet current liquidity requirements a private equity placement was undertaken and completed on October 20, 2005 for $2,250,000 which is described below under "SUBSEQUENT EVENTS." We anticipate that our liquidity needs over the next 12 months will require additional financings. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The further sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

         Net cash used in operating activities was $4,133,539 for the nine months ended September 30, 2005, compared to $851,815 for the nine months ended September 30, 2004, an increase of 385%. The increase in net cash used in operating activities is primarily the result of our net operating losses.

         Net cash used in investing activities was $522,973 for the nine months ended September 30, 2005, compared to net cash used in investing activities for the nine months ended September 30, 2004 of $550,770, a decrease in net cash used investing activities of $27,797. The net cash used in investing activities is primarily the cost of acquisitions, purchase of equipment and the capitalization of content costs.

         Net cash provided by financing activities was $5,094,615 for the nine months ended September 30, 2005 compared to $1,661,154 for the nine months ended September 30, 2004, an increase of $3,433,461 or 207%. The increase in net cash provided by financing activities was primarily due to an increase in the loan from Robert Petty, our Chairman and Chief Executive Officer and the net amount received from private equity placements offset against the net received and repaid from our callable secured convertible notes.

         Below is a description of significant financings we have undertaken during the fiscal year ended December 31, 2004 and through February 1, 2006.

SEPTEMBER 2004 SENIOR SECURED CONVERTIBLE DEBT FINANCING

         We entered into a Securities Purchase Agreement with four accredited investors on September 10, 2004 for the sale of up to (i) $3,000,000 in callable secured convertible notes and (ii) warrants to purchase 60,000 shares of common stock. On August 23, 2005, we prepaid all outstanding amounts under the callable secured convertible notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $5.00 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

MAY 2005 LOAN FROM ROBERT PETTY

         On May 18, 2005, we entered into a Note Purchase Agreement with Robert Petty, our Chairman and Chief Executive Officer. In consideration for gross proceeds of $600,000, we incurred a debt payable to Mr. Petty in the amount of $600,000. We paid transaction fees totaling $92,500, which includes a $60,000 placement agent fee in connection with the sale by Mr. Petty of $600,000 principal amount of secured convertible promissory notes (described below) and $32,500 in legal fees in connection with the below transactions. As evidence of the $600,000 debt and a prior existing $500,000 debt payable to Mr. Petty, we issued Mr. Petty a promissory note in the principal amount of $1,100,000. The principal sum of $1,100,000 plus interest at the rate of 10% per annum calculated beginning September 1, 2005 is due to be re-paid on December 31, 2005. Our obligations under the promissory note are secured by a security interest in all of our assets.

         On May 19, 2005, we applied $200,000 of the $600,000 gross proceeds from Mr. Petty's loan to redeem $142,857 principal amount of outstanding callable secured convertible notes. As consideration for the redemption, the holders of the callable secured convertible notes agreed not to convert any amount due under the callable secured convertible notes at a conversion price less than $0.10 per share for a 60-day period ending July 18, 2005.

         In connection with the above loan from Mr. Petty, Mr. Petty personally sold an aggregate of $600,000 principal amount of secured convertible promissory notes to certain investors. The secured convertible promissory notes are convertible into common stock held by Mr. Petty at a price of $1.25 per share. Mr. Petty's obligations under the secured convertible promissory notes are secured by the $1,100,000 principal amount promissory note payable by the Company to Mr. Petty. The secured convertible promissory notes bear interest at a rate of 8% per annum.

         As partial consideration for the loan from Mr. Petty, we entered into a registration rights agreement, pursuant to which we agreed to prepare and file a registration statement providing for the resale of the shares of common stock issuable upon conversion of the secured convertible promissory notes, including shares of common stock that may be issued as interest payments under the secured convertible promissory notes. If the registration statement is not filed by November 25, 2005 or declared effective by December 25, 2005, Mr. Petty must pay liquidated damages equal to 2% per calendar month or portion thereof of aggregate $600,000 aggregate principal amount of the secured convertible promissory notes. Any liquidated damages may be paid in Mr. Petty's option in cash or shares of common stock of the Company which are owned by Mr. Petty.
July 2005 Financing

         On July 18, 2005, we entered into a Securities Purchase Agreement with four accredited investors for the sale of: (i) up to $2,500,000 in callable secured convertible notes; and (ii) warrants to purchase up to 100,000 shares of common stock. On July 19, 2005, the investors provided us $550,000 of gross proceeds from the sale of $550,000 in principal amount of callable secured convertible notes and warrants to purchase 22,000 shares of our common stock.

         The callable secured convertible notes allowed us to prepay them in full if we paid the investors an amount in cash equal to either: (i) 125% for prepayments occurring within 30 days of the issue date; (ii) 135% for prepayments occurring between 31 and 60 days of the issue date; or (iii) 150% for prepayments occurring after the 60th day following the issue date. As described below, on August 23, 2005, we prepaid all outstanding amounts under the $550,000 principal amount callable secured convertible notes and under the other outstanding callable secured convertible notes.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $10.00 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of: (i) any securities issued as of the date of the warrants; (ii) any stock or options which may be granted or exercised under any employee benefit plan; or (iii) any shares of common stock issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

         The exercise price of the warrants may also be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the investors' position. The investors have agreed to restrict their ability to exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

         We are required to file a registration statement with the Securities and Exchange Commission, which will include the common stock underlying the warrants, within 30 days from receipt of a written demand from the investors for us to do so.

AUGUST 2005 EQUITY FINANCING

         On August 23, 2005, we sold 3,833,333 shares of common stock to accredited investors in a private placement pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. The common stock was sold at a price of $1.50 per share resulting in gross proceeds of $5,750,000. $3,400,000 of the proceeds was used to prepay all of our outstanding callable secured convertible notes. In connection with the sale of the common stock, we were required to effect a 1-for-50 reverse split of our outstanding shares of common stock, which was completed on October 3, 2005.

         We agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 45 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, we must pay liquidated damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective.

         Pali Capital, Inc. and Brimberg & Co. acted as placement agents in connection with the above private placement. In connection with the closing, we paid the placement agents a cash fee equal to 10% of the gross proceeds up to $3,000,000 and 8% of the gross proceeds in excess of $3,000,000. In addition, we issued the placement agents warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock sold in the private placement with an exercise price of $1.50 per share exercisable for a period of five years. The placement agents have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the placement agent warrants.

SUBSEQUENT EVENTS

REVERSE STOCK SPLIT

         Effective October 3, 2005, we amended our Certificate of Incorporation to effect a one-for-50 reverse split of our issued and outstanding shares of common stock. As of that date, every fifty outstanding shares of common stock were changed into one shares of common stock. Any shareholder who beneficially owned a fractional share of common stock after the reverse stock split received one additional share of common stock in lieu of such fractional share. Effective October 5, 2005, our common stock began quoting on the OTC Bulletin Board with a new ticker symbol: "RGRP."

OCTOBER 2005 EQUITY FINANCING

         On October 20, 2005, we sold 1,500,000 shares of common stock to accredited investors in a private placement pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. The shares of common stock were sold at a price of $1.50 per share resulting in gross proceeds of $2,250,000.

         We agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, we must pay liquidated damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective.

         Pali Capital, Inc. and Brimberg & Co. acted as placement agents in connection with this private placement. In connection with the closing, we paid the placement agents a cash fee equal to 8% of the gross proceeds. In addition, we are required to issue the placement agents warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock sold in the private placement with an exercise price of $1.50 per share exercisable for a period of five years. The placement agents have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the placement agent warrants.

AMENDMENT TO REALITY GROUP PURCHASE AGREEMENT

         On October 28, 2005, we entered into an amendment (the "Amendment") to the Stock Purchase Agreement (the "Reality Purchase Agreement") dated as of March 11, 2004 among the Company and the shareholders of Reality Group Pty Ltd. ("Reality Group"). Pursuant to the Amendment, the Reality Group shareholders agreed to exercise their buyback option effective January 1, 2006 at which date we must sell to the Reality Group shareholders such number of shares of Reality Group's common stock so as to reduce our ownership of Reality Group to 51%. The Reality Group shareholders further agreed that the Share Variance (as defined in the Reality Purchase Agreement and as described in a Form 8-K filed by the Company on May 17, 2004) shall be calculated based upon a closing sale price of $2.50 and the Share Variance equals $1,263,500.

         We paid $200,000 of the $1,263,500 Share Variance in cash and issued 425,400 shares (the "Variance Shares") of common stock as payment of the remaining $1,063,500 based on a stock price of $2.50 per share. We guaranteed (the "Variance Guarantee") the Reality Group shareholders that they will be able to sell their Exchange Shares (as defined in the Reality Purchase Agreement and as described in a Form 8-K filed by the Company on May 17, 2004) and Variance Shares for a price equal to or greater than $2.50 per share for a period of 14 days after the earliest date that the Reality Group shareholders can publicly sell their shares of our common stock (the "Variance Guarantee Period"). In the event the Reality Group shareholders are unable to sell any of the Exchange Shares or the Variance Shares for a price equal to or greater than $2.50 per share during the Variance Guarantee Period, then we must issue them such number of shares of common stock equal to: (x) the applicable number of Variance and/or Exchange Shares multiplied by $2.50, less (y) the applicable number of Variance and/or Exchange Shares multiplied by the average closing sale price of our common stock on the OTC Bulletin Board during the Variance Guarantee Period, divided by (z) the average closing sale price of our common stock on the OTC Bulletin Board during the Variance Guarantee Period. Notwithstanding the above agreements, if at any time during the Variance Guarantee Period an offer is presented to a Reality Group shareholder to purchase their Variance Shares for a price equal to or greater than $2.50 per share and such shareholder does not accept the offer, then our obligations pursuant to the Variance Guarantee shall be automatically terminated with respect to such shareholder. We agreed to prepare and file a registration statement providing for the resale of 359,280 of the Variance Shares by November 27, 2005.

PURCHASE OF 51% INTEREST IN FACTORY 212 PTY LTD.

         On October 28, 2005, we entered into an agreement with Roo Broadcasting Limited, a wholly owned subsidiary of the Company ("Roo Broadcasting"), and the shareholders of Factory 212 Pty Ltd. ("Factory212"), pursuant to which Roo Broadcasting acquired 51% of the outstanding ordinary shares of Factory212. Factory212 is an Australian based interactive marketing agency.

         As consideration for the ordinary shares of Factory212, we issued 10,000 shares (the "Initial Shares") of common stock to the Factory212 shareholders. Subject to the conditions described below, we may issue additional shares ("Additional Shares") of common stock to the Factory212 shareholders, issuable after December 31, 2007, calculated as follows:

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

          51% of [(1 * Factory212 Revenue) + (4 * Factory212 Earnings)]
          -------------------------------------------------------------
                             Average ROO Share Price

where: "Factory212 Revenue" means the billings less all media and third party supplier costs of Factory212 for the twelve month period ending December 31, 2007; "Factory212 Earnings" means the earnings of Factory212 before tax and after deduction of interest and all other expenses for the twelve month period ending December 31, 2007; and "Average ROO Share Price" means the average price of our common stock during the final five trading days of December 2007.

         If we do not issue the maximum number of Additional Shares, Roo Media's 51% ownership of Factory212 will be reduced on a pro rata basis by the difference between the maximum number of Additional Shares and the actual number of Additional Shares issued. If we do not issue any Additional Shares, Roo Media will relinquish all of its 51% ownership of Factory212. However, if the Factory212 Earnings are greater than 15% of the Factory212 Revenue and the number of Additional Shares to be issued are less than 4.9% of the then current outstanding shares of our common, we must proceed with issuing the maximum number of Additional Shares in accordance with the above formula.

         The acquisition of Factory212 was conditioned upon the parties entering into the Amendment described above under "Amendment to Reality Group Purchase Agreement." If we fail to meet our material obligations under the terms of the Amendment, then together with Roo Media, we agreed that the Factory212 shareholders may in their sole discretion require Roo Media to relinquish all of its ownership of Factory212. In such event, we agreed that the Factory 212 shareholders shall be entitled to retain ownership of their Initial Shares.

DECEMBER 2005 EQUITY FINANCING

         On December 28, 2005, we sold 1,701,500 shares of common stock and 680,600 warrants to purchase shares of common stock to accredited investors. The shares of common stock were sold at a price of $3.00 per share, resulting in $5,104,500 of gross proceeds. Each investor was issued warrants to purchase a number of shares of common stock equal to 40% of the number of shares of common stock purchased. The warrants have an exercise price of $4.00 per share and a term of five years.

         In connection with this private placement, we agreed with the investors that within 60 days of meeting the listing requirements of The Nasdaq SmallCap Market, we will file an initial listing application for our common stock to be listed on The Nasdaq SmallCap Market and that within 60 days of meeting the listing requirements of The Nasdaq National Market, we will file an initial listing application for our common stock to be listed on The Nasdaq National Market.

         We also granted investors a right to participate in subsequent financings until June 28, 2007.

         We agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, we must pay liquidated damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective.

         Pali Capital, Inc. and Brimberg & Co., both registered broker-dealers, acted as placement agents for this private placement. In connection with the closing, we paid the placement agents a cash fee equal to 8% of the gross proceeds. In addition, we issued the placement agents warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock sold in the private placement with an exercise price of $3.00 per share exercisable for a period of five years. The placement agents have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the placement agent warrants.

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

EXCHANGE RATE RISK

         We conduct our operations in primary functional currencies: the United States dollar, the British pound and the Australian dollar. Historically, neither fluctuations in foreign exchange rates nor changes in foreign economic conditions have had a significant impact on our financial condition or results of operations. We currently do not hedge any of our foreign currency exposures and are therefore subject to the risk of exchange rate fluctuations. We invoice our international customers primarily in U.S. dollars, except in the United Kingdom and Australia, where we invoice our customers primarily in pounds and Australian dollars, respectively. In the future we anticipate billing certain European customers in Euros, though we have not done so to date.

         We are exposed to foreign exchange rate fluctuations as the financial results of foreign subsidiaries are translated into U.S. dollars in consolidation and as our foreign currency consumer receipts are converted into U.S. dollars. Our exposure to foreign exchange rate fluctuations also arises from payables and receivables to and from our foreign subsidiaries, vendors and customers. Foreign exchange rate fluctuations did not have a material impact on our financial results in the three and six months ended June 30, 2005 and 2004.

GOING CONCERN

         The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred net operating losses of approximately $1,222,000 for the three months ended September 30, 2005, compared to $731,000 for the three months ended September 30, 2004 and $3,967,000 for the nine months ended September 30, 2005, compared to $1,276,000 for the nine months ended September 30, 2004. Additionally, as of September 30, 2005, we had a net working capital deficiency of approximately $710,000 and negative cash flows from operating activities of approximately $4,134,000. Since ROO Media Corporation's inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations. The expansion and development of our business may require additional capital. This condition raises substantial doubt about our ability to continue as a going concern. Our management expects cash flows from operating activities to improve in the second half of fiscal 2005, primarily as a result of an increase in sales, and plans to raise financing through various methods to achieve their business plans, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         The policies discussed below are considered by our management to be critical to an understanding of our financial statements because their application places the most significant demands on our management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described below. For these policies, our management cautions that future events rarely develop as forecast, and that best estimates may routinely require adjustment.

         The SEC has issued cautionary advice to elicit more precise disclosure about accounting policies management believes are most critical in portraying our financial results and in requiring management's most difficult subjective or complex judgments.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates. On an on-going basis, we evaluate our estimates, the most significant of which include establishing allowances for doubtful accounts and determining the recoverability of our long-lived assets. The basis for our estimates are historical experience and various assumptions that are believed to be reasonable under the circumstances, given the available information at the time of the estimate, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from the amounts estimated and recorded in our financial statements.

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

         Revenue Recognition: Revenues are derived principally from professional services, digital media management and advertising. Revenue is recognized when service has been provided. We may enter into agreements whereby we guarantee a minimum number of advertising impressions, click-throughs or other criteria on our websites or products for a specified period. To the extent these guarantees are not met, we may defer recognition of the corresponding revenue until guaranteed delivery levels are achieved.

         Allowance for Doubtful Accounts: We maintain an allowance for doubtful accounts for estimated losses resulting from our customers not making their required payments. Based on historical information, we believe that our allowance is adequate. Changes in general economic, business and market conditions could result in an impairment in the ability of our customers to make their required payments, which would have an adverse effect on cash flows and our results of operations. The allowance for doubtful accounts is reviewed monthly and changes to the allowance are updated based on actual collection experience. We use a combination of the specific identification method and analysis of the aging of accounts receivable to establish an allowance for losses on accounts receivable.

         Goodwill and Intangible Asset Impairment: In assessing the recoverability of our goodwill and other intangibles we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. This impairment test requires the determination of the fair value of the intangible asset. If the fair value of the intangible asset is less than its carrying value, an impairment loss will be recognized in an amount equal to the difference. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets. We adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," (FAS 142) effective January 1, 2002, and are required to analyze goodwill and indefinite lived intangible assets for impairment on at least an annual basis.

RECENTLY ISSUED ACCOUNTING STANDARDS

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment to ARB No. 43." This statement provides guidance to clarify the accounting for abnormal amounts of idle facility expense, freight handling costs, and wasted material (spoilage), among other production costs. Provisions of ARB No. 43 stated that under some circumstances, items such as idle facility expense, excessive spoilage and other costs may be so abnormal as to require treatment as current period charges. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be applied prospectively during our fiscal year beginning after June 15, 2005. Adoption of the Statement is not expected to have a material impact on our financial statements.

         In November 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - An amendment of SFAS No. 66 and 67. This Statement amends SFAS No. 66. "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions." This Statement also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state the guidance for (a) incidental costs and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to guidance in SOP 04-2. SFAS No. 152 is effective for financial statements for fiscal years beginning after June 15, 2005. Adoption of this Statement is not expected to have a material impact on our financial statements.

         In November 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment to APBO No. 29." This Statement amends Accounting Principles Board Opinion ("APBO") No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This is effective for fiscal periods beginning after June 15, 2005. Adoption of this statement is not expected to have a material impact on our financial statements.

                             DESCRIPTION OF BUSINESS

Background

         ROO Group, Inc. was incorporated on August 11, 1998 under the laws of the State of Delaware as Virilitec Industries, Inc. We were formed to license and distribute a line of bioengineered virility nutritional supplements designed to enhance human male sperm count and potency. We were not successful in implementing our business plan, and after looking at other possible products to expand our product line, our management determined that it was in the best interests of our shareholders to attempt to acquire an operating company. As a result, we terminated all of our existing contracts and were inactive until we acquired ROO Media Corporation, a Delaware corporation.

Acquisition of ROO Media Corporation

         On December 2, 2003, Virilitec Industries, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec Industries, ROO Media, Jacob Roth and Bella Roth, entered into an Agreement and Plan of Merger. Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, VRLT Acquisition Corp. was merged with and into ROO Media. As a result of the merger, Virilitec Industries, through VRLT Acquisition Corp., acquired 100% of the capital stock of ROO Media. All of the issued and outstanding shares of capital stock of ROO Media held by the stockholders of ROO Media were cancelled and converted into the right to receive an aggregate of 2,960,000 shares of common stock of Virilitec Industries. The separate corporate existence of VRLT Acquisition Corp. ceased, and ROO Media continued as the surviving corporation in the merger, as a wholly owned subsidiary of Virilitec Industries.

         In connection with the merger, we agreed to cause the resignation of all of the members of our Board of Directors and appoint new Directors as designated by the Chairman of the Board of Directors of ROO Media. As additional consideration for the 148,000,000 shares of common stock of Virilitec Industries, (1) ROO Media paid to Virilitec Industries $37,500 cash prior to the execution of the Agreement and Plan of Merger, (2) ROO Media paid an aggregate of $100,000 of Virilitec Industries' total $162,500 of liabilities as reflected on Virilitec Industries' balance sheet on the closing date of the merger, and
(3) ROO Media paid Virilitec Industries' $62,500 debt to Jacob Roth, Virilitec Industries' former Chief Executive Officer. In connection with the $62,500 payment to Mr. Roth, ROO Media entered into an agreement to pay such debt within 90 days after the effective date of the merger, which was December 3, 2003. The $62,500 debt to Jacob Roth was paid during the first quarter of 2004.

Other Acquisitions: Reality Group Pty Ltd., Undercover Media Pty Ltd. and Bickhams Media, Inc.

Reality Group Pty Ltd.

         On April 30, 2004, we purchased 80 shares of the common stock of Reality Group Pty Ltd ("Reality") which represented 80% of the issued and outstanding common stock of Reality, a corporation formed under the laws of Australia, from the shareholders of Reality. The consideration for the Reality common shares was the issuance of an aggregate of 167,200 shares of our common stock. As additional consideration for the Reality Group shares, we paid an aggregate of 200,000 Australian Dollars to the Reality shareholders. Further, the Reality shareholders agreed to cause Reality to increase the number of directors on its Board of Directors to allow us to appoint up to four nominees to its Board.

         The Reality shareholders also agreed to grant us an option to purchase the remaining 20 shares of the issued and outstanding common stock of Reality Group over the next two years. The terms of the option shall be negotiated in good faith. Notwithstanding this, the option is exercisable by us on July 30, 2004, January 30, 2005, July 30, 2005 and January 30, 2006, and shall expire on March 5, 2006. On October 28, 2005 the terms of the Purchase Agreement were amended as further described on page 30 of this Prospectus.

         Pursuant to the purchase agreement, we guaranteed that the Reality shareholders will be able to sell the shares of our common stock that they received, subject to the requirements of Rule 144, for greater than or equal to $15.00 per share for a period of twelve months after the Reality shareholders have satisfied the Rule 144 requirements. The foregoing guarantee was predicated upon the assumption that the Reality shareholders will be able to sell the greater of (a) 1/4 of their respective exchange shares per quarter of the guarantee period or (b) such maximum number of exchange shares permissible under Rule 144 per quarter of the guarantee period. If the Reality shareholders do not sell their quarterly allotment during any one quarter of the guarantee period, the guarantee shall not be effective for the number of shares not sold during that quarter.

         During the guarantee period, the Reality shareholders have the option to buy back an aggregate of 29 Reality shares, or such number of shares as shall decrease our ownership percentage in Reality to 51%. The consideration for such buy-back shares shall be 2,280 shares of our common stock for each share of Reality common stock. The earliest date for exercising this buy-back provision is September 1, 2004. On October 28, 2005 the terms of the Purchase Agreement were amended as further described on page 30 of this Prospectus.

         In the event that the Reality shareholders are not able to sell their shares of our common stock for greater than or equal to $15.00 per share during the guarantee period, a share variance shall be determined based on the difference between (a) the number of exchange shares to be sold multiplied by $15.00 per share and (b) the number of exchange shares to be sold multiplied by the closing sale price of the exchange shares on the trading day immediately prior to the day that a Reality shareholder notifies us of its enforcement of the guarantee. In the event that a Reality shareholder enforces the guarantee, we, in our sole discretion, may pay the share variance to the Reality shareholder in one of the following ways: (1) in cash; (2) we shall authorize the escrow agent (as defined in the purchase agreement) to return to the Reality shareholders on a pro rata basis that amount of shares, based on a share valuation of $20,900 per Reality ordinary share, that shall constitute the share variance; or (3) if mutually agreeable to the Reality shareholders, in shares of our common stock based on the average closing sale price of shares of our common stock during the previous 15 trading days. To ensure the guarantee, we agreed to not offer or negotiate, either in writing or orally, the sale of the Reality shares or any Reality option shares acquired by us with any other party during the guarantee period.

         If during the guarantee period: (a) we undergo a voluntary or involuntary dissolution, liquidation or winding up; (b) our shares of common stock cease trading for more than 15 business days; or (c) the quotation of our common stock is removed or suspended from the Over-the-Counter Bulletin Board for a continuous period of greater than 30 days (other than as a consequence of the quotation of our securities on an internationally recognized stock exchange), then the following shall occur: (1) the Reality shares shall revert back to the Reality shareholders; (2) the shares of our common stock exchanged for 80% of the Reality Group shares shall revert back to us; (3) the option shall be revoked; and (4) our nominees to the Reality Group's Board of Directors shall immediately resign.

         Pursuant to the terms of the purchase agreement, each Reality shareholder agreed to not, unless permitted by our Board of Directors, sell more than 25% of their exchange shares during any three-month period for a period of two years after the effective date of the purchase agreement. Furthermore, each Reality shareholders granted to us a right of first refusal with respect to the purchase of the Reality shareholders' exchange shares for a period of one year after the first date on which the exchange shares are eligible for sale by the Reality shareholders in accordance with Rule 144 or any other applicable legislation, regulation or listing rule. If we elect to purchase the shares, such shares shall be purchased at the highest closing sale price for the period commencing on the trading day immediately prior to our receipt of notice of intent to sell from the Reality shareholders until the trading day immediately prior to the date on which we give notice to the selling Reality shareholder of its election to purchase.

         Reality provides integrated communication solutions, including direct marketing, Internet advertising and sales promotion. Reality was formed as a result of the change in direction of marketing with the advent of the Internet and a need for more accountable, integrated advertising. Reality believes that it is a pioneer of integrated communication, with an emphasis on web-based solutions and customer relationship management systems built to manage the inquiries generated through their web based campaigns. Its clients include Saab Automobile Australia, BP Australia, Bob Jane T-Marts, Tontine, Dennis Family Corporation, Tabaret, Superannuantion Trust of Australia, Federal Hotels & Resorts, and CityLink.

         To help identify the most effective way to communicate with each client's audience, Reality created a proprietary management tool that provides specific costs per response for each media channel. The management tool allows Reality to focus on effective media channels and eliminate the rest by identifying the parts of a client's budget that are working.

Undercover Media Pty Ltd.

         On May 26, 2004, we entered into an asset purchase agreement to purchase the business and business assets of Undercover Media Pty Ltd. ("Undercover Media"), a Victorian, Australia corporation. The purchase price for Undercover Media's assets consisted of 20,000 shares of our common stock. We also agreed to issue additional shares of our common stock upon Undercover Media attaining performance milestones as follows: (a) upon the commercial launch of a broadband music portal suitable for operation as a stand alone site that is capable of worldwide syndication, the issuance of that number of shares of common stock that is equal to the quotient of (x) $75,000 divided by (y) the average closing sale price of the shares of common stock for the five trading days prior to such commercial launch; (b) upon the execution of an agreement for the supply and worldwide syndication of music videos with an aggregate of four mutually acceptable major music labels, the issuance of that number of shares of common stock that is equal to the quotient of (x) $75,000 divided by (y) the closing sale price prior to the execution of the last of the four of such agreements; (c) upon the generation of at least $30,000 per month in revenues for three consecutive months attributable to the company's music subdivision, the issuance of that number of shares of common stock that is equal to the quotient of (x) $75,000 divided by (y) the closing sale price prior to the determination that such revenues have been achieved; and (d) upon obtaining an aggregate of thirty video interviews with mutually acceptable recognized artists; the issuance of that number of shares of common stock that is equal to the quotient of (x) $75,000 divided by (y) the closing sale price prior to the last of the thirty interviews.

         Included in the purchase is the www.undercover.com.au web site, which currently serves approximately 500,000 visitors per month with 55% from the United States, 18% from Europe, 7% from Asia and 20% from other countries throughout the world. The Undercover Media website, through its relationship with HMV, clearly displays the link between music content and the sale of music; the user reads the article or interview and can then click through to purchase the artist's CD from HMV's web site.

         Undercover Media features original music content ranging from raw interview footage to propriety editorial content combined with industry released footage. Undercover Media has served both the music industry and music community with daily music news, reviews and editorial bulletins. Undercover Media's clients include Telstra Corporation, AAP and Coca Cola, and its distribution partners include Google, VH1, Nova, Artist Direct and News Now. In addition, Undercover has a strategic online partnership with HMV for online music sales.

Bickhams Media, Inc.

         On September 10, 2004, we entered into an agreement to purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. ("Bickhams") from Avenue Group, Inc. pursuant to a Stock Purchase Agreement dated September 10, 2004. The only business of Bickhams is its ownership interest in VideoDome.com Networks, Inc. ("VideoDome"), a California corporation. In consideration for the purchase, we agreed to: (1) pay Avenue Group $300,000 cash; (2) issue Avenue Group 80,000 shares of our common stock; and (3) guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. In addition, we agreed to issue Avenue Group 60,000 shares of our common stock in consideration for a termination letter which shall serve to terminate a Registration Rights Agreement dated as of November 28, 2003.

         As of November 1, 2004, we entered into an agreement with Bickhams and Daniel and Vardit Aharonoff for Bickhams to purchase 50% of the outstanding common stock of VideoDome.com Networks, Inc. Prior to November 1, 2004, Bickhams already owned the other 50% of the outstanding common stock of VideoDome. As a result of this transaction, Bickhams now owns 100% of the outstanding common stock of VideoDome. Under the agreement, we agreed to: (1) issue 100,000 shares of our common stock to Daniel Aharonoff on the closing date; (2) issue an additional 60,000 shares of our common stock to Daniel Aharonoff upon meeting jointly agreed milestones; and (3) pay up to $220,000 in cash to Daniel Aharonoff upon meeting jointly agreed milestones.

         The jointly agreed milestones are as follows: (1) upon the commercial launch of VideoDome's embedded player and music player, we agreed to pay Mr. Aharonoff $100,000 cash and issue Mr. Aharonoff 20,000 shares of our common stock; (2) upon the commercial launch of a combined ROO Media and VideoDome Media Manager platform, we agreed to pay Mr. Aharonoff $100,000 cash and issue Mr. Aharonoff 40,000 shares of our common stock; and (3) after the combined platform has delivered a minimum of 50,000,000 video views for two consecutive months excluding mini player views, we agreed to pay Mr. Aharonoff $20,000 cash. On December 21, 2004 the first milestone was reached and we issued 20,000 shares and $100,000 to Mr. Aharonoff. On May 9, 2005 the requirements of the second milestone was reached and we issued 40,000 shares of common stock paid $100,000 to Mr. Aharonoff.

         In connection with the agreement, Mr. Aharonoff agreed not to directly or indirectly agree or offer to sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of the shares of our common stock acquired by him under the agreement until the earlier of: (a) two years from the respective issuance(s) of such shares; or (b) the date that holders (the "Holders") of certain Callable Secured Convertible Notes (the "Notes") and Stock Purchase Warrants (the "Warrants"), issued by us on September 10, 2004, no longer hold the Notes and the Warrants and no longer beneficially own any shares of our common stock issuable upon conversion or exercise of the Notes or the Warrants, without the prior written consent of such Holders of the Notes and the Warrants. The Holders agreed to waive any adjustment that otherwise would have been required to the conversion and exercise prices of the Notes and the Warrants due to the issuance of shares of common stock to Mr. Aharonoff.

         VideoDome is a Los Angeles based company that provides a range of Media Management solutions through its flagship 5th generation ASP application, VideoDome Media Manager(R). VideoDome customers have direct access to their individual accounts, media inventory, customized media delivery method and style, as well as the ability to add, edit, delete, schedule & track streaming media from any Internet enabled browser. Some of VideoDome's clients include Kenneth Cole, L'Oreal Cosmetics, Redken, and Stanley Tools. VideoDome provides its media management application to these customers which allows them the ability to manage and publish video on their web sites. The VideoDome Publishing Platform is a database driven, web-based application that allows clients to upload, organize and publish streaming media through unified interface.

         The most current version of VideoDome Media Manager is Media Manager 4.0, which offers VideoDome customers direct access to their individual accounts, media inventory, customized media delivery method and style, as well as the ability to add, edit, delete, schedule & track streaming media from any Internet enabled browser.

         The features of Media Manager 4.0 include:

                  o VideoDome Tracker(R) - Generate colorful user reports/statistics and find out what your viewing audience is experiencing.

                  o VideoDome Scheduler(R) - Schedule when you would like certain media to be available on your web site.

                  o VideoDome AutoSense(R) - AutoSense technology automatically takes the guess work out of the equation by detecting installed media player & available bandwidth across all media formats.

                  o VideoDome Skin Wizard(R) - Create a compelling branded media player or video portal within minutes using our skin wizard system.

                  o VideoDome Syndication Manager(R) - Powerful syndication module allows you to replicate then syndicate streaming content to your partners in a completely controlled environment.

Overview of Our Business

         We, through our operating subsidiaries, are a digital media company in the business of providing products and solutions that enable the broadcast of topical video content from our customers' Internet websites. We specialize in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as set top boxes and wireless devices (i.e., mobile phones and PDAs). Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery. We also operate a global network of individual destination portals under the brand ROO TV, that enables end users in different regions around the world to view video content over the Internet that is topical, informative, up to date, and specific to the region in which they live. In conjunction with our subsidiaries, we currently service websites based in Europe, Australia, the United States and South Africa. As of January 2006 our network of websites includes approximately 100 web sites based in the United States, Australia and the United Kingdom. An independent research report which tracks the video streams sent to users per month placed us as the 10th largest broadcaster of video in the world. Source: iBroadcast Stream report released November 21, 2005 prepared by AccuStream iMedia Research.

History of the Development of Our Business

         Our consolidated financial statements include the accounts of ROO Group, Inc., its wholly owned subsidiary ROO Media Corporation, its wholly owned subsidiary Bickhams and its 80% subsidiary Reality. Included in the consolidation with ROO Media Corporation are ROO Media Corporation's wholly owned subsidiary ROO Media (Australia) Pty Ltd. and ROO Media (Australia) Pty Ltd.'s wholly owned subsidiary Undercover Media, its 100%-owned subsidiary ROO Media Europe Pty Ltd, its wholly owned subsidiary ROO Broadcasting Limited and its wholly owned subsidiary ROO TV Pty Ltd. Included in the consolidation with Bickhams is Bickhams' wholly owned subsidiary VideoDome, Inc. We provide topical video content, including news, business, entertainment, fashion, video games, movies, music, sport and travel video, and associated services for broadcasting video over the Internet to a global base of clients. ROO Media's delivery platform supports worldwide syndication and television-style advertising. During 2001 and 2002, ROO Media focused on developing and refining its products and solutions, and commenced the commercial selling of its solutions in late 2003. ROO Media developed a technology platform specifically designed to provide a cost effective, robust, and scaleable solution to manage and syndicate video content over the Internet.

         Our media operations management and updating functions are partially based in Australia and partially in the United States and United Kingdom. We believe that our Australian presence is beneficial due to lower currency costs and because the time differences between the eastern and western hemispheres allow daily media content to be processed during the evening in the United States and the United Kingdom and during the daytime in Australia. As a result, we believe we have a strategic cost benefit over our competitors.

         Our business plan is to develop a worldwide network of websites that utilize our technology and content to broadcast video from individual websites. The network of websites includes third party websites that license our technology and content as well as our own network of websites, which are branded as ROO TV. The network is designed to be similar to traditional satellite or cable networks that distribute content throughout the world, with the difference being it is broadcasted over the Internet rather than via television. Our technology platform allows access to over 5,000 videos that can be viewed on a daily basis by computer users. The video content available for viewing includes topical content such as news, business, entertainment, fashion, music, movies and travel. We update the video content and distribute the content to websites receiving our services on a daily basis. We generate revenue from fees paid by the websites for our content and technology services and, like traditional media companies, from TV style ads which play before the topical videos across our network of websites.

Operations Strategy

         Our operations strategy for the next twelve months is broken into the following core areas:

         o Expanding content database and developing new products based on our existing pool of video content for emerging markets such as wireless and set top boxes;
         o Increasing market penetration and growing market share and distribution in the United States, Europe, Asia and Australia;
         o Expanding the network of websites in which we provide content and technology by expanding the ROO branded network of websites to more countries, and activating new customers to our content solutions using our direct sales force and resellers of our products and services in markets in the United States, Australia, United Kingdom, Europe and Asia;

         o Acquiring commercially viable companies or businesses that have the potential for accelerating or enhancing our business model;
         o Investing in research and development of products, platform and technology to offer a wider range of video content and improved user experience for users viewing videos from our platform; and
         o Developing awareness and relationships with advertising agencies and advertisers of the benefits of advertising on our network of websites.

         The implementation of our operational strategies will depend on our capital and we cannot be sure that such operational strategies will be achieved. See the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 23 of this Prospectus.

Sales and Marketing

         Our products and services are sold by our direct sales force and appointed resellers. Our syndication and video solutions products are sold by our direct sales force based in the United States and Australia, our online advertising is sold by our direct sales force and through appointed interactive online advertising agencies.

         Our direct sales force targets the following market segments for our content syndication products: (1) media and newspaper chains; (2) Internet service providers; and (3) dedicated vertical websites such as entertainment websites that are potential purchasers of entertainment video content. Through our direct sales force and third party advertising agencies, we target potential advertisers to advertise on our network of websites. We manage our sales database through a customer relationship management system, which allows for access and tracking from any ROO Media sales staff connected to the Internet. Marketing of our products and services is done through traditional public relations, print media and web-based marketing.

Technology

         Our proprietary technology platform and infrastructure is largely based in the United States and is designed to be accessed and maintained from satellite offices anywhere in the world via a Virtual Private Network (VPN) over the Internet. The technology platform has been specifically designed to provide a cost effective, robust, scaleable solution to manage and syndicate video content over the Internet. The platform architecture allows for the flexible use of third party software, hardware and internally developed applications. Components forming the platform are housed with various third party service providers located within the United States and Australia.

         The key features of our technology platform include:

         o        Full screen video viewing;
         o Viewing of all content via either a narrowband (Dial up) or broadband connection;
         o Platform supporting Real Networks and Microsoft Windows Media formats;
         o Global delivery and hosting allowing for video viewing throughout the world by anyone connected to the Internet;
         o Ability to program TV commercials to be played before selected videos on selected web sites;
         o        Secure storage and protection of media files;
         o Full reporting on videos viewed by type, date, country, web site, etc.;
         o The ability to present the videos in players and templates which match the branding of the multiple web sites on which the content is syndicated; and
         o Central technology platform allowing videos to be automatically updated across the multiple web sites in which they are displayed.

Speedera Networks Network Services Agreement

         On June 1, 2004, we entered into a Network Services Agreement with Speedera Networks Inc. Speedera Networks provides us network services, which includes account setup, customer configuration and assistance with content streaming and download services. We are billed by Speedera Networks based on the amount of data that is transferred each month. The initial term of the Network Services Agreement ended May 31, 2005. The agreement automatically renewed for an additional one year and will continue to renew for additional one-year terms unless and until either party notifies the other party in writing of its intent to terminate at least 60 days prior to the expiration of the then current term. Either party may terminate the agreement in the event that the other party materially defaults in performing their respective obligations under the agreement and such default continues uncured for a period of 30 days following written notice of default, except that Speedera Networks may immediately terminate the agreement where a delay in termination would have a material adverse effect on Speedera Networks. In addition, the agreement will terminate, effective upon delivery of written notice by either party to the other party upon (i) the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) the making of an assignment for the benefit of creditors by the other party; or
(iii) the dissolution of the other party. Further, we may cancel the agreement at any time for convenience upon written notice to Speedera Networks, in which case we must pay to Speedera Networks all accrued and unpaid fees as of the cancellation date plus an early cancellation fee. In 2005 Speedera Networks was sold to Akamai Technologies, Inc.

Intellectual Property

         On June 14, 2005, we applied with the U.S. Patent and Trademark Office for a service mark of the name "ROO" (Serial No. 78649958). This application is still pending with the U.S. Patent and Trademark Office.

         Through our subsidiary, VideoDome.com Networks, Inc., we have the rights to a registered service mark of the name "VideoDome.com Network" (Reg. No. 2,214,202). This service mark was registered with the U.S. Patent and Trademark Office on December 29, 1998. We do not have any registered copyrights on any software and do not have the rights to any other registered trademarks or service marks. A portion of our software is licensed from third parties and a large portion is developed by our own team of developers. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property.

         We depend on a portion of technology licensed to us by third parties and a portion owned and developed by us. We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. Although we do not believe that we are substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products could prevent the implementation of our products, impair the functionality of our products, delay new product introductions, and/or damage our reputation.

Our Products

         Our products and services, including those of our subsidiaries, are broken into the following core areas:

         ROO VIDEO SOLUTIONS. We utilize our expertise in video broadcasting over the Internet to build customized video solutions for specific customers or industry segments. Our platform has been designed to be flexible in accommodating various opportunities for activating video for broadcast over the Internet and accommodating emerging technologies such as wireless devices (i.e., mobile phones and PDAs) and set top boxes. The same platform, or components thereof, used by us to run our network of websites can be adapted to suit the individual needs of clients with specific objectives in mind. As our profile within the market segment increases, organizations have increasingly approached us to aid them in addressing a variety of individual Internet broadcasting requirements. An example is B & T Weekly, a Reed Business Information publication targeted to the advertising and marketing industry; we utilize our platform and solutions to provide a wide range of television commercials for the advertising industry, which can be viewed from the B & T website located at www.bandt.com.au.

         We also maintain a web site targeting wireless users at www.roomobile.com which allows wireless users with the Microsoft Windows Mobile operating system to access and view videos on news, business, entertainment and other topics via their wireless device.

         ROO SYNDICATION OF LICENSED VIDEO CONTENT. We provide a turnkey solution for customers located throughout the world to activate licensed topical video content on their web sites. ROO Media supplies our wholesale clients with a cost-effective turnkey solution whereby the client receives the licensed video content it selects, such as news, business, fashion, entertainment, travel, etc., the technology to integrate the video into its website, daily management and updating of the content, and regular reporting on which content is being viewed. We generally receive a base fee per month from the client and a share of the advertising revenue generated on the client's website. Samples of current customers for this service include Verizon (http://broadbandbeat.verizon.net/) in the United States, Bulldog Broadband a cable and wireless company in the United Kingdom (http://www.bulldoglounge.com/tv.asp) and News Interactive a subsidiary of News Corp (http://video.news.com.au/) in Australia.

         ROO'S ONLINE ADVERTISING NETWORK. Through our syndication clients, we have developed a network of web sites across which we can sell advertising inventory. Specifically, we have developed and implemented an advertising platform specifically designed to simultaneously provide advertisers with a targeted demographic and calculated success, and ROO Media, our content providers and our wholesale clients with a substantial and additional incremental revenue stream. The advertising includes traditional banner ads and television-style 15 second and 30 second commercials, which can be programmed to play before and after topical video clips that are most likely to be viewed by the advertisers' chosen demographic. The platform has also been designed to allow for two to three minute advertorials to be included on a wholesale client's website, or as a standalone clip within certain content categories of our content bank. Advertising inventory across our network of web sites is sold by our direct sales force and through appointed interactive online advertising agents. Revenue is generated for us every time an advertising clip is viewed. Our syndication clients receive a percentage of the advertising revenue generated on their websites by our online advertising.

         Our platform provides the ability to:

         o Program an advertisement to run only on selected web sites in selected countries;
         o Program a commercial to run a specific amount of times or between a selected range of dates;
         o Program a commercial to run within a selected content category; and
         o Provide reports on how many times the advertisement was viewed.

         Recent advertisers over our network of websites utilizing our in-stream advertising have included Microsoft, Apple, Honda, Hyundai, Target, Proctor & Gamble and Pfizer.

Industry

         We focus on providing technology and content solutions to the emerging and growing segment of broadcasting video over the Internet and emerging broadcasting platforms such as wireless and set top boxes. Through technology advancements and the expansion of broadband services worldwide, the Internet now enables the viewing of video from a computer connected to the Internet. This creates a fundamental change in the way people can view media and transforms the Internet into a broadcasting platform similar to television and radio platforms. Internet access and audio and video use over the Internet have grown substantially over the past twelve months as broadband access by end users expands.

Competition

         The provisioning and streaming of digital media content over the Internet is rapidly becoming a competitive industry. The key barriers to new firms to enter and compete against existing companies within the digital media segment are (1) the timeframe and costs to develop a commercially robust, feature rich media delivery platform, and (2) the time involved to build a digital media data base of licensed topic videos. While there are only a few industry participants similar to us that provide a full suite of associated products and services, there are a number of traditional content syndicators who have entered the industry by providing their own content for streaming over their own portals. For example, Disney, Time Warner and CNN all provide access to their own content in digital format over their own destination Internet portals. There are also a number of smaller operations that provide wholesale syndication services such as The FeedRoom (www.feedroom.com), which provides a destination service similar to that of ROO TV. Other competitors on select products of ROO Media include: Real Networks, Inc., a global provider of network-delivered digital media service and the technology that enables digital media creation, distribution and consumption; and Loudeye Corporation, a service provider facilitating the use of digital media for live and on-demand applications for enterprise communication, marketing and entertainment. We believe that as the market segment continues to grow, new competitors will enter the market and compete directly with us. We compete with these firms and emerging competitors by offering competitive pricing, unique products, flexible business models for our customers to generate revenue, and continually developing and adding new functionality to our media management platform. We also complete by continuing to expand our media database and the amount of content categories and videos available.

Government Regulation

         We are subject to risks associated with governmental regulation and legal uncertainties. Few existing laws or regulations specifically apply to the Internet, other than laws and regulations generally applicable to businesses. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. These laws may relate to many areas that impact our business, including content issues (such as obscenity, indecency and defamation), caching of content by server products, sweepstakes, promotions, and the convergence of traditional communication services with Internet communications, including the future availability of broadband transmission capability and wireless networks. These types of regulations are likely to differ between countries and other political and geographic divisions. Other countries and political organizations are likely to impose or favor more and different regulation than that which has been proposed in the United States, thus furthering the complexity of regulation. In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for and costs associated with our products and services, and may affect the growth of the Internet. Such laws or regulations may harm our business. Our products and services may also become subject to investigation and regulation of foreign data protection authorities, including those in the European Union. Such activities could result in additional product and distribution costs for us in order to comply with such regulation.

         There is uncertainty regarding how existing laws governing issues such as illegal or obscene content and retransmission of media apply to the Internet. The vast majority of such laws were adopted before the advent of the Internet and related technologies and do not address the unique issues associated with the Internet and related technologies. Most of the laws that relate to the Internet have not yet been interpreted. In addition to potential legislation from local, state and federal governments, labor guild agreements and other laws and regulations that impose fees, royalties or unanticipated payments regarding the distribution of media over the Internet may directly or indirectly affect our business. While we and our customers may be directly affected by such agreements, we are not a party to such agreements and have little ability to influence the degree such agreements favor or disfavor Internet distribution or our business models.

         The Child Online Protection Act and the Child Online Privacy Protection Act impose civil and criminal penalties on persons distributing material harmful to minors (e.g., obscene material) over the Internet to persons under the age of 17, or collecting personal information from children under the age of 13. We do not knowingly distribute harmful materials to minors or collect personal information from children under the age of 13. The manner in which these Acts may be interpreted and enforced cannot be fully determined, and future legislation similar to these Acts could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations, which in turn could harm our business.

Research and Development

         We continue to pursue opportunities to improve and expand our products and services and have dedicated resources which continue to review and enhance our technology platform and the products and solutions we offer. Currently, research and development is conducted internally as well as through outsourcing agreements. We plan to consider opportunities to expand our current content categories to offer specific lifestyle, children's content, sport, science and educational content. We also plan to explore opportunities to further enhance our distribution and technological infrastructures to maintain our competitive position. Furthermore, we are planning to launch a new upgraded version of our platform offering improved user features and to improve operational process and costs for maintaining and uploading our database on a daily basis. We cannot assure you, however, that we will achieve our research and development goals.

Employees

         As of February 1, 2006, we had 75 full time employees and 5 part time employees, based in Australia and the United States. We consider our relations with our employees to be good.

                             DESCRIPTION OF PROPERTY

         Our principal office and operations are located at 228 East 45th Street 8th Floor New York, NY 10017. These premises consist of 5,932 square feet of office space and features a full production suite for the filming and editing of original content for the Internet. The related sublease agreement expires November 29, 2008. Rent on the premises is $10,000 per month until December 31, 2005, and is scheduled to increase each year as follows: from January 1, 2006 to December 31, 2006, $10,300 per month; from January 1, 2007 to December 31, 2007, $10,609 per month; and from January 1, 2008 to November 29, 2008, approximately $11,920 per month.

         We also rent property located at 11-15 Buckhurst St South Melbourne 3205, Victoria, Australia. Rent at the Victoria, Australia location is $4,103 per month. The Australian lease expires on January 30, 2006.

         We also have an office at 42 Barky Street, St. Kilda, Victoria 3182, Australia and an office at 17547 Ventura Blvd., Suite 305, Encino, California 91316. Rent for the Australia office is $10,744 per month and rent for the California office is $2,768 per month. These leases are on a month-to-month basis.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business

                                   MANAGEMENT

         The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

-------------------------------- ---------------- --------------------------------------------------------
             Name                      Age                               Position
-------------------------------- ---------------- --------------------------------------------------------
Robert Petty                           41         Chief Executive Officer, President and Chairman of the
                                                  Board of Directors
-------------------------------- ---------------- --------------------------------------------------------
Robin Smyth                            52         Chief Financial Officer and Director
-------------------------------- ---------------- --------------------------------------------------------

         ROBERT PETTY. Mr. Petty was appointed Chief Executive Officer, President and Chairman of the Board of Directors on December 3, 2003, the effective date of the merger with ROO Media Corporation. Mr. Petty has also served as the President, Chief Executive Officer and Chairman of the Board of Directors of ROO Media Corporation since May 2001. From December 2002 to June 30, 2003, Mr. Petty was a Director of A. Cohen & Co, Plc. From 1999 to 2002, Mr. Petty worked in New York in various positions, including Chairman and Chief Executive Officer of Avenue Group, Inc. (AVNU) (formerly I.T. Technology Inc.) and President of VideoDome.com Networks, Inc, a middleware streaming media service provider. From 1997 to 1999, Mr. Petty was Manager of Electronic Business Services for e-commerce products for Telstra Corp. Mr. Petty is also on the Board of Directors of Reality Group Pty Ltd, Undercover Media Pty Ltd, Petty Consulting Inc., ROO Media (Australia) Pty Ltd, ROO Media Europe Ltd, Bickhams Media Inc, VideoDome.com Networks Inc, BAS Digital Pty Ltd, ROO Broadcasting Ltd, and ROO TV Pty Ltd.

         ROBIN SMYTH. Mr. Smyth was appointed Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer and a Director on December 3, 2003, the effective date of the merger with ROO Media Corporation. Mr. Smyth became involved with ROO Media Corporation in 2002 and was appointed a Director in 2003. Since 1998 he was a partner at Infinity International, a consulting and IT recruitment operation. During the period from 1990 to 1998 Mr. Smyth worked for three years as EVP of Computer Consultants International in the U.S. and for five years in London as CEO of Computer Consultants International's European operations. Mr. Smyth was Secretary and a Director of the All-States group of companies involved in merchant banking operations, where he was responsible for corporate banking activities. Mr. Smyth is also on the Board of Directors of Reality Group Pty Ltd, Undercover Media Pty Ltd ROO Media (Australia) Pty Ltd, ROO Media Europe Ltd, Bickhams Media Inc, ROO Broadcasting Ltd, ROO TV Pty Ltd, VideoDome.com Networks Inc, and Corporate Advice Pty Ltd.

Board Composition

         At each annual meeting of our stockholders, all of our directors are elected to serve from the time of election and qualification until the next annual meeting of stockholders following election. The exact number of directors is to be determined from time to time by resolution of the board of directors.

         Each officer is elected by, and serves at the discretion of the board of directors. Each of our officers and directors devotes his full time to our affairs.

Audit Committee Financial Expert

         We do not have an audit committee financial expert as that term is defined in Item 401 of Regulation S-B. We have not been able to identify a suitable nominee to serve as an audit committee financial expert.



                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer and the other named executive officer, for services as executive officers for the last three fiscal years.

                          Executive Compensation Table
                          -----------------------------                                       Long-Term
                                                                                             Compensation
                                                                                ---------------------------------------
                                                  Annual Compensation                     Awards             Payouts
                                          ------------------------------------- --------------------------- -----------

                                                                     Other                      Securities                 All
                                                                     Annual      Restricted    Under-lying    LTIP        Other
             Name and                                               Compen-         Stock       Options/     Payouts      Compen-
        Principal Position         Year   Salary ($)  Bonus ($)    sation ($)    Award(s) ($)    SARs (#)      ($)       sation ($)
-------------------------------- -------- ----------- ----------- ------------- --------------- ----------- ----------- ------------
Robert Petty (1),                2005      $253,846         0            0       $600,000 (3)          0          0               0
     Chief Executive Officer,    2004      $192,501         0            0               0             0          0               0
     President and Chairman of   2003       $10,000         0            0               0             0          0               0
     the Board

Robin Smyth (2),                 2005      $152,307         0       $5,000       $150,000 (4)          0          0               0
     Chief Financial Officer,    2004      $101,619         0            0               0             0          0               0
     Secretary, Treasurer,       2003        $5,000         0            0               0             0          0               0
     Principal Accounting
     Officer and Director

(1) Mr. Petty became our Chief Executive Officer, President and Chairman on December 3, 2003.
(2) Mr. Smyth became our Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer and a Director on December 3, 2003.
(3) On March 17, 2005, we issued 6,000,000 shares of Series A Preferred Stock to Robert Petty as a performance bonus. These shares have been valued at the equivalent of common shares valued as at the issue date.
(4) On March 17, 2005, we issued 1,500,000 shares of Series A Preferred Stock to Robin Smyth as a performance bonus. These shares have been valued at the equivalent of common shares valued as at the issue date

                               Options Grant Table

         The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended December 31, 2005. We did not have during such fiscal year, and currently do not have, any plans providing for the grant of stock appreciation rights ("SARs").

                     Option/SAR Grants in Last Fiscal Year
--------------------------------------------------------------------------------
                               Individual Grants
--------------------------------------------------------------------------------
           (a)                 (b)             (c)           (d)         (e)
                                           % of Total
                                            Options/
                            Number of       SARs
                            Securities      Granted to    Exercise
                            Underlying      Employees     or Base
                            Options/ SARs   in Fiscal     Price      Expiration
           Name             Granted (#)     Year          ($/Sh)     Date
--------------------------- --------------- ------------- ---------- -----------
Robert Petty                     520,000        29.2%       $2.00   8/23/2007
Robin Smyth                      260,000        14.6%       $2.00   8/23/2007
--------------------------------------------------------------------------------

Aggregate Option Exercises in Last Fiscal Year

         No options were exercised by the named executive officers during the most recent fiscal year.

Compensation of Directors

         With the exception of Robert Petty pursuant to his employment agreement described below, no Director receives any cash compensation for their service as a Director. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.

Employment Agreements

         On April 1, 2004, we entered into an employment agreement with Robert Petty. Under the agreement, Mr. Petty agreed to serve as our President, Chief Executive Officer and Chairman of our Board of Directors. The expiration date of the agreement is March 31, 2006, but will automatically be extended for two additional years unless at least 90 days prior to such time either party notifies the other party that the term will not be extended. Mr. Petty's base salary under the agreement is $200,000 annually and will increase 10% each year. Mr. Petty's base salary will also be reviewed at least annually for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time. Mr. Petty is entitled to receive bonus payments or incentive compensation as may be determined by our Board of Directors. In addition, Mr. Petty was granted an incentive stock option to purchase 120,000 shares of our common stock, which is exercisable at $2.00 per share and expires on August 23, 2007, as amended.

         On November 1, 2004, we entered into an employment agreement with Robert Petty that supersedes the April 1, 2004 employment agreement except as it relates to the options that were issued to Mr. Petty. This agreement is also for the employment of Mr. Petty as our President, Chief Executive Officer and Chairman of our Board of Directors. The expiration of the agreement is October 31, 2007, but will automatically be extended for two additional years unless at least 90 days prior to such time either party notifies the other party that the term will not be extended. Mr. Petty's base salary under the agreement is $250,000 annually and will increase 10% each year. Mr. Petty's base salary will also be reviewed against milestones set by our Board of Directors, and be increased in line with these milestones at any time or from time to time. The agreement provides that we will provide Mr. Petty with the use of a motor vehicle and we will contribute 10% of Mr. Petty's base salary to a 401K or similar plan. In addition, Mr. Petty is entitled to receive bonus payments or incentive compensation as may be determined by our Board of Directors.

         On April 1, 2004, we entered into an employment agreement with Robin Smyth. Under the agreement, Mr. Smyth agreed to serve as our Chief Financial Officer. The expiration date of the agreement is March 31, 2006, but will automatically be extended for two additional years unless at least 90 days prior to such time either party notifies the other party that the term will not be extended. Mr. Smyth's base salary under the agreement is $120,000 annually and will increase 10% each year. Mr. Smyth's base salary will also be reviewed at least annually for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time. Mr. Smyth is entitled to receive bonus payments or incentive compensation as may be determined by our Board of Directors. In addition, Mr. Smyth was granted an incentive stock option to purchase 60,000 shares of our common stock, which is exercisable at $2.00 per share and expires on August 23, 2007, as amended.

         On November 1, 2004, we entered into an employment agreement with Robin Smyth that supersedes the April 1, 2004 employment agreement except as it relates to the options that were issued to Mr. Smyth. This agreement is also for the employment of Mr. Smyth as our Chief Financial Officer. The expiration of the agreement is October 31, 2007, but will automatically be extended for two additional years unless at least 90 days prior to such time either party notifies the other party that the term will not be extended. Mr. Smyth's base salary under the agreement is $150,000 annually and will increase 10% each year. Mr. Smyth's base salary will also be reviewed against milestones set by our Board of Directors, and be increased in line with these milestones at any time or from time to time. The agreement provides that we will provide Mr. Smyth with the use of a motor vehicle and we will contribute 10% of Mr. Smyth's base salary to a 401K or similar plan. In addition, Mr. Smyth is entitled to receive bonus payments or incentive compensation as may be determined by our Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         ROO Media entered into a consulting agreement with Petty Consulting, Inc. on August 1, 2001, whereby Petty Consulting, Inc. made Robert Petty available to ROO Media to serve as its Chairman, President and Chief Executive Officer. The agreement expired on August 1, 2004. Mr. Petty is the President of Petty Consulting, Inc. Mr. Petty was paid $10,000 per month for his services to ROO Media pursuant to the consulting agreement. In April 2004 this agreement was terminated and Robert Petty entered into an employment agreement directly with us. Our management believes that this agreement was on terms at least as favorable as could have been obtained from an unrelated third party.

         On January 7, 2003, ROO Media entered into a new loan agreement with Mr. Petty to replace the loan agreement entered into with Mr. Petty dated July 29, 2001. The interest on the loan is 10% per annum and the outstanding balance as of December 31, 2003 was $514,164. Mr. Petty has agreed that no demand for payment will be made to the company over the following 12 months and any principle repayment during any month above $20,000 will require board approval. The loan is secured by all of the assets of ROO Media. Our management believes that this loan is on terms at least as favorable as could have been obtained from an unrelated third party.

         Pursuant to the terms of an Agreement and Plan of Merger, dated December 2, 2003, between Virilitec, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec, ROO Media, and Jacob Roth and Bella Roth, each an individual, ROO Media entered into an agreement to pay within 90 days after December 3, 2003, the effective date of the Merger, Virilitec's $62,500 debt to Jacob Roth, Virilitec's former Chief Executive Officer. The obligation to pay such debt is secured by the pledge of the 72,000,000 shares of the Virilitec Common Stock issued to Robert Petty, the Chief Executive Officer of ROO Media, after the merger. Our management believes that this agreement was on terms at least as favorable as could have been obtained from an unrelated third party. The final payment on this debt was made on May 10, 2004.

         On September 10, 2004, we entered into an agreement to purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. from Avenue Group, Inc. Avenue Group is a founding shareholder of ROO Group, Inc. and currently owns over 20% of our outstanding common stock. Also, in connection with the purchase of Bickhams Media, we agreed to guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. Our management believes that the terms of this transaction were at least as favorable as could have been obtained from an unrelated third party.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of our common stock as of February 1, 2006. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

         Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Furthermore, unless otherwise indicated, the address of the beneficial is c/o ROO Group, Inc., 228 East 45th Street, 8th Floor, New York, NY 10017.

                                                        Percentage                         Percentage of
                                        Common Stock        of       Series A Preferred      Series A
Name and Address                        Beneficially      Common     Stock Beneficially      Preferred       Percentage of
of Beneficial Owner                      Owned (1)       Stock (1)        Owned (2)            Stock       Total Vote (1) (2)
------------------------------------- ----------------- ------------ -------------------- ---------------- -----------------
Robert Petty                            2,120,000 (3)        15.2%         6,000,000               63.2%             57.0%

Robin Smyth                               360,000 (4)         2.7%         1,500,000               15.8%             14.2%

Avenue Group, Inc.
15303 Ventura Blvd.
9th Floor
Sherman Oaks, CA 91403                        673,210         5.1%                 0                  0%              < 1%

Cobble Creek Consulting, Inc.
445 Central Ave.
Cedarhurst, NY 11516                       40,000 (5)         < 1%         1,000,000               10.5%              9.2%

Rubin Irrevocable Family Trust
25 Highland Blvd.
Dix Hills, NY 11746                        60,000 (6)         < 1%         1,000,000               10.5%              9.3%

Southpoint Capital Advisors LP
Southpoint GP, LP
Southpoint Capital Advisors LLC
Southpoint GP, LLC
Robert W. Butts
John S. Clark II
237 Park Avenue
Suite 900
New York, NY 10017                        866,667 (7)         6.6%                 0                  0%              < 1%

William D. Witter, Inc.
Walter Pendergast
Victor Ugolyn
One Citicorp Center
153 East 53rd Street
New York, NY 10022                      1,323,333 (8)        10.0%                 0                  0%              1.2%
------------------------------------- ----------------- ------------ -------------------- ---------------- -----------------
All Directors and Executive                 2,480,000        17.4%         7,500,000               79.0%             70.9%
Officers as a Group (2 persons)
------------------------------------- ----------------- ------------ -------------------- ---------------- -----------------

(1) Applicable percentage ownership is based on 13,176,436 shares of common stock outstanding as of February 1, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 1, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 1, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class. As of February 1, 2006 there were 9,500,000 outstanding shares of Series A Preferred Stock.
(3) Represents: (a) 1,360,000 shares of common stock; (b) 120,000 shares of common stock issuable upon the exercise of vested stock options with an exercise price of $2.00 per share and an expiration date of August 23, 2007; (c) 400,000 shares of common stock issuable upon the exercise of stock options which vest upon completion of certain milestones with an exercise price of $2.00 per share and an expiration date of August 23, 2007; and (d) 240,000 shares of common stock issuable upon the conversion of outstanding shares of Series A Preferred Stock.
(4) Represents: (a) 32,000 shares of common stock owned directly by Mr. Smyth; (b) 8,000 shares of common stock owned indirectly through the Smyth Family Superannuation Fund; (c) 60,000 shares of common stock issuable upon the exercise of vested stock options with an exercise price of $2.00 per share and an expiration date of August 23, 2007; (d) 200,000 shares of common stock issuable upon the exercise of stock options which vest upon completion of certain milestones with an exercise price of $2.00 per share and an expiration date of August 23, 2007; and (e) 60,000 shares of common stock issuable upon the conversion of outstanding shares of Series A Preferred Stock.
(5) Represents 40,000 shares of common stock issuable upon the conversion of outstanding shares of Series A Preferred Stock.
(6) Represents: (a) 20,000 shares of common stock; and (b) 40,000 shares of common stock issuable upon the conversion of outstanding shares of Series A Preferred Stock.
(7) As reported in a Schedule 13G filed with the Securities and Exchange Commission on September 1, 2005, Southpoint Capital Advisors LP, Southpoint GP LP, Southpoint Capital Advisors LLC, Southpoint GP LLC, Robert W. Butts and John S. Clark II have the sole power to vote and dispose of approximately 866,667 shares of common stock.
(8) As reported in a Schedule 13G filed with the Securities and Exchange Commission on January 24, 2006, William D. Witter, Inc., Walter Pendergrast and Victor Ugolyn have the sole power to vote 1,304,729 shares of common stock and the sole power to dispose of 1,323,333 shares of common stock. William D. Witter, Inc. is a New York corporation registered as an investment adviser under the Investment Advisers Act of 1940. Walter Pendergrast is a Managing Director of William D. Witter, Inc. and Victor Ugolyn is the President of William
         D. Witter, Inc.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Dividend Policy

         We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Capital Structure

         Our authorized capital consists of 500,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share, of which 10,000,000 shares have been designated as Series A Preferred Stock. As of February 1, 2006, we had 13,176,436 shares of common stock outstanding and 9,500,000 shares of Series A Preferred Stock outstanding.

         Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to shareholders upon liquidation, dissolution or winding up of our business; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which shareholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights.

         The Series A Preferred Stock has a stated value of $.0001 and a liquidation preference over the common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment. Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class. Beginning two years from the date of issuance of the Series A Preferred Stock, each one share of Series A Preferred Stock is convertible, at the option of the holder, into
0.04 shares of common stock, as adjusted. However, holders cannot convert any share of Series A Preferred Stock if the market price of the Common Stock is below $3.00 per share. If prior to two years from the date of issuance, there is a sale or other disposition of all or substantially all of the Company's assets, a transaction or series of related transactions in which more than 50% of the voting power of security holders is disposed of, or upon a consolidation, merger or other business combination where we are not the survivor, then immediately prior to such event each holder of Series A Preferred Stock may convert any or all of such holder's shares of Series A Preferred Stock into Common Stock as described above.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         On January 30, 2004, Mark Cohen C.P.A. was dismissed as approved by our Board of Directors. Mark Cohen's report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended July 31, 2003 and 2002, the reports by Mark Cohen on our financial statements contained a going concern opinion. During our two most recent fiscal years and subsequent period up to January 30, 2004, there were no disagreements with Mark Cohen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Mark Cohen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On January 30, 2004, subsequent to approval of our Board of Directors, we engaged Moore Stephens, P.C. to serve as our independent auditors. During our two most recent fiscal years, and during any subsequent period through January 30, 2004, we did not consult with Moore Stephens on any accounting or auditing issues.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for ROO Group, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         Moore Stephens, P.C., independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for each of the two years then ended that appear in the Prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         ROO Group, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

         ROO Group, Inc. has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Phantom Fiber Corporation and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                          INDEX TO FINANCIAL STATEMENTS
                        ROO GROUP, INC. AND SUBSIDIARIES


                                                                         Page
   Period Ended September 30, 2005 (Unaudited)
   Consolidated Balance Sheet                                            F-2
   Consolidated Statements of Operations and Comprehensive
            Income (Loss)                                                F-3
   Consolidated Statements of Stockholders' Equity (Deficit)             F-4
   Consolidated Statements of Cash Flows                                 F-5
   Notes to Consolidated Financial Statements                            F-7

   Fiscal Years Ended December 31, 2004 and 2003
   Report of Independent Registered Public Accounting Firm               F-20
   Consolidated Balance Sheet                                            F-21
   Consolidated Statements of Operations and Comprehensive
            Income (Loss)                                                F-22
   Consolidated Statements of Stockholders' Equity (Deficit)             F-23
   Consolidated Statements of Cash Flows                                 F-24
   Notes to Consolidated Financial Statements                            F-26

                        ROO GROUP, INC. AND SUBSIDIARIES
              CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2005.
                                   (UNAUDITED)

Assets:
Current Assets:
   Cash and Cash Equivalents                                               $    740,172
   Accounts Receivable                                                        1,478,093
   Related Party Loans                                                          252,032
   Other Current Assets                                                         300,516
                                                                           ------------
   Total Current Assets                                                       2,770,813
                                                                           ------------
Marketable Equity Securities - Available for Sale                                10,575
Property and Equipment - Net                                                    477,847
Deferred Tax Assets                                                              18,182
Content - Net                                                                   177,379
Software - Net                                                                1,061,471
Customer List - Net                                                             419,830
Goodwill                                                                      1,990,413
                                                                           ------------
   Total Assets                                                            $  6,926,510
                                                                           ============
Liabilities and Stockholders' Equity:
Current Liabilities:
   Bank Overdraft                                                          $    443,476
   Accounts Payable                                                           1,024,922
   Capital Leases                                                                33,780
   Accrued Expenses                                                             199,863
   Stockholder Loans Payable                                                    950,000
   Income Tax Payable                                                            72,783
   Accrued Employee Benefits                                                    117,501
   Other Current Liabilities                                                    638,650
                                                                           ------------
   Total Current Liabilities                                                  3,480,975
                                                                           ------------
Non Current Liabilities:
   Capital Leases                                                                69,492
                                                                           ------------
   Total Non-Current Liabilities                                                 69,492
                                                                           ------------
Commitments                                                                          --
                                                                           ------------
Minority Interest                                                                50,052
                                                                           ------------
Stockholders' Equity:
   Series A Preferred Shares, $0.0001 Par Value: Authorized 10,000,000
     Shares; Issued and Outstanding 9,500,000                                       950
   Common Stock, $.0001 Par Value: Authorized 500,000,000 shares;
     Issued and Outstanding 8,963,155                                               896
   Paid-in Capital                                                           15,809,773
   Accumulated Deficit                                                      (12,457,203)
   Accumulated Other Comprehensive Loss                                         (28,425)
                                                                           ------------
   Total Stockholders' Equity                                                 3,325,991
                                                                           ------------
   Total Liabilities and Stockholders' Equity                              $  6,926,510
                                                                           ============

                 The Accompanying Notes are an Integral Part of
                    these Consolidated Financial Statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                                   (UNAUDITED)

                                                    Three months ended               Nine months ended
                                                      September 30                      September 30
                                              ----------------------------      ----------------------------
                                                 2005             2004             2005              2004
                                              -----------      -----------      -----------      -----------
Revenues                                      $ 1,605,263      $   968,691      $ 4,742,317      $ 2,118,165
                                              -----------      -----------      -----------      -----------
Expenses:
  Operations                                      980,184          583,729        3,002,160        1,373,483
  Research and Development                        206,907           86,234          512,879          232,235
  Sales and Marketing                             726,787          266,288        1,639,474          434,349
  General and Administration                      913,258          762,975        2,414,090        1,354,135
  General and Administration (Non Cash)                --               --        1,140,456               --
                                              -----------      -----------      -----------      -----------
  Total Expenses                                2,827,136        1,699,226        8,709,059        3,394,202
                                              -----------      -----------      -----------      -----------
  (Loss) from Operations                       (1,221,873)        (730,535)      (3,966,742)      (1,276,037)
Non Cash Cost of Capital                         (498,291)         (78,483)        (498,291)        (512,230)
Cost of Capital                                  (525,378)              --         (525,378)         (72,530)
Commission on Loan Procurement                         --               --          (60,000)              --
Cost of Omnibus Consent and Waiver
     Agreement                                    (77,993)              --          (77,993)              --
Redemption Premium on Convertible Notes          (743,948)              --         (801,091)              --
Agreement Termination Costs                            --         (210,000)              --         (210,000)
Interest Income                                       284               76            4,329              850
Interest Expense - Related Party                  (32,385)         (12,853)         (64,767)         (38,378)
Non Cash Interest Expense - Related Party         (62,395)              --          (62,395)              --
Interest Expense - Other                          (31,070)         (10,476)        (163,287)         (39,974)
Financing Fees - Convertible Notes               (319,220)        (587,558)        (759,252)        (587,558)
                                              -----------      -----------      -----------      -----------
  Net (Loss) before Income Taxes               (3,512,269)      (1,629,829)      (6,974,867)      (2,735,857)

Income Taxes                                       32,525            7,518           72,978           10,612
                                              -----------      -----------      -----------      -----------
  Net (Loss) before Minority Interest          (3,544,794)      (1,637,347)      (7,047,845)      (2,746,469)

Minority Interest                                  14,181            2,724           30,949            4,101
                                              -----------      -----------      -----------      -----------
  Net (Loss)                                  $(3,558,975)     $(1,640,071)     $(7,078,794)     $(2,750,570)
                                              ===========      ===========      ===========      ===========
Net (loss) per Common Share,
Basic and Diluted                             $     (0.54)     $     (0.45)     $     (1.44)     $     (0.80)
                                              ===========      ===========      ===========      ===========
Average Common Shares outstanding               6,549,460        3,629,292        4,920,512        3,418,128
                                              ===========      ===========      ===========      ===========
Comprehensive (Loss):
  Net (Loss)                                  $(3,558,975)     $(1,640,071)     $(7,078,794)     $(2,750,570)
  Foreign Currency Translation                     (7,286)           5,533          (16,680)          (5,637)
  Fair Market Value Adjustment for
   available for sale securities                   (1,790)          (9,148)          (4,448)          (9,148)
                                              -----------      -----------      -----------      -----------
  Comprehensive (Loss)                        $(3,568,051)     $(1,643,686)     $(7,099,922)     $(2,765,355)
                                              ===========      ===========      ===========      ===========


                 The Accompanying Notes are an Integral Part of
                    these Consolidated Financial Statements.

                         ROO GROUP, INC AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (UNAUDITED)

                                                                                   Accumulated
                                                      Other                           Other            Total
                                                    Additional     Accumulated    Comprehensive    Stockholders'
                                                     Paid-in        (Deficit)         Income           Equity
                                                     Capital                          (Loss)         (Deficit)
                                              -------------------------------------------------------------------
Balance December 31, 2003                             408,793      (1,152,642)         (12,938)        (756,472)
Issue of stock for services                           349,408                                           349,419
Issue of options for services                         425,715                                           425,715
Issue of stock in private placements                  871,798                                           871,815
Issue of stock for acquision of Reality Group       2,507,983                                         2,508,000
Issue of stock for acquision of Undercover Media      149,998                                           150,000
Issue of stock for acquision of Bickhams Media        279,992                                           280,000
Issue of stock for investments                         25,339                                            25,340
Issue of stock for termination of agreement           209,994                                           210,000
Computed discount on convertible debt                  46,578                                            46,578
Beneficial conversion feature of                      585,040                                           585,040
   convertible debt
Foreign currency translation adjustment                                                 (5,637)          (5,637)
Fair market value adjustment for
   available for sale securities                                                        (9,148)          (9,148)
Profit (Loss) for nine months September 30, 2004                   (2,750,570)                       (2,750,570)
                                              -------------------------------------------------------------------
Balance September 30, 2004                          5,860,638      (3,903,212)         (27,723)       1,930,080
                                              ===================================================================

Balance December 31, 2004                           6,930,157      (5,378,409)          (7,297)       1,544,842
Issue of options for services                         190,456                                           190,456
Issue of Preference Shares for services               199,800                                           200,000
Issue of Preference Shares as
   Performance Bonuses                                749,250                                           750,000
Computed discount on convertible debt                  32,338                                            32,338
Beneficial conversion feature of
   convertible debt                                   351,020                                           351,020
Issue of stock conversion of convertible debt         807,263                                           807,380
Computed discount on convertible debt                 117,198                                           117,198
Issue of warrants for Omnibus Consent and
Waiver agreement                                       77,993                                            77,993
Issue of stock Videodome Share Purchase                43,996                                            44,000
Issue of stock in private placements                5,749,616                                         5,750,000
Issue of warrants for R Petty Funding                  62,395                                            62,395
Issue of warrants for private placement               498,291                                           498,291
Foreign currency translation adjustment                                                (16,680)         (16,680)
Fair market value adjustment for
   available for sale securities                                                        (4,448)          (4,448)
Profit (Loss) for nine months September 30, 2005                   (7,078,794)                       (7,078,794)
                                              -------------------------------------------------------------------
Balance September 30, 2005                         15,809,773     (12,457,203)         (28,425)       3,325,991
                                              ===================================================================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                        Nine months ended
                                                                          September 30,
                                                                 ----------------------------
                                                                     2005            2004
                                                                 -----------      -----------
Operating activities:
   Net (Loss)                                                    $(7,078,794)     $(2,750,570)
                                                                 -----------      -----------
   Adjustments to reconcile net (loss) to net
     cash (used) by operating activities:
     Depreciation                                                    104,424           42,935
     Amortization of client lists                                    121,883           67,713
     Amortization of content                                         133,703            6,710
     Amortization of Software                                        199,766               --
     Non cash cost of capital                                        498,291          512,230
     Non cash cost of omnibus consent and waiver agreement            77,993               --
     Non cash agreement termination costs                                 --          210,000
     Non cash stock for services                                     190,456          334,599
     Non cash preference stock for consulting services               200,000               --
     Non cash preference stock issued as performance bonuses         750,000               --
     Non cash interest expense related party                          62,395               --
     Non cash Financing Fees on convertible note                     759,252          587,558
     Minority Interest in Reality                                     30,949               --
   Changes in assets and liabilities:
     (Increase) decrease in:
       Accounts receivable                                          (529,820)         105,409
       Other assets                                                  (52,620)        (106,339)
     Increase (decrease) in:
       Accounts payable                                              608,875         (304,329)
       Accrued Expenses                                             (223,518)          89,186
       Income Tax payable                                                979          (18,378)
       Accrued Employee Benefits                                     (37,454)           4,919
       Other liabilities                                              49,701          366,542
                                                                 -----------      -----------
   Total adjustments                                               2,945,255        1,898,755
                                                                 -----------      -----------
   Net cash (used) by operating activities - Forward              (4,133,539)        (851,815)
                                                                 -----------      -----------
Investing activities:
   Capitalization of Content                                        (154,898)         (43,217)
   Proceeds from sale of equipment                                        --           30,955
   Purchase of equipment                                            (188,340)         (48,648)
   (Increase) in related party loans                                 (79,735)        (125,778)
   Investment in VideoDome                                          (100,000)        (250,000)
   Investment in Reality                                                  --         (144,456)
   Net cash received in acquisition of Reality & VideoDome                --           30,374
                                                                 -----------      -----------
   Net cash (used) by investing activities - Forward             $  (522,973)     $  (550,770)


                 The Accompanying Notes are an Integral Part of
                    these Consolidated Financial Statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                Nine months ended
                                                                                  September 30,
                                                                          ----------------------------
                                                                              2005             2004
                                                                          -----------      -----------
   Net cash (used) by operating activities - Forwarded                    $(4,133,539)     $  (851,815)
                                                                          -----------      -----------
   Net cash (used) by investing activities - Forwarded                       (522,973)        (550,770)
                                                                          -----------      -----------
Financing activities:
   Capital contribution                                                     5,750,000          800,120
   Bank Overdraft                                                             192,092           33,113
   Increase in stockholder loan                                               600,000           87,983
   (Decrease) in stockholder loan                                            (150,000)        (102,087)
   Convertible Note                                                         1,465,000          950,021
   Repayment of Convertible Note                                           (2,742,620)              --
   Note payable                                                                    --          (62,500)
   (Decrease) in capital leases                                               (19,857)         (45,496)
                                                                          -----------      -----------
   Net cash provided by financing activities                                5,094,615        1,661,154
                                                                          -----------      -----------
Effect of exchange rate changes on cash                                       (19,533)         (10,060)
                                                                          -----------      -----------
   Net increase in cash                                                       418,570          248,509
Cash at beginning of periods                                                  321,602           26,371
                                                                          -----------      -----------
   Cash at end of periods                                                 $   740,172      $   274,880
                                                                          ===========      ===========

Supplemental Cash Flow Information:
Cash paid during the periods for:
Interest                                                                  $   228,054      $    78,352
Income taxes                                                              $    97,600      $    24,925
Supplemental disclosure of non-cash financing and investing activities
Stock issued for achievement of second milestone as per share
Purchase agreement of Videodome Networks.com Inc.(see note 9)             $    44,000      $        --
Conversions of Convertible Notes (see note 11)                            $   807,381      $        --

                 The Accompanying Notes are an Integral Part of
                    these Consolidated Financial Statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1) Basis of Presentation

The accompanying unaudited consolidated financial statements of ROO Group, Inc. ("ROO" or the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all information and footnotes required by general accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the interim financial statements not misleading have been included. Results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto of the Company and management's discussion and analysis of financial condition and results of operations included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

(2) Summary of Significant Accounting Policies

(A) Principles of Consolidation - The consolidated financial statements include the accounts of ROO Group, Inc., its wholly owned subsidiary ROO Media Corporation, its wholly owned subsidiary Bickhams and its 80% subsidiary Reality Group Pty. Ltd. ("Reality"). Included in the consolidation with ROO Media Corporation are ROO Media Corporation's wholly owned subsidiary ROO Media (Australia) Pty Ltd. and ROO Media (Australia) Pty Ltd.'s wholly owned subsidiary Undercover Media Pty Ltd. ("Undercover"), its 76%-owned subsidiary ROO Media Europe Pty Ltd, its wholly owned subsidiary ROO Broadcasting Limited and its wholly owned subsidiary ROO TV Pty Ltd. Included in the consolidation with Bickhams is Bickhams' wholly owned subsidiary VideoDome, Inc.

(B) Management Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

(C) Foreign Currency Translation - Assets and liabilities of ROO Group's foreign subsidiaries are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in affect during the period. Resulting translation adjustments are recorded as a component of accumulated comprehensive income (loss) in stockholders' equity.

(D) Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the immediate or short-term maturity of these financial instruments.

(E) Impairment of Long-Lived Assets - We review our long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(2) Summary of Significant Accounting Policies (Continued)

(F) Cash and Cash Equivalents - ROO considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. Such investments are valued at quoted market prices.

(G) Property and Equipment - Property and equipment are stated at cost. Depreciation is provided for using the straight-line and declining balance methods of accounting over the estimated useful lives of the assets [See Note 5].

(H) Intangible Assets - Intangible assets of the Company are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the assets, with periods of up to five years. All intangible assets are reviewed for impairment annually or more frequently if deemed necessary and no impairment write-offs were recorded.

(I) Risk Concentrations - Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place our cash and cash equivalents with high credit quality institutions to limit credit exposure. We believe no significant concentration of credit risk exists with respect to these investments.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the wide variety of customers who are dispersed across many geographic regions. As of September 30, 2005, three customers accounted for approximately 23%, 15% and 14% of our trade accounts receivable portfolio. We routinely assess the financial strength of customers and, based upon factors concerning credit risk, we establish an allowance for uncollectible accounts. Management believes that accounts receivable credit risk exposure beyond such allowance is limited. The allowance as of September 30, 2005 was $52,494.

We generally do not require collateral for our financial instruments.

(J) Revenue Recognition - Revenues are derived principally from professional services, digital media management and advertising. Revenue is recognized when service has been provided.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that ROO Group's revenue recognition practices are in conformity with the guidelines of SAB 101 as amended by SAB 104.

(K) Earnings (Loss) Per Share Calculation - Net loss per share is based on the weighted average number of shares outstanding

Earnings (loss) per common share are calculated under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires ROO Group to report both basic earnings (loss) per share, which is based on the weighted average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect. Potential shares from the conversion of Series A Preferred Stock are excluded as these are not convertible for two years from the date of issuance.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(2) Summary of Significant Accounting Policies (Continued)

(L) Stock-Based Compensation - We account for stock-based compensation utilizing the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" and related Interpretations. Accordingly, no compensation expense is recognized because the exercise prices of these employee stock options equal or exceed the estimated fair market value of the underlying stock on the dates of grant.

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment". SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation", and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after December 15, 2005, although early adoption is allowed. SFAS 123R requires companies to adopt its requirements using a "modified prospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. The "modified retrospective" method also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123.

We currently utilize a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees for proforma purposes. While SFAS 123R permits entities to continue to use such a model, the standard also permits the use of a "lattice" model. We have not yet determined which model we will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

SFAS 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. We have not yet determined what effect, if any, this change will have on future periods.

We currently expect to adopt SFAS 123R effective January 1, 2006; however, we have not yet determined which of the aforementioned adoption methods we will use.

(M) Non Cash Cost of Capital - During the nine month periods ended September 30, 2005 and 2004, non cash cost of capital included options issued for capital raising services and options attached to stock issued for cash which were valued using the Black-Scholes method totaling $498,291 and $512,230, respectively.

(N) Advertising Expense - Our policy is to expense advertising costs as incurred. We incurred no significant advertising expense in the three and nine month periods ended September 30, 2005 and 2004.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(2) Summary of Significant Accounting Policies (Continued)

(O) Restatement of Shares - Effective October 3, 2005, the Company amended its Certificate of Incorporation to effect a one-for-50 reverse split of the Company's issued and outstanding shares of common stock. All references to numbers or values of the Company's shares have been adjusted to reflect this one-for-50 reverse split. All option amounts and exercise prices have been adjusted to reflect the stock split.

(P) Financing Fees Convertible Notes

Financing Fees Convertible Notes reclassifies non cash expenses relating to the issuance of various convertible notes to investors in the Company. All such convertible securities were retired prior to September 30, 2005. (Q) Reclassification

Certain prior period amounts have been reclassified to conform with the current presentation.

(3) Marketable Securities - At Fair Value

The Company has classified its investments in marketable securities as available for sale in conformity with generally accepted accounting principles.

Cost and fair value of marketable securities available for sale as of September 30, 2005 are as follows:

                                           Unrealized       Unrealized
                             Cost             Gain            Losses        Fair Value
                         ------------    --------------   -------------    ------------
Common Stock             $     25,338    $           --   $      14,763    $     10,575
                         ============    ==============   =============    ============

Available for sale securities are valued at fair value, with unrealized gains and losses shown as a separate component of stockholders' equity. For the nine months ended September 30, 2005, comprehensive income/(loss) includes unrealized holding losses of $4,448.

Realized gains and losses are determined on the basis of sales price compared to original cost. Cost is determined under the specific identification method. During the nine months ended September 30, 2005, sales proceeds and gross realized gains and losses on securities classified as available for sale were:

                                                                      2005
                                                                    --------
Sales Proceeds                                                     $      NIL
                                                                   ==========
Gross Realized Losses                                              $      NIL
                                                                   ==========
Gross Realized Gains                                               $      NIL
                                                                   ==========

The unrealized loss on marketable securities, which is included as a component of accumulated other comprehensive loss in the accompanying balance sheet, totaled $14,763 at September 30, 2005.

(4) Leases

The Company is a party to a number of noncancelable lease agreements primarily involving office premises and computer equipment. Computer equipment leases are generally for 3-year periods and there are two leases of office premises one in Australia is for a 4-year period ending April 2006 with a renewal option for an additional 3-year term and one in our New York office lease is for 3 years and 10 months ending November 2008 with no renewal options

The following is a schedule of future minimum payments under capital leases and operating leases and obligations under capital leases (present value of future minimum rentals) as of September 30, 2005.

Periods January to December                             Operating
unless stated otherwise                     Capital     Property       Total
---------------------------                --------     --------     --------
2005 October-December                      $ 21,974     $ 71,621     $ 93,595
2006                                         23,274      168,185      191,459
2007                                         32,196      127,308      159,504
2008                                         32,487      120,197      152,684
2009 and Thereafter                              --           --           --
                                           --------     --------     --------
Total Minimum Lease Payments                109,931     $487,311     $597,242
                                                        ========     ========
Less Amount Representing Interest             6,659
                                           --------
Total Obligations Under Capital Leases     $103,272
                                           ========

Rent expense amounted to $84.958 and $34,086 for the three months ended September 30, 2005 and 2004, respectively and $223,305 and $63,357 for the nine months ended September 30, 2005 and 2004, respectively.

(5) Property and Equipment

Property and equipment at September 30, 2005 consists of the following:

                                       Plant and                    Motor
                                       Equipment                  Vehicles
                         Plant and      Capital      Motor         Capital      Computer     Leasehold       Office
                         Equipment       Lease      Vehicles        Lease       Software    Improvements    Equipment       Total
                         ---------     ---------    ---------     ---------     ---------     ---------     ---------     ---------
Cost                     $ 174,905     $   8,793    $   3,972     $ 105,250     $  35,739     $  41,566     $ 270,416     $ 640,641

Accumulated
Depreciation               (47,476)       (2,112)      (1,223)      (19,863)      (16,833)       (4,136)      (71,161)     (162,804)
                         ---------     ---------    ---------     ---------     ---------     ---------     ---------     ---------
Net                      $ 127,429     $   6,681    $   2,749     $  85,387     $  18,906     $  37,430     $ 199,255     $ 477,837
                         =========     =========    =========     =========     =========     =========     =========     =========
Estimated Useful Life     10 years       3 years      6 years       7 years       2 years       5 years       4 years

Depreciation expense (including amortization of capital lease assets) totaled $35,109 and $22,247 for the three months ended September 30, 2005 and 2004, respectively, and $104,424 and $42,935 for the nine months ended September 30, 2005 and 2004, respectively.

 (6) Income Taxes

The provision (benefit) for income taxes consisted of the following:

                                    Three Months Ended       Nine Months Ended
                                       September 30            September 30,
                                  ---------------------    --------------------
                                    2005         2004        2005        2004
                                  --------     --------    --------    --------
Current:
  Australian Federal Tax Expense  $ 34,204     $  7,380    $ 49,849    $ 12,969
Non Current:
  Australian Federal Tax Expense    (1,679)         138      23,129      (2,357)
                                  --------     --------    --------    --------
  Totals                          $ 32,525     $  7,518    $ 72,978    $ 10,612
                                  ========     ========    ========    ========

Reported income tax expense differs from the amount of income tax expense that would result from applying federal tax rates due to the application of Australian tax law.

The components of deferred tax assets and liabilities were as follows:

                                                   September 30
                                           ----------------------------
                                             2005                2004
                                           --------            --------
Deferred Tax Assets:
  Provision Accounts                       $ 17,648            $ 14,886
  Depreciation                                  933               7,287
  Other Liabilities                            (399)             (4,977)
                                           --------            --------
  Totals                                   $ 18,182            $ 17,196
                                           ========            ========

(7) Goodwill and Intangible Assets

Goodwill represents cost in excess of net assets acquired. The company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (FAS 142) effective January 1, 2002. Under FAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators are present) for impairment. Pursuant to the provisions of FAS 142, the goodwill resulting from the Company's acquisition of Reality, which totals $1,990,413, is not being amortized for book purposes and is subject to the annual impairment testing provisions of FAS 142, which testing indicated no impairment for goodwill.

At September 30, 2005 intangible assets include the following:

                       Customer List     Software       Content
                       -------------   -----------    -----------
Cost                    $   650,054    $ 1,299,761    $   396,671
Less Amortization          (230,224)      (238,290)      (219,292)
                        -----------    -----------    -----------
  Totals                $   419,830    $ 1,061,471    $   177,379
                        ===========    ===========    ===========

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(7) Goodwill and Intangible Assets (Continued)

The customer lists were acquired as a component of the Reality acquisition and are being amortized over a 4 year period on a straight line basis. It is estimated that the aggregate annual amortization expense for each of the next 3 years will be $162,510 for customer lists. The software is being amortized over a 5 year period on a straight line basis. It is estimated that the minimum aggregate annual amortization expense for each of the next 4 years will be $259,952 for software. Content is made up of digital videos, audio and photographs and is capitalized at the cost of production. Content is amortized over a 2 year period on a straight line basis. It is estimated that the minimum amortization of content costs will total $126,978 and $33,473 for the years ending December 31, 2006 and 2005, respectively.

Amortization for the three and nine months ended September 30, 2005 and 2004 related to these assets amounted to $136,113 and $47,338 and $455,352 and $74,423, respectively.

The Company's policy is to regularly review intangible assets to determine if they have been permanently impaired by adverse conditions. As at September 30, 2005 management does not believe the intangible assets to be impaired

(8) Shareholder Loan Payable

The Company has periodically received cash advances from its Chief Executive Officer. These amounts are recorded as a loan payable by the Company. The interest on the loan is 10% per annum and the outstanding balance as of September 30, 2005 was $950,000. Interest expense for this loan amounts to $32,385 and $12,853 for the three months ended September 30, 2005 and 2004, respectively and $64,767 and $38,378 for the nine months ended September 30, 2005 and 2004, respectively.

On August 23, 2005 the Company assumed the liability for warrants issuable to the funding agents for the $600,000 loan made to the company by the Chief Executive Officer on May 23, 2005. This resulted in the company issuing 48,000 warrants. The warrants were valued at $62,395 under the Black-Scholes method and the amount was expensed as a non cash interest expense - related party.

(9)Preferred Stock

On September 30, 2005, the Company amended the terms of its Series A Preferred Stock to provide that: (1) the holders thereof may not convert shares of Series A Preferred Stock if the market price of the Common Stock is below $3.00 per share; and (2) removing the following restriction on the holders thereof from converting shares of Series A Preferred Stock immediately prior to a change in control of the Company:

"if at the time of a conversion under this Section 5.2 the market price of the Common Stock is below $0.40 per share, then each share of Series A Preferred Stock shall convert into such number of shares of Common Stock equal to (x) two
(2), multiplied by (y) the closing price of the Common Stock on the date of the event triggering an automatic conversion under this Section 5.2 divided by $0.20."

(10) Stock Issuances

On July 19, 2005 the Company issued 216,000 shares of common stock converted under the callable secured convertible notes agreement. The stock issued was valued at $0.65 per share to reduce the amount owing on the convertible notes by a total of $140,400.

On July 22, 2005 the Company issued 228,000 shares of common stock converted under the callable secured convertible notes agreement. The stock issued was valued at $0.57 per share to reduce the amount owing on the convertible notes by a total of $129,960.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(10) Stock Issuances (Continued)

On July 29, 2005 the Company issued 228,000 shares of common stock converted under the callable secured convertible notes agreement. The stock issued was valued at $0.505 per share to reduce the amount owing on the convertible notes by a total of $115,140.

On August 23, 2005, the Company entered into a Common Stock Purchase Agreement and sold 3,833,333 shares of the Company's common stock to accredited investors in a private placement pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. The common stock was sold at a price of $1.50 per share resulting in gross proceeds of $5,750,000. $3,400,000 of the proceeds was used to prepay all of the Company's outstanding callable secured convertible notes. In connection with the sale of the common stock, the Company was required to perform 1-for-50 reverse split of its outstanding shares of common stock within 45 days following the closing date (Note 2). In addition, the investors acknowledged and agreed that the Company may sell up to an additional $2,250,000 of shares of common stock on substantially identical terms or on terms more favorable to the Company within 45 days of the closing, which the investors have a right of first refusal to participate in. The Company's Chairman and Chief Executive Officer also agreed to convert at least $600,000 of a promissory note issued to him by the Company on May 18, 2005 in the aggregate principal amount of $1,100,000 into shares of the Company's common stock at a price of $1.50 per share within five business days of the reverse stock split. The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 45 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective. Pali Capital, Inc. and Brimberg & Co., both registered broker-dealers, acted as placement agents for the sale of the Company's common stock. In connection with the closing, the Company paid the placement agents a cash fee equal to 10% of the gross proceeds up to $3,000,000 and 8% of the gross proceeds in excess of $3,000,000. In addition, the Company is required to issue the placement agents warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock sold in the private placement with an exercise price of $1.50 per share exercisable for a period of five years. The placement agents have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the placement agent warrants. The placement agents warrants totaling 383,333 were issued on August 23, 2005 with an exercise price of $1.50 and were valued under the Black-Scoles method as $498,291.

On August 23, 2005 the Company issued 48,000 warrants in relation to assuming the liability for warrants due issuable to the funding agents for the $600,000 loan the Chief Executive Officer made to the Company on May 23, 2005.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(11) Callable Secured Convertible Notes

On July 18, 2005, the Company entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of: (i) $2,500,000 in callable secured convertible notes; and (ii) warrants to purchase 100,000 shares of the Company's common stock. The callable secured convertible notes and the warrants will be issued to the investors pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The warrants were valued under the Black Scholes method of $117,198.

The investors are obligated to provide the Company initially with $550,000 of funds which was disbursed on July 19, 2005.

On August 18, 2005, the Company entered into an Omnibus Consent and Waiver agreement with the holders of the Company's outstanding callable secured convertible notes. Under the agreement, the Noteholders consented to a private placement of up to 5,333,333 shares of the Company's common stock at a purchase price of $1.50 per share in one or more closings. The Noteholders also agreed to amend the amount of consideration required to prepay the callable secured convertible notes in full to: (a) payment of $3,400,000 in cash within five business days of the date of the agreement; and (b) issuance of warrants entitling the Noteholders to purchase 60,000 shares of the Company's common stock with a fixed exercise price of $1.50 per share exercisable for a period of five years from the issue date. The warrants were valued under the Black-Scholes method of $77,993. In addition, the Noteholders waived certain notice and other requirements in order to facilitate prepayment of the outstanding callable secured convertible notes. The warrants were issued by the Company on October 11, 2005.

On August 23, 2005 the Company repaid the holders of the Company's outstanding callable secured convertible notes $3,400,000 which repaid the callable secured convertible notes in full. This negotiated settlement was considered to be in the best interest of the Company and included $2,599,763 callable secured convertible notes principal outstanding, $56,289 interest due and payable and a $743,948 premium on the redemption.

(12) Stock Option Plan

On August 23,2005 the Board of Directors of ROO Group, Inc. increased the number of incentive stock options or non-qualified options to purchase an aggregate of 2,500,000 shares of common stock may be issued Stock Option Plan (the "Plan"). Pursuant to the Plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase an aggregate of 274,000 shares of common stock had been issued to officers, directors, employees and consultants of ROO Group.

The Board of Directors have also determined that the current outstanding , incentive stock options or non-qualified options be reissued on terms in line with the Company's current position to reinstate the incentive nature of the Plan for officers, directors, employees and consultants. On August 23, 2005 the Board of Directors reissued the 274,000 outstanding stock options under the Plan for 2 years and at an exercise price of $2.00 per share.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The Plan is administered by the Board of Directors of ROO Group (the "Board") or by a committee to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the "Administrator"). Options granted under the Plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the Plan vest in such increments as is determined by the Administrator. To the extent that options are vested, they must be exercised within a maximum of three months of the end of optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the Plan shall be determined by the Administrator. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of ROO Group's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

If the compensation cost for the stock-based employee compensation plans had been determined based on fair values of awards on the grant date, estimated using the Black-Scholes option pricing model, which would be consistent with the method described in SFAS No. 123, the Company's reported net (loss) and (loss) per share would have been reduced to the pro forma amounts shown below:

                                                            Nine months Ended     Nine months Ended
                                                           September 30, 2005    September 30, 2004
                                                           ------------------    ------------------
Net (Loss) as reported                                          (7,078,794)           (2,750,570)
Deduct: Amount by which stock-based employee
       compensation as determined under fair value
       based method for all awards exceeds the
       compensation as determined under the intrinsic
       value method                                               (350,660)           (1,026,876)
Pro Forma Net (Loss)                                            (7,429,454)           (3,777,446)
Basic and Diluted (Loss) Per Share as Reported                       (1.44)                (0.80)
Pro Forma Basic and Diluted (Loss) Per Share                         (1.51)                (1.11)

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transaction and Disclosure - An Amendment of SFAS No. 123." This Statement provides alternative accounting for stock-based employee compensation and requires prominent disclosures in both annual and interim financial statements about the method used in reporting results. The Company has elected not to adopt the recognition and measurement provisions of SFAS No. 123 and continues to account for its stock-based employee compensation plans under APB Opinion No. 25 and related interpretations and, therefore, the transaction provisions will not have an impact on the Company's financial position or results of operations. The required expanded interim disclosures are provided above.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(12) Subsequent Events

Effective October 3, 2005, the Company amended its Certificate of Incorporation to effect a one-for-50 reverse split of the Company's issued and outstanding shares of common stock. As of that date, every fifty outstanding shares of common stock were changed into one shares of common stock. Any shareholder who beneficially owns a fractional share of common stock after the reverse stock split will receive one additional share of common stock in lieu of such fractional share.

On October 20, 2005, the Company entered into a Common Stock Purchase Agreement pursuant to which the Company sold 1,500,000 shares of its common stock to accredited investors. The shares of common stock were sold at a price of $1.50 per share resulting in gross proceeds of $2,250,000. The transaction was exempt from registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective.

Pali Capital, Inc. and Brimberg & Co., both registered broker-dealers, acted as placement agents for the sale of the Company's common stock. In connection with the closing, the Company paid the placement agents a cash fee equal to 8% of the gross proceeds. In addition, the Company is required to issue the placement agents warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock sold in the private placement with an exercise price of $1.50 per share exercisable for a period of five years. The placement agents have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the placement agent warrants.

On October 21, 2005 Robert Petty the Company's Chief Executive Officer converted $600,000 of the amount owing to him as Shareholder Loan Payable to 400,000 shares which were issued at a price of $1.50 per share.

On October 28, 2005, the Company entered into an amendment (the "Amendment") to the Stock Purchase Agreement (the "Reality Purchase Agreement") dated as of March 11, 2004 among the Company and the shareholders of Reality Group Pty Ltd. ("Reality Group"). Pursuant to the Amendment, the Reality Group shareholders agreed to exercise their buyback option effective January 1, 2006 at which date the Company must sell to the Reality Group shareholders such number of shares of Reality Group's common stock so as to reduce the Company's ownership of Reality Group to 51%. The Reality Group shareholders further agreed that the Share Variance (as defined in the Reality Purchase Agreement and as described in a Form 8-K filed by the Company on May 17, 2004) shall be calculated based upon a closing sale price of $2.50 and the Share Variance equals $1,263,500.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(12) Subsequent Events (Continued)

The Company paid $200,000 of the $1,263,500 Share Variance in cash and issued 425,400 shares (the "Variance Shares") of the Company's common stock as payment of the remaining $1,063,500 based on a stock price of $2.50 per share. The Company guaranteed (the "Variance Guarantee") the Reality Group shareholders that they will be able to sell their Exchange Shares (as defined in the Reality Purchase Agreement and as described in a Form 8-K filed by the Company on May 17, 2004) and Variance Shares for a price equal to or greater than $2.50 per share for a period of 14 days after the earliest date that the Reality Group shareholders can publicly sell their shares of the Company's common stock (the "Variance Guarantee Period"). In the event the Reality Group shareholders are unable to sell any of the Exchange Shares or the Variance Shares for a price equal to or greater than $2.50 per share during the Variance Guarantee Period, then the Company must issue them such number of shares of common stock equal to:
(x) the applicable number of Variance and/or Exchange Shares multiplied by $2.50, less (y) the applicable number of Variance and/or Exchange Shares multiplied by the average closing sale price of the Company's common stock on the OTC Bulletin Board during the Variance Guarantee Period, divided by (z) the average closing sale price of the Company's common stock on the OTC Bulletin Board during the Variance Guarantee Period. Notwithstanding the above agreements, if at any time during the Variance Guarantee Period an offer is presented to a Reality Group shareholder to purchase their Variance Shares for a price equal to or greater than $2.50 per share and such shareholder does not accept the offer, then the Company's obligations pursuant to the Variance Guarantee shall be automatically terminated with respect to such shareholder. The Company agreed to prepare and file a registration statement providing for the resale of 359,280 of the Variance Shares by November 27, 2005.

The above transactions were exempt from registration requirements pursuant to Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

On October 28, 2005, the Company entered into an agreement with ROO Broadcasting Limited, a wholly owned subsidiary of the Company ("ROO Broadcasting"), and the shareholders of Factory 212 Pty Ltd. ("Factory212"), pursuant to which Roo Broadcasting acquired 51% of the outstanding ordinary shares of Factory212. Factory212 is an Australian based interactive marketing agency.

As consideration for the ordinary shares of Factory212, the Company issued 10,000 shares (the "Initial Shares") of the Company's common stock to the Factory212 shareholders. Subject to the conditions described below, the Company may issue additional shares ("Additional Shares") of common stock to the Factory212 shareholders, issuable after December 31, 2007, calculated as follows:

          51% of [(1 * Factory212 Revenue) + (4 * Factory212 Earnings)]
          -------------------------------------------------------------
                             Average ROO Share Price

where: "Factory212 Revenue" means the billings less all media and third party supplier costs of Factory212 for the twelve month period ending December 31, 2007; "Factory212 Earnings" means the earnings of Factory212 before tax and after deduction of interest and all other expenses for the twelve month period ending December 31, 2007; and "Average ROO Share Price" means the average price of the Company's common stock during the final five trading days of December 2007.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(12) Subsequent Events (Continued)

If the Company does not issue the maximum number of Additional Shares, ROO Media's 51% ownership of Factory212 will be reduced on a pro rata basis by the difference between the maximum number of Additional Shares and the actual number of Additional Shares issued. If the Company does not issue any Additional Shares, ROO Media will relinquish all of its 51% ownership of Factory212. However, if the Factory212 Earnings are greater than 15% of the Factory212 Revenue and the number of Additional Shares to be issued are less than 4.9% of the then current outstanding shares of common stock of the Company, the Company must proceed with issuing the maximum number of Additional Shares in accordance with the above formula.

The acquisition of Factory212 was conditioned upon the parties entering into the Amendment described above under "Amendment to Reality Group Purchase Agreement." If the Company fails to meet its material obligations under the terms of the Amendment, then the Company and ROO Media agreed that the Factory212 shareholders may in their sole discretion require the ROO Media to relinquish all of its ownership of Factory212. In such event, the Company agreed that the Factory 212 shareholders shall be entitled to retain ownership of their Initial Shares.

On December 28, 2005, the Company sold 1,701,500 shares of common stock and 680,600 warrants to purchase shares of common stock to accredited investors. The shares of common stock were sold at a price of $3.00 per share, resulting in $5,104,500 of gross proceeds. Each investor was issued warrants to purchase a number of shares of common stock equal to 40% of the number of shares of common stock purchased. The warrants have an exercise price of $4.00 per share and a term of five years.

In connection with the December 28, 2005 private placement, the Company agreed with the investors that within 60 days of meeting the listing requirements of The Nasdaq SmallCap Market, it will file an initial listing application for the Company's common stock to be listed on The Nasdaq SmallCap Market and that within 60 days of meeting the listing requirements of The Nasdaq National Market, it will file an initial listing application for the Company's common stock to be listed on The Nasdaq National Market. The Company also granted investors a right to participate in subsequent financings until June 28, 2007.

The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the December 28, 2005 private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective.

Pali Capital, Inc. and Brimberg & Co., both registered broker-dealers, acted as placement agents for the December 28, 2005 private placement. In connection with the closing, the Company paid the placement agents a cash fee equal to 8% of the gross proceeds. In addition, the Company issued the placement agents warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock sold in the private placement with an exercise price of $3.00 per share exercisable for a period of five years. The placement agents have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the placement agent warrants.

On December 30, 2005, the Company issued 5,818 shares of common stock to Bencor Limited as consideration for investor relations consulting services rendered to the Company.

                               . . . . . . . . . .

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Roo Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Roo Group, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficit), and cash flows for each of the two years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Roo Group, Inc. and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       /s/ Moore Stephens, P.C.

                                       MOORE STEPHENS, P. C.
                                       Certified Public Accountants.

New York, New York
March 24, 2005

                        ROO GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2004.

Assets:
Current Assets:
   Cash and Cash Equivalents                                        $   321,602
   Accounts Receivable                                                  974,458
   Related Party Loans                                                  228,346
   Other Current Assets                                                 235,927
                                                                    -----------

   Total Current Assets                                               1,760,333
                                                                    -----------

Marketable Equity Securities - Available for Sale                        15,023
Property and Equipment - Net                                            402,674
Long-Term Loans                                                          17,555
Deferred Tax Assets                                                      42,388
Content - Net                                                           160,451
Software - Net                                                        1,117,236
Customer List - Net                                                     541,713
Goodwill                                                              1,990,413
                                                                    -----------
   Total Assets                                                     $ 6,047,786
                                                                    ===========
Liabilities and Stockholders' Equity:
Current Liabilities:
   Bank Overdraft                                                   $   265,547
   Accounts Payable                                                     435,568
   Capital Leases                                                        48,531
   Accrued Expenses                                                     426,507
   Stockholder Loans Payable                                            500,000
   Related Party Loans                                                   50,714
   Income Tax Payable                                                    97,405
   Accrued Employee Benefits                                            121,563
   Other Current Liabilities                                            357,325
   Note Payable - Other                                                 276,000
                                                                    -----------

   Total Current Liabilities                                          2,579,160
                                                                    -----------
Non Current Liabilities:
   Convertible Note - Net of Discounts of $173,698                    1,826,302
   Capital Leases                                                        77,554
                                                                    -----------

   Total Non-Current Liabilities                                      1,903,856
                                                                    -----------

Commitments                                                                  --
                                                                    -----------

Minority Interest                                                        19,928
                                                                    -----------
Stockholders' Equity:
   Common Stock, $.0001 Par Value: Authorized 500,000,000 shares;
      Issued and Outstanding 195,583,425                                 19,559

   Additional Paid-in Capital                                         6,910,989

   Accumulated Deficit                                               (5,378,409)

   Accumulated Other Comprehensive Loss                                  (7,297)
                                                                    -----------

   Total Stockholders' Equity                                         1,544,842
                                                                    -----------

   Total Liabilities and Stockholders' Equity                       $ 6,047,786
                                                                    ===========

                 The Accompanying Notes are an Integral Part of
                    these Consolidated Financial Statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                                                                             Years ended
                                                                             December 31,
                                                                        2004              2003
                                                                    -------------    -------------
Revenue                                                             $   3,937,488    $     145,252
                                                                    -------------    -------------
Expenses:
   Operations                                                           2,540,622               --
   Research and Development                                               321,991          142,845
   Sales and Marketing                                                    841,447          199,877
   General and Administration                                           2,407,253          318,950
                                                                    -------------    -------------

   Total Expenses                                                       6,111,313          661,672
                                                                    -------------    -------------

   (Loss) from Operations                                              (2,173,825)        (516,420)

Non Cash Cost of Capital                                                 (512,230)              --

Cost of Capital                                                           (72,530)              --

Interest Income                                                             1,487               29

Interest Expense - Related Party                                          (50,980)         (62,422)

Interest Expense - Other                                               (1,143,577)              --

Agreement Termination Costs                                              (210,000)              --
                                                                    -------------    -------------

   Net (Loss) before Income Taxes                                      (4,161,655)        (578,813)

Income Taxes                                                               48,621               --
                                                                    -------------    -------------

   Net (Loss) before Minority Interest                                 (4,210,276)        (578,813)

Minority Interest                                                          15,491               --
                                                                    -------------    -------------

   Net (Loss)                                                       $  (4,225,767)   $    (578,813)
                                                                    =============    =============

Basic and Diluted Net (Loss) Per Common Share                       $       (0.02)   $          --
                                                                    =============    =============

Average Common Shares Outstanding                                     175,139,455      157,669,130
                                                                    =============    =============

Comprehensive Income:
   Net (Loss)                                                       $  (4,225,767)   $    (578,813)
   Foreign Currency Translation                                            15,956          (11,956)
   Fair Market Value Adjustment for Available for Sale Securities         (10,315)              --
                                                                    -------------    -------------

   Comprehensive Income (Loss)                                      $  (4,220,126)   $    (590,769)
                                                                    =============    =============

                 The Accompanying Notes are an Integral Part of
                    these Consolidated Financial Statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY [DEFICIT]

                                                                                                    Accumulated Other     Total
                                                               Common      Additional                 Comprehensive    Stockholders'
                                                  Common        Stock       Paid-in     Accumulated      Income          Equity
                                                   Stock      Par Value     Capital       Deficit        (Loss)         [Deficit]
                                                -----------  -----------  -----------   -----------    -----------     -----------

   Balance - January 1, 2003                    148,000,000  $    14,800  $   394,308   $  (573,829)   $      (982)    $  (165,703)

Equity of Shell in Merger Transaction             9,669,130          967         (967)           --             --              --
Net (Loss) for the year ended December 31, 2003          --           --           --      (578,813)            --        (578,813)
Foreign Currency Translation Adjustment                  --           --           --            --        (11,956)        (11,956)
                                                -----------  -----------  -----------   -----------    -----------     -----------

   Balance December 31, 2003                    157,669,130       15,767      393,341    (1,152,642)       (12,938)       (756,472)

   Stock issued in private placements             8,311,709          831      870,984            --             --         871,815
   Stock issued for services                      6,802,236          681      575,461            --             --         576,142
   Stock issued for investments                     440,350           44       25,296            --             --          25,340
   Stock issued as compensation for the
      termination of an agreement                 3,000,000          300      209,700            --             --         210,000
   Shares issued for the acquisition of
      Reality Group, Pty, Ltd                     8,360,000          836    2,507,164            --             --       2,508,000
   Shares issued for the acquisition of
      Undercover Media, Pty, Ltd                  1,000,000          100      149,900            --             --         150,000
   Shares issued for the acquisition of
      Bickhams Media, Inc.                        4,000,000          400      279,600            --             --         280,000
   Shares issued for the acquisition of
      Videodome Networks.com, Inc.                6,000,000          600      329,400            --             --         330,000
   Grant of options for services                         --           --      425,715            --             --         425,715
   Computed discount on convertible debt                 --           --       89,584            --             --          89,584
   Beneficial conversion feature of
      convertible debt                                   --           --    1,054,844            --             --       1,054,844
   Foreign currency translation adjustment               --           --           --            --         15,956          15,956
   Fair market value adjustment for available
      for sale securities                                --           --           --            --        (10,315)        (10,315)
   Net (Loss)                                            --           --           --    (4,225,767)            --      (4,225,767)
                                                -----------  -----------  -----------   -----------    -----------     -----------

   Balance - December 31, 2004                  195,583,425  $    19,559  $ 6,910,989   $(5,378,409)   $    (7,297)    $ 1,544,842
                                                ===========  ===========  ===========   ===========    ===========     ===========

                 The Accompanying Notes are an Integral Part of
                    these Consolidated Financial Statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     Years ended
                                                                     December 31,
                                                                 2004           2003
                                                             -----------    -----------
Operating Activities:
   Net (Loss)                                                $(4,225,767)   $  (578,813)
                                                             -----------    -----------
   Adjustments to Reconcile Net (Loss) to Net Cash
      Provided by Operating Activities:
      Provision for Doubtful Accounts                             34,833             --
Depreciation                                                      65,056          4,863
      Amortization of Customer Lists                             108,341             --
      Amortization of Content                                     83,236             --
      Amortization of Software                                    38,525             --
      Non Cash Cost of Capital                                   512,230             --
      Non Cash Termination of Registration Rights                210,000             --
      Non Cash Legal Expenses                                     93,087             --
      Non Cash Stock for Services                                 33,055             --
      Non Cash Marketing Expenses                                450,000             --
      Non Cash Interest on Convertible Note                    1,074,295             --
      Minority Interest in Reality                                15,491             --

   Changes in Assets and Liabilities:
      (Increase) Decrease in:
         Accounts Receivable                                     (52,630)        (4,976)
         Other Current Assets                                   (118,539)

      Increase (Decrease) in:
         Accounts Payable                                       (276,767)       161,356
         Accrued Expenses                                        139,247             --
         Income Tax Payable                                       (3,361)            --
         Accrued Employee Benefits                                67,755             --
         Other Current Liabilities                               281,753         51,862
                                                             -----------    -----------

         Total Adjustments                                     2,755,607        213,105
                                                             -----------    -----------

   Net Cash (Used) By Operating Activities - Forward          (1,470,160)      (365,708)
                                                             -----------    -----------

Investing Activities:
   Investment Bickhams/Videodome                                (400,000)            --
   Investment in Reality                                        (144,456)            --
   Net Cash Received in Acquisition of Reality & Videodome        85,788             --
   Capitalization of Content                                     (80,322)            --
   Purchase of Equipment                                        (113,305)       (12,814)
   Proceeds from Sale of Equipment                                44,916             --
                                                             -----------    -----------

   Net Cash (Used) By Investing Activities - Forward         $  (607,379)   $   (12,814)

                 The Accompanying Notes are an Integral Part of
                    these Consolidated Financial Statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Years ended
                                                                December 31,
                                                            2004           2003
                                                         -----------    -----------
   Net Cash (Used) By Operating Activities - Forwarded   $(1,470,160)   $  (365,708)
                                                         -----------    -----------

   Net Cash (Used) By Investing Activities - Forwarded      (607,379)       (12,814)
                                                         -----------    -----------
Financing Activities:
   Capital Contribution                                      785,300        409,108
   Bank Overdraft                                            197,398             --
   Increase in Related Party Loans                           115,833             --
   (Decrease) in Related Party Loans                        (452,079)            --
   Increase in Stockholder Loan                               87,983        405,896
   (Decrease) in Stockholder Loan                           (102,087)      (472,082)
   Convertible Note                                        1,896,436             --
   Note Payable                                              (72,500)        62,500
   (Decrease) in Capital Leases                              (52,432)            --
                                                         -----------    -----------

   Net Cash Provided By Financing Activities               2,403,852        405,422
                                                         -----------    -----------

Effect of Exchange Rate Changes on Cash                      (31,082)       (11,956)
                                                         -----------    -----------

   Net Increase in Cash                                      295,231         14,944

   Cash - Beginning of Years                                  26,371         11,427
                                                         -----------    -----------

   Cash - End of Years                                   $   321,602    $    26,371
                                                         ===========    ===========

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the years for:
      Income Taxes                                       $    24,925    $        --
      Interest                                           $   108,474    $    62,181

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

During the year ended December 31, 2004, the Company issued 5,000,000 shares of the Company's common stock which was valued at $450,000 for marketing services and $1,802,236 shares of the common stock of the Company which was valued at $126,142 for other services. In addition, the Company issued 440,350 shares in exchange for 200,000 shares in A. Cohen & Co. These shares were valued at $25,340. We issued 19,360,000 shares of our common stock in connection with acquisitions (Note 5).

During the year ended December 31, 2003 there were no non-cash investing or financing activities.

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Basis of Presentation

ROO Group, Inc. ("we," "us," "our," the "Company" or "ROO Group"), through our operating subsidiaries, is a digital media company in the business of providing products and solutions that enable the broadcast of topical video content from our customers' Internet websites. We specialize in providing the technology and content required for video to be played on computers via the Internet as well as emerging broadcasting platforms such as set top boxes and wireless devices (i.e., mobile phones and PDAs). Our core activities include the aggregation of video content, media management, traditional and online advertising, hosting, and content delivery. We also operate a global network of individual destination portals under the brand ROO TV, that enables end users in different regions around the world to view video content over the Internet that is topical, informative, up to date, and specific to the region in which they live. In conjunction with our subsidiaries, we currently service websites based in Europe, Australia, the United States and South Africa. We also generate revenues through the operation of Reality Group Pty. Ltd ("Reality"), our 80% owned subsidiary. Reality is a provider of integrated communication solutions, including direct marketing, internet advertising and sales promotion. Reality generates revenue through traditional and online services to their clients including strategy, creative and media placement.

On December 2, 2003, ROO Media Corporation ("ROO Media") and Virilitec Industries entered into an Agreement and Plan of Merger (the "Merger"). As a result of the Merger, Virilitec Industries acquired 100% of the capital stock of ROO Media. All of the issued and outstanding shares of capital stock of ROO Media held by the stockholders of ROO Media at that time were cancelled and converted into the right to receive an aggregate of 148,000,000 shares of common stock of Virilitec Industries. For accounting purposes the Merger was recorded as a recapitalization of ROO Media with ROO Media as the acquirer. The Merger was treated as an issuance of shares for cash by ROO Media. Shares issued in the Merger are shown as outstanding for all periods presented, in the same manner as for a stock split. The financial statements prior to December 2, 2003 reflect the operations of ROO Media only. Subsequent to the Merger, Virilitec changed its name to ROO Group, Inc.

In prior years, we were in the development stage. During 2004, our principal operations generated significant revenues. As such, we no longer consider ourselves a development stage company.

(2) Summary of Significant Accounting Policies

(A) Principles of Consolidation - The consolidated financial statements include the accounts of ROO Group, Inc., its wholly owned subsidiary ROO Media Corporation, its wholly owned subsidiary Bickhams and its 80% subsidiary Reality Group Pty. Ltd. ("Reality"). Included in the consolidation with ROO Media Corporation are ROO Media Corporation's wholly owned subsidiary ROO Media (Australia) Pty Ltd. and ROO Media (Australia) Pty Ltd.'s wholly owned subsidiary Undercover Media Pty Ltd. ("Undercover"), its 76%-owned subsidiary ROO Media Europe Pty Ltd, its wholly owned subsidiary ROO Broadcasting Limited and its wholly owned subsidiary ROO TV Pty Ltd. Included in the consolidation with Bickhams is Bickhams' wholly owned subsidiary VideoDome, Inc.

(B) Management Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Certain amounts included in the financial statements are estimated based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions. Every effort is made to ensure the integrity of such estimates.

(C) Foreign Currency Translation - Assets and liabilities of ROO Group's foreign subsidiaries are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in affect during the period. Resulting translation adjustments are recorded as a component of accumulated comprehensive income (loss) in stockholders' equity.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) Summary of Significant Accounting Policies (Continued)

(D) Fair value of Financial Instruments - The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the immediate or short-term maturity of these financial instruments. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

(E) Impairment of Long-Lived Assets - We review our long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related asset or group of assets to their respective carrying amounts. Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

(F) Cash and Cash Equivalents - The Company considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. Such investments are valued at quoted market prices.

(G) Property and Equipment - Property and equipment are stated at cost. Depreciation is provided for using the straight-line and declining balance methods of accounting over the estimated useful lives of the assets [See Note 5].

(H) Intangible Assets - Intangible assets of the Company are recorded at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the assets, with periods of up to five years. All intangible assets are reviewed for impairment annually or more frequently if deemed necessary and no impairment write-offs were recorded.

(I) Risk Concentrations - Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. We place our cash and cash equivalents with high credit quality institutions to limit credit exposure. We believe no significant concentration of credit risk exists with respect to these investments.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the wide variety of customers who are dispersed across many geographic regions. As of December 31, 2004, one customer accounted for approximately 23% of our trade accounts receivable portfolio. We routinely assess the financial strength of customers and, based upon factors concerning credit risk, we establish an allowance for uncollectible accounts. Allowances are established based on a variety of factors, including the length of time the receivables are past due, significant one-time events, and historical experience. Management believes that accounts receivable credit risk exposure beyond such allowance is limited. The allowance as of December 31, 2004 was $42,952. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

We generally do not require collateral for our financial instruments.

The accompanying balance sheet includes assets of approximately $4,700,000 relating to the Company's operations in Australia. Although Australia is considered politically and economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

(J) Revenue Recognition - Revenues are derived principally from professional services, digital media management and advertising. Revenue is recognized when service has been provided.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provide guidance for disclosures related to revenue recognition policies. Management believes that ROO Group's revenue recognition practices are in conformity with the guidelines of SAB 101 as amended by SAB 104.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) Summary of Significant Accounting Policies (Continued)

(K) Earnings (Loss) Per Share Calculation - Net loss per share is based on the weighted average number of shares outstanding reflecting the shares issued in the merger as outstanding for all periods presented.

Earnings (Loss) per common share are calculated under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share. SFAS No. 128 requires ROO Group to report both basic earnings (loss) per share, which is based on the weighted average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted average number of common shares outstanding plus all potential dilutive common shares outstanding. Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

(L) Stock-Based Compensation - We account for stock-based compensation utilizing the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" and related Interpretations. Accordingly, no compensation expense is recognized because the exercise prices of these employee stock options equal or exceed the estimated fair market value of the underlying stock on the dates of grant.

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment". SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation", and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after June 15, 2005, which is third quarter 2005 for calendar year companies, although early adoption is allowed. SFAS 123R requires companies to adopt its requirements using a "modified prospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. The "modified retrospective" method also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS 123.

We currently utilize a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees for proforma purposes. While SFAS 123R permits entities to continue to use such a model, the standard also permits the use of a "lattice" model. We have not yet determined which model we will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

SFAS 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. We have not yet determined what effect, if any, this change will have on future periods.

We currently expect to adopt SFAS 123R effective July 1, 2005; however, we have not yet determined which of the aforementioned adoption methods we will use.

(M) Non Cash Cost of Capital - During the twelve month periods ended December 31, 2004 and 2003, non cash cost of capital included options issued for capital raising services and options attached to stock issued for cash which were valued using the Black-Scholes method totaling $512,230 and $-0-, respectively.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) Summary of Significant Accounting Policies (Continued)

(N) Advertising Expense - Our policy is to expense advertising costs as incurred. We incurred no significant advertising expense in 2004 or 2003.

(O) Recent Accounting Pronouncements - In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment to ARB No. 43." This statement provides guidance to clarify the accounting for abnormal amounts of idle facility expense, freight handling costs, and wasted material (spoilage), among other production costs. Provisions of ARB No. 43 stated that under some circumstances, items such as idle facility expense, excessive spoilage and other costs may be so abnormal as to require treatment as current period charges. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal." In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be applied prospectively during our fiscal year beginning after June 15, 2005. Adoption of the Statement is not expected to have a material impact on our financial statements.

In November 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - An amendment of SFAS No. 66 and 67. This Statement amends SFAS No. 66. "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions." This Statement also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state the guidance for (a) incidental costs and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to guidance in SOP 04-2. SFAS No. 152 is effective for financial statements for fiscal years beginning after June 15, 2005. Adoption of this Statement is not expected to have a material impact on our financial statements.

In November 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment to APBO No. 29." This Statement amends Accounting Principles Board Opinion ("APBO") No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This is effective for fiscal periods beginning after June 15, 2005. Adoption of this statement is not expected to have a material impact on our financial statements.

(3) Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred net loss of approximately $4,226,000 for the year ended December 31, 2004, $579,000 for the year ended December 31, 2003. Additionally, as of December 31, 2004, we had a net working capital deficiency of approximately $819,000 and negative cash flows from operating activities of approximately $1,470,000. Since the Company's inception, we have incurred losses, have had an accumulated deficit, and have experienced negative cash flows from operations. The expansion and development of our business may require additional capital. This condition raises substantial doubt about our ability to continue as a going concern. Our management expects cash flows from operating activities to improve during fiscal year 2005, primarily as a result of an increase in sales, and plans to raise financing through various methods to achieve their business plans, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Marketable Securities - At Fair Value

The Company has classified its investments in marketable securities as available for sale in conformity with generally accepted accounting principles.

Cost and fair value of marketable securities available for sale as of December 31, 2004 are as follows:

                                 Unrealized      Unrealized
                    Cost           Gain            Losses           Fair Value
                    ----         ----------      ----------        ----------
Common Stock     $    25,338      $    --        $    10,315       $    15,023
                 ===========      =======        ===========       ===========

Available for sale securities are valued at fair value, with unrealized gains and losses shown as a separate component of stockholders' equity. For the year ended December 31, 2004, stockholders' equity includes unrealized holding losses of $10,315.

Realized gains and losses are determined on the basis of sales price compared to original cost. Cost is determined under the specific identification method. During the fiscal year ended December 31, 2004, there were no sales proceeds or gross realized gains and losses on securities classified as available for sale.

The unrealized gain on marketable securities, which is included as a separate component of stockholders' equity in the accompanying balance sheet, increased by $10,315 during the year ended December 31, 2004.

(5) Acquisitions

(i) On April 30, 2004 the Company completed the acquisition of 80% of the outstanding ordinary shares (the "Shares") of The Reality Group Pty Ltd. ("Reality"). Reality is a provider of integrated communication solutions, including direct marketing, internet advertising and sales promotion.

The consideration for the Shares was the issuance of an aggregate of eight million three hundred and sixty thousand (8,360,000) shares of common stock, par value $.0001 per share, of ROO Group, Inc. to the Reality shareholders, pro rata based on the Reality shareholders' ownership interest in Reality. As additional consideration for the Shares, ROO Group, Inc. agreed to pay an aggregate of US$144,456 ($200,000 Australian Dollars) to the Reality shareholders on or before September 30, 2004, to be divided proportionally to each Reality shareholder based on the Reality shareholder's current ownership percentage in Reality. The shares were valued at time of issue at $0.30 per share as this was the price that the Company guaranteed the closing market price of the Company's common stock would be one year from the date of the closing of the Reality acquisition and, together with the deferred cash payment, placed a value on the Reality acquisition of $2,652,456. Unless the trading price of the Company's common stock is at least $0.30 per share for a period of twelve months commencing one year from the closing of the Reality acquisition, the Company will be required to pay the difference between the closing share price per share and $0.30 per share (a) in cash, (b) by returning a number of shares in Reality to the original Reality shareholders on a pro rata basis based upon an agreed valuation of the Reality ordinary shares or (c) with the agreement of the Reality shareholders, by issuing additional common shares of ROO Group, Inc. proportionately to the Reality shareholders.

The operations of Reality during the period from May 1, 2004 to December 31, 2004 have been included in the consolidated statements.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Acquisitions (Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (April 30, 2004).

Current assets                                              $  961,780
Property, Plant and Equipment                                  326,532
Deferred Tax Assets                                             13,108
Customer List (Note 9)                                         650,054
Goodwill (Note 9)                                            1,990,413
                                                            ----------

Total Assets Acquired                                        3,941,887
                                                            ----------

Current Liabilities                                          1,160,326
Non Current Liabilities                                        123,943
Minority Interest                                                5,162
                                                            ----------

Total Liabilities Assumed                                    1,289,431
                                                            ----------

  Net Assets Acquired                                       $2,652,456
                                                            ==========

Of the $1,990,413 of Goodwill acquired, none is deductible for income tax purposes.

(ii) On June 1, 2004 the Company completed the acquisition of the business and business assets of Undercover Media Pty Ltd. ("Undercover"). Included in the purchase is the www.undercover.com.au website, which currently serves approximately 500,000 visitors per month with 55% from the USA, 18% from Europe, 7% from Asia and 20% from other countries around the world. The Undercover website, through its relationship with HMV, exemplifies the link between music content and the sale of music; the user reads the article or interview and can then click through and purchase the artist's CD from HMV's web site.

The consideration for the business was one million (1,000,000) shares of common stock, par value $.0001 per share, of ROO Group, Inc. In determining a fair value for the cost of the acquisition of Undercover, the Company considered the effects of price fluctuations in the common stock during the period prior to negotiations through the period subsequent to the closing of the acquisition, quantities traded, issue costs and the like. The Company considers the fair value for the stock issued to be $0.15 per share, for a total cost of $150,000.

The estimated fair value of the assets acquired was $150,000 for music, audio, video and photographic content acquired. There were no liabilities assumed in the acquisition.

As a component of this contract, the Company committed to certain milestone payments totaling $300,000 in stock. No payments have been made through December 31, 2004, and future payments will be capitalized as a component of the purchase price when deemed payable.

The operations of the business of Undercover for the period from June 1, 2004 to December 31, 2004 have been included in the consolidated statements.

(iii) On September 10, 2004, the Company entered into an agreement to purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. from Avenue Group, Inc pursuant to a Stock Purchase Agreement dated September 10, 2004. In consideration for the purchase, the Company agreed to: (1) pay Avenue Group $300,000 cash; (2) issue Avenue Group 4,000,000 shares of our common stock (which was valued at $280,000); and (3) guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. In addition, the Company agreed to issue Avenue Group 3,000,000 shares of our common stock in consideration for a letter which terminated a Registration Rights Agreement dated as of November 28, 2003, these shares were valued at $210,000.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Acquisitions (Continued)

As of November 1, 2004, the Company entered into an agreement with Bickhams Media and Daniel and Vardit Aharonoff for Bickhams Media to purchase 50% of the outstanding common stock of VideoDome.com Networks, Inc. Prior to November 1, 2004, Bickhams Media already owned the other 50% of the outstanding common stock of VideoDome. As a result of this transaction, Bickhams Media now owns 100% of the outstanding common stock of VideoDome. Under the agreement, the Company agreed to: (1) issue 5,000,000 shares of our common stock to Daniel Aharonoff on the closing date (these shares were valued at $275,000); (2) issue an additional 3,000,000 shares of our common stock to Daniel Aharonoff upon meeting jointly agreed milestones (of which 1,000,000 shares valued at $55,000 have been issued through December 31, 2004); and (3) pay up to $220,000 in cash to Daniel Aharonoff upon meeting jointly agreed milestones (of which $100,000 has been paid through December 31, 2004). The remaining milestone payments will be capitalized as a component of the purchase price when deemed payable.

The operations of Bickhams and VideoDome during the period from November 1, 2004 to December 31, 2004 have been included in the consolidated statements.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (November 1, 2004).

Current Assets                                                        $  133,087
Property, Plant and Equipment                                             26,176
Software                                                               1,155,761
                                                                      ----------

Total Assets Acquired                                                  1,315,024
                                                                      ----------

Current Liabilities                                                      305,024
Non Current Liabilities                                                       --
                                                                      ----------

Total Liabilities Assumed                                                305,024
                                                                      ----------

  Net Assets Acquired                                                 $1,010,000
                                                                      ==========

Selected unaudited pro forma combined results of operations for the twelve months ended December 31, 2004, assuming the Reality, Undercover and Bickhams acquisitions occurred on January 1, 2004 using actual unaudited figures from each entity prior to acquisition, are presented as follows:

Total Revenues                                                      $ 5,682,152
Net (Loss)                                                          $(3,991,287)
Net (Loss) per Common and Common Equivalent Share                   $     (0.02)

(6) Leases

The Company is a party to a number of noncancelable lease agreements primarily involving office premises and computer equipment. Computer equipment leases are generally for 3-year periods and the lease of office premises is for a 4-year period ending April 2006. The office premises lease has a renewal option for an additional 3-year term.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Leases (Continued)

The following is a schedule of future minimum payments under capital leases and operating leases and obligations under capital leases (present value of future minimum rentals) as of December 31, 2004.

Periods January to December                               Operating
unless stated otherwise                          Capital   Property      Total

2005                                            $ 48,540    $226,406    $274,946
2006                                              23,875      49,176      73,051
2007                                              33,027          --      33,027
2008                                              33,325          --      33,325
2009                                                  --          --          --
2010 and Thereafter                                   --          --          --
                                                --------    --------    --------

Total Minimum Lease Payments                     138,767    $275,582    $414,349
                                                            ========    ========
Less Amount Representing Interest                 12,682
                                                --------

Total Obligations Under Capital Leases          $126,085
                                                ========

Rent expense amounted to $160,024 and $7,783 for the years ended December 31, 2004 and 2003, respectively.

(7) Property and Equipment

Property and equipment at December 31, 2004 consists of the following:

                               Plant and                  Motor
                               Equipment                 Vehicles
                 Plant and      Capital       Motor      Capital      Computer      Other
                 Equipment      Lease       Vehicles      Lease       Software    Equipment      Total
                 ---------    ---------    ---------    ---------    ---------    ---------    ---------
Cost             $ 165,101    $   9,280    $   4,119    $ 108,811    $  34,259    $ 153,167    $ 474,737
Accumulated
  Depreciation     (21,072)      (2,427)        (637)      (5,644)      (9,872)     (32,411)     (72,063)
                 ---------    ---------    ---------    ---------    ---------    ---------    ---------
  Net            $ 144,029    $   6,853    $   3,482    $ 103,167    $  24,387    $ 120,756    $ 402,674
                 =========    =========    =========    =========    =========    =========    =========
Estimated
  Useful Life     10 years      3 years      6 years      7 years      2 years     5 years

Depreciation expense (including amortization of capital lease assets) amounts to $65,056 and $4,652 for the twelve months ended December 31, 2004 and 2003, respectively.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8) Income Taxes

The provision (benefit) for income taxes consisted of the following:


                                                                                       Years ended
                                                                                        December 31,
                                                                                   2004         2003
                                                                                 ---------    --------
Current:
   Australian Federal Tax Expense                                                $  83,242    $     --
Non-Current:
   Australian Federal Tax Expense                                                  (34,621)         --
                                                                                 ---------    --------

   Totals                                                                        $  48,621    $     --
                                                                                 =========    ========

The reconciliation of reported income tax expense to the amount of income tax expense that would result from applying Australian federal tax rates to pretax income is as follows:

Statutory Federal Income Tax                                                     $  37,822    $     --
Other (Non Allowable Deductions)                                                    10,799          --
                                                                                 ---------    --------

   Totals                                                                        $  48,621    $     --
                                                                                 =========    ========

The components of deferred tax assets and liabilities were as follows:

Deferred Tax Assets:
   Provision Accounts                                                            $  25,702    $     --
   Depreciation                                                                       (481)         --
   Other Liabilities                                                                17,167          --
                                                                                 ---------    --------

   Totals                                                                        $  42,388    $     --
                                                                                 =========    ========

Although realization of the deferred tax asset is not insured, management believes it is more likely than not that this tax asset will be realized.

The Company has net operating loss carryforwards related both to its Australian and U.S. operations. The Australian carryforwards of approximately 843,000 have no expiration date. The U.S. carryforwards of approximately 3,685,000 expire in 2024. The deferred tax asset of $1,727,000 has been offset by an allowance of the same amount due to uncertainty regarding realization.

(9) Goodwill And Intangible Assets

Goodwill of $1,990,413 represents the excess of acquisition costs over the fair value of net assets of the Reality acquisition.

At December 31, 2004 intangible assets include the following:

                    Customer List    Software       Content

Cost                $   650,054    $ 1,155,761    $   249,739
Less Amortization      (108,341)       (38,525)       (89,288)
                    -----------    -----------    -----------

  Totals            $   541,713    $ 1,117,236    $   160,451
                    ===========    ===========    ===========

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) Goodwill And Intangible Assets (Continued)

The customer lists were acquired as a component of the Reality acquisition and are being amortized over a 4 year period on a straight line basis. It is estimated that the aggregate annual amortization expense for each of the next 3 years will be $162,510 for customer lists. The software is being amortized over a 5 year period on a straight line basis. It is estimated that the minimum aggregate annual amortization expense for each of the next 4 years will be $231,152 for software. Content is made up of digital videos, audio and photographs and is capitalized at the cost of production or acquisition. Content is amortized over a 2 year period on a straight line basis. It is estimated that the minimum amortization of content costs will total $126,978 and $33,473 for the years ending December 31, 2006 and 2005, respectively.

There was no amortization expense related to intangible assets for the year ended December 31, 2003.

The Company's policy is to regularly review goodwill and intangible assets to determine if they have been permanently impaired by adverse conditions. As at December 31, 2004 management does not believe the goodwill or its intangible assets to be impaired.

(10) Shareholder Loan Payable

The Company has periodically received cash advances from its Chief Executive Officer. These amounts are recorded as a loan payable by the Company. The interest on the loan is 10% per annum and the outstanding balance as of December 31, 2004 was $500,000. Interest expense for this loan amounts to $50,980 and $62,422 for the twelve months ended December 31, 2004 and 2003, respectively.

(11) Stock Issuances

On February 18, 2004, we authorized the issuance of 148,200 shares of our common stock to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our corporate and securities counsel, as payment for $14,820 of outstanding legal fees. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended June 30, 2004, the Company issued shares of its common stock in a private placement conducted by the Company. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act. The Company determined that the fair value, based on market conditions, was cash received for the common stock.

On March 3, 2004, we authorized the issuance of an aggregate of 954,547 shares of our common stock to three accredited investors in a private placement conducted by us without the use of a placement agent. We sold the securities for an average of $.0576 per share.

During April 2004 the Company issued 4,720,833 shares of common stock, including 325,000 shares issued as compensation for non cash placement fees netted against proceeds of shares. The stock issued for cash was issued at three price levels that were determined based on changing market conditions - 333,333 shares were issued at $0.075 per share, 812,500 shares were issued at $0.08 per share and 3,250,000 shares were issued at $0.10 per share.

During May 2004 the Company issued 974,996 shares of common stock, including 75,000 shares issued as compensation for non cash placement fees netted against proceeds of shares. The stock issued for cash was issued at $0.15 per share.

During June 2004 the Company issued 986,333 shares of common stock. The stock issued for cash was issued at two price levels that were determined based on changing market conditions - 353,000 shares were issued at $0.10 per share and 633,333 shares were issued at $0.15 per share.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11) Stock Issuances (Continued)

During the three months ended June 30, 2004, the Company also issued shares of its common stock as consideration for its strategic acquisitions of Reality Group Pty Ltd. and Undercover Media Pty. Ltd. (Note 3)

In addition, during the three months ended June 30, 2004, the Company issued shares of its common stock as consideration for services provided to the Company.

In April 2004, the Company authorized the issuance of 5,000,000 shares of its common stock to an entity for marketing services provided or to be provided until December 31, 2004.

In May 2004, the Company authorized the issuance of 37,765 shares of its common stock to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, its corporate and securities counsel, as payment for outstanding legal fees.

During the three months ended September 30, 2004, the Company issued shares of its common stock in a private placement conducted by the Company. The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act. The Company determined that the fair value, based on market conditions, was cash received for the common stock.

During August 2004 the Company issued 675,000 shares of common stock and 675,000 options with an exercise price of 10 cents for a consideration of $50,000.

In addition, during the three months ended September 30, 2004, the Company issued shares of its common stock as consideration for services provided to the Company.

In August 2004, the Company authorized the issuance of 330,557 shares of its common stock to two entities for investor relations services provided to the company.

In August 2004, the Company authorized the issuance of 440,350 shares as consideration for the acquisition of 200,000 shares in A. Cohen & Co., a listed company on the London Stock Exchange. (Note 4)

On September 10, 2004, the Company entered into an agreement where 4,000,000 shares of ROO common stock were issued in part consideration for the purchases of all the outstanding shares of Bickhams Media, Inc. (Note 5)

On September 10, 2004, the Company entered into an agreement where 3,000,000 shares of ROO common stock were issued in consideration for the termination of the Registration Rights Agreement dated as of November 28, 2003. (Note 5)

On November 23, 2004, the Company to issued 1,285,714 share of common stock to Sichenzia Ross Friedman Ference LLP, our corporate securities counsel, as payment for outstanding legal fees. These securities were issued pursuant to the exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

On November 23, 2004, the Company issued 5,000,000 shares of common stock to Daniel Aharonoff in partial consideration for the purchase by Bickhams Media, Inc., one of our wholly owned subsidiaries, of 50% of the outstanding common stock of VideoDome.com Networks, Inc. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended. (Note 5)

On December 21, 2004, the Company issued 1,000,000 shares of common stock to Daniel Aharonoff in partial consideration for the purchase by Bickhams Media, Inc., one of our wholly owned subsidiaries, of 50% of the outstanding common stock of VideoDome.com Networks, Inc. These shares of common stock were issued upon the satisfaction of certain jointly agreed milestones by VideoDome.com Networks, Inc. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended. (Note 5)

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Cost of Capital

During the years ended December 31, 2004, a company associated with a director of a subsidiary of the Company received a cash payment equivalent to 10% of the cash received from the issuances of common stock from private placements during the period.

(13) Callable Secured Convertible Notes and Note Payable - Other

On September 10, 2004, the Company entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) warrants to purchase 3,000,000 shares of our common stock.

The investors are obligated to provide us with the funds as follows:

         o $1,000,000 was disbursed on September 13, 2004;
         o $1,000,000 was disbursed on November 26, 2004; and
         o $1,000,000 was disbursed on February 9, 2005. [See Note 15]

The callable secured convertible notes bear interest at 8%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o $0.20; or
         o 65% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

Upon placement of the first and second $1,000,000 callable secured convertible note and the issuance of the first and second 1,000,000 detachable warrants the Company recorded this event under the guidance of the Emerging Issues Task Force
(EITF) issue number 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments".

The Company computed the value of the beneficial conversion feature as $585,040 for first placement and $469,804 for the second placement and these were charged to interest expense during the year ended December 31, 2004. The Company also recorded a discount of $46,576 for the first placement and $43,006 for the second placement for the detachable warrants issued in conjunction with the callable secured convertible notes. The convertible note is shown net of the unamortized discount on the balance sheet. The discount is being amortized on a straight line basis over the life of the callable secured convertible notes. Amortization expense for the discount amounted to $9,140 and $-0- for the years ended December 31, 2004 and 2003 respectively.

Note Payable - Other represents the promissory note issued to Avenue Group by VideoDome.com Networks, Inc. (Note 5).

(14) Stock Option Plan

On April 1, 2004 the Board of Directors of ROO Group, Inc. adopted ROO Group, Inc.'s 2004 Stock Option Plan (the "Plan"). Pursuant to the Plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase an aggregate of 50,000,000 shares of common stock may be issued. Of that amount, options to acquire 13,700,000 shares of common stock have been issued to officers, directors, employees and consultants of ROO Group at prices ranging from $0.10 to $0.16 per share. In addition there are 6,150,000 options to acquire shares of common stock issued to employees that are tied to milestones that have not been achieved at December 31, 2004 and have not been valued for the pro forma amounts following. The balance of options to acquire 30,150,000 shares issuable under the Plan have not been issued or committed for issuance.

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) Stock Option Plan (Continued)


                                        2004                            2003
                                        Weighted Average                  Weighted Average
                              Options    Exercise Price       Options      Exercise Price
                              -------    --------------       -------      --------------
Outstanding - Beginning
  of year                           --        $    --              --             $  --
   Granted                  13,700,000        $0.1266              --             $  --
   Cancellations                    --        $    --              --             $  --
   Exercised                        --        $    --              --             $  --
   Expired                          --        $    --              --             $  --
                            ----------        -------          ------             ------
Outstanding - End of year   13,700,000        $0.1266              --             $  --
                            ==========        =======          ======             ======
Exercisable - End of year   13,700,000        $0.1266              --             $  --

The Plan is administered by the Board of Directors of ROO Group (the "Board") or by a committee to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the "Administrator"). Options granted under the Plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the Plan vest in such increments as is determined by the Administrator. To the extent that options are vested, they must be exercised within a maximum of three months of the end of optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the Plan shall be determined by the Administrator. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of ROO Group's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

If the compensation cost for the stock-based employee compensation plans had been determined based on fair values of awards on the grant date, estimated using the Black-Scholes option pricing model, which would be consistent with the method described in SFAS No. 123, the Company's reported net (loss) and (loss) per share would have been reduced to the pro forma amounts shown below:

                                                            Years ended
                                                            December 31,
                                                         2004           2003
                                                     -----------    -----------

Net (Loss) As Reported                               $(4,225,767)   $  (578,813)
Deduct: Amount By Which Stock-Based Employee
   Compensation As Determined Under Fair Value
   Based Method For All Awards Exceeds The
   Compensation As Determined Under The Intrinsic
   Value Method                                       (1,079,407)            --
                                                     -----------    -----------

Pro Forma Net (Loss)                                 $(5,304,674)   $  (578,813)
                                                     ===========    ===========

Basic and Diluted (Loss) Per Share As Reported       $     (0.02)   $        --
                                                     ===========    ===========

Pro Forma Basic and Diluted (Loss) Per Share         $     (0.03)   $        --
                                                     ===========    ===========

                        ROO GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) Stock Option Plan (Continued)

The weighted average assumptions for options granted during 2004 and 2003 were as follows:

                                        2004      2003
                                        ----      ----

Risk-free interest rate                 4.75%       --
Dividend yield                             0%       --
Volatility                               135%       --
Expected life                         2 years       --

(15) Subsequent Events

On February 9, 2005, the Company made the third drawing of $1,000,000 of the convertible note (see Note 13)

Since December 31, 2004 to the date of this report the holders of the convertible note AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC have converted an aggregate of $70,080 of the convertible notes for the issuance of 2,100,000 shares of common stock in the Company.

On March 1, 2005 the Company entered in to a consulting agreement with Strategic Growth, Inc, for investment relations services. Part of that agreement was the issuance of 7,000,000 options to purchase shares in the common stock of the Company at $0.20 per share.

On March 9, 2005, the Board of Directors of the Company amended the Company's Certificate of Incorporation to designate the rights of Series A Preferred Stock. The Certificate of Designation authorizes the Company to issue up to 10,000,000 shares of Series A Preferred Stock, par value $.0001 per share. The Series A Preferred Stock has a stated value of $.0001 and a liquidation preference over the Company's common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment. Holders of Series A Preferred Stock are entitled to vote on all matters submitted to shareholders of the Company and are entitled to ten votes for each share of Series A Preferred Stock owned. Holders of shares of Series A Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class.

Beginning two years from the date of issuance of the Series A Preferred Stock, each one share of Series A Preferred Stock is convertible, at the option of the holder, into two shares of the Company's common stock. However, holders cannot convert any share of Series A Preferred Stock if the market price of the Company's common stock is below $0.40 per share.

On March 17, 2005, ROO Group, Inc. (the "Company") issued 6,000,000 shares of Series A Preferred Stock to its Chief Executive Officer, Robert Petty, and 1,500,000 shares of Series A Preferred Stock to its Chief Financial Officer, Robin Smyth. These shares were issued as a performance bonus to Messrs. Petty and Smyth for, among other things, their role in helping expand and grow the Company's business operations. These shares were issued pursuant to the exemption from registration provided by Rule 506 under the Securities Act of 1933.

Also on March 17, 2005, the Company issued an aggregate of 2,000,000 shares of Series A Preferred Stock valued at to two accredited investors as consideration for investor relations services. These shares were issued pursuant to the exemption from registration provided by Rule 506 under the Securities Act of 1933.

                               . . . . . . . . . .

                                   10,041,414
                                    Shares of
                                  Common Stock

                                       of

                                 ROO Group, Inc.





                                   PROSPECTUS




                 The date of this prospectus is __________, 2006

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended, authorizes us to Indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extends such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which the Company could not indemnify such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

         Nature of Expense                        Amount
         -----------------                        ------
         SEC Registration fee                    $
                                                 3,266.27
         Accounting fees and expenses         10,000.00*
         Legal fees and expenses              45,000.00*
                                              ----------
                               TOTAL          $58,266.27*

         * Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         On December 1, 2003 ROO Media, prior to the merger with Virilitec Industries, Inc., completed a private placement of 115 shares of its common stock for an aggregate amount of US$524,589. The securities were sold pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On December 2, 2003, Virilitec Industries, VRLT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Virilitec Industries, ROO Media, Jacob Roth and Bella Roth, entered into an Agreement and Plan of Merger. Pursuant to the merger, we issued 148,000,000 shares of our common stock in consideration for all of the issued and outstanding shares of capital stock of ROO Media. As additional consideration for the 148,000,000 shares of common stock of Virilitec Industries, (1) ROO Media paid to Virilitec Industries $37,500 cash prior to the execution of the Agreement and Plan of Merger, (2) ROO Media paid an aggregate of $100,000 of Virilitec Industries' total $162,500 of liabilities as reflected on Virilitec Industries' balance sheet on the closing date of the merger, and (3) ROO Media paid Virilitec Industries' $62,500 debt to Jacob Roth, Virilitec Industries' former Chief Executive Officer. The securities were issued pursuant to an exemption from registration requirements under
Section 4(2) of the Securities Act of 1933, as amended.

         On February 18, 2004, we authorized the issuance of 148,200 shares of our common stock to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our corporate and securities counsel, as payment for outstanding legal fees. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On March 1, 2004, we authorized the issuance of non-qualified stock options to purchase an aggregate of 6,000,000 shares of our common stock at an exercise prices ranging between $.05 and $.10 per share to two accredited investors. The options were issued for services provided or to be provided and expire on March 1, 2006. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On March 3, 2004, we authorized the issuance of an aggregate of 954,547 shares of our common stock to three accredited investors in a private placement conducted by us without the use of a placement agent. We sold the securities for an average of $.0576 per share. The securities were sold pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         During April 2004 we issued 4,720,833 shares of common stock, including 325,000 shares issued as compensation for non-cash placement fees netted against proceeds of shares, to 17 accredited investors. The stock issued for cash was issued at three price levels that were determined based on changing market conditions - 333,333 shares were issued at $0.075 per share, 812,500 shares were issued at $0.08 per share and 3,250,000 shares were issued at $0.10 per share. The securities were sold pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         In April 2004 we authorized the issuance of 5,000,000 shares of our common stock to Vertex Capital Corporation for marketing services provided or to be provided until December 31, 2004. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         In April 2004, we issued an aggregate of 9.7 million incentive stock options to fouraccredited investors, including our Chief Executive Officer, Chief Financial Officer and two employees. Of the 9.7 million options, we issued 6 million to our Chief Executive Officer, Robert Petty. Such options vest on May 8, 2004, expire on May 8, 2006 and are exercisable at $.1265 per share. Three million of the 9.7 million options were issued to our Chief Financial Officer, Robin Smyth. Such options vest on May 8, 2004, expire on May 8, 2006 and are exercisable at $.1265 per share. The remaining 700,00 options were issued to two employees. These options vest pursuant to the respective stock option agreements, expire on April 8, 2006 and are exercisable at $0.115 per share. In addition, we issued 3 million nonqualified stock options to a director of one of our subsidiaries. Such options vest pursuant to the respective stock option agreements, expire on April 8, 2006 and are exercisable at $0.115 per share. These securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On April 30, 2004 we completed the acquisition of 80% of the outstanding ordinary shares of The Reality Group Pty Ltd. The consideration for the shares was the issuance of an aggregate of 8,360,000 shares of our common stock to the Reality Group shareholders pro rata based on the Reality Group shareholders' ownership interest in Reality Group. Each of the Reality Group shareholders is an accredited investor as defined in Rule 501(a), promulgated under the Securities Act of 1933, as amended. The shares were valued at time of issue at $0.30 per share as this was the price that we guaranteed the closing market price of our common stock would be one year from the date of the closing of the Reality acquisition. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         During May 2004 we issued 974,996 shares of common stock, including 75,000 shares issued as compensation for non-cash placement fees netted against proceeds of shares, to seven accredited investors. The stock issued for cash was issued at $0.15 per share. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         In May 2004 we authorized the issuance of 37,765 shares of our common stock to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our corporate and securities counsel, as payment for outstanding legal fees. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         During June 2004 we issued 986,333 shares of common stock to two accredited investors. The stock issued for cash was issued at two price levels that were determined based on changing market conditions - 353,000 shares were issued at $0.10 per share and 633,333 shares were issued at $0.15 per share. The securities were sold pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         In June 2004, we issued an aggregate of 750,000 incentive stock options to five accredited investors, each of whom are employees. These options vest pursuant to the respective stock option agreements, expire on June 29, 2006 and are exercisable at $0.16 per share. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On June 1, 2004 we completed the acquisition of the business and business assets of Undercover Media Pty Ltd. The consideration for the business was 1,000,000 shares of our common stock. In determining a fair value for the cost of the acquisition of Undercover Media, we considered the effects of price fluctuations in the common stock during the period prior to negotiations through the period subsequent to the closing of the acquisition, quantities traded, issue costs and the like. We consider the fair value for the stock issued to be $0.15 per share. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On August 2, 2004, we issued 675,000 shares of common stock and options to purchase 675,000 shares of common stock a two year life and an exercise price of $.10 to one accredited investor for aggregate consideration of $50,000. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On August 25, 2004, we authorized the issuance of 330,557 shares of common stock to two entities, Bishopcourt Investments Pty Ltd for 165,300 shares and Corporate Communications Group, Inc. 165,257 shares, for investor relations services provided to us. These shares were recorded at a price of $.10 per share, the quoted price of our common stock at that time. This issuance was exempt from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On August 25, 2004, we authorized the issuance of 440,350 shares to two accredited investors as consideration for the acquisition of 200,000 shares in
A. Cohen & Co Plc a company listed on the London Stock Exchange. A negotiated price was paid for the shares in A. Cohen & Co Plc at 6.95p which converted to 440,350 shares at $.0575 share of our common stock. This issuance was exempt from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 10, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and
(ii) warrants to purchase 3,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $3,000,000 as follows:
$1,000,000 was disbursed on September 13, 2004; $1,000,000 was disbursed on November 26, 2004, after filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants; and $1,000,000 was disbursed on February 9, 2005, after effectiveness of the registration statement. The callable secured convertible notes were repaid on August 23, 2005. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement. These securities were sold pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

         On September 15, 2004, we completed the purchase of all of the outstanding shares of common stock of Bickhams Media, Inc. from Avenue Group, Inc pursuant to a Stock Purchase Agreement dated September 10, 2004. In consideration for the purchase, we agreed to: (1) pay Avenue Group $300,000 cash; (2) issue Avenue Group 4,000,000 shares of our common stock; and (3) guaranty all of the obligations of VideoDome.com Networks, Inc. under a promissory note of VideoDome that was issued to Avenue Group in October 2003 in the principal amount of $290,000. In addition, we agreed to issue Avenue Group 3,000,000 shares of our common stock in consideration for a termination letter which shall serve to terminate a Registration Rights Agreement dated as of November 28, 2003. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On November 23, 2004, we issued 1,285,714 share of common stock to Sichenzia Ross Friedman Ference LLP, our corporate securities counsel, as payment for outstanding legal fees. These securities were issued pursuant to the exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On November 23, 2004, we issued 5,000,000 shares of common stock to Daniel Aharonoff in partial consideration for the purchase by Bickhams Media, Inc., one of our wholly owned subsidiaries, of 50% of the outstanding common stock of VideoDome.com Networks, Inc. The securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On November 26, 2004 we issued 100,000 incentive stock options to an employee. These options vest pursuant to the stock option agreement, expire on November 26, 2006 and are exercisable at $0.20 per share. These securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On December 15, 2004 we issued 150,000 incentive stock options to an employee. These options vest pursuant to the stock option agreement, expire on November 26, 2006 and are exercisable at $0.20 per share. These securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On December 21, 2004, we issued 1,000,000 shares of common stock to Daniel Aharonoff in partial consideration for the purchase by Bickhams Media, Inc., one of our wholly owned subsidiaries, of 50% of the outstanding common stock of VideoDome.com Networks, Inc. These shares of common stock were issued upon the satisfaction of certain jointly agreed milestones by VideoDome.com Networks, Inc. These securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On March 1, 2005 we issued 7,000,000 options to Strategic Growth, Inc. with an exercise price of 20 cents valued under the Black-Scholes method as $190,456 as payment for investor relations consulting services. These securities were issued pursuant to an exemption from registration requirements under
Section 4(2) of the Securities Act of 1933, as amended.

         On March 17, 2005, we issued 6,000,000 shares of Series A Preferred Stock to our Chief Executive Officer, Robert Petty, and 1,500,000 shares of Series A Preferred Stock to our Chief Financial Officer, Robin Smyth. These shares have been valued at the equivalent number (2:1) of common shares valued as at the issue date to a combined valuation of $750,000. These shares were issued as a performance bonus to Messrs. Petty and Smyth for, among other things, their role in helping expand and grow the Company's business operations. These securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         Also on March 17, 2005, we issued an aggregate of 2,000,000 shares of Series A Preferred Stock to two accredited investors as consideration for investor relations services. These shares have been valued at the equivalent number (2:1) of common shares valued as at the issue date to a combined valuation of $200,000. These securities were issued pursuant to an exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         On May 9, 2005 the requirements of the second milestone in the stock purchase agreement with Bickhams Media and Daniel and Vardit Aharonoff dated November 1, 2004, being commercial launch of the combined ROO Media platform and VideoDome Media Manager platform having been met, we authorized the payment of $100,000 and that 2,000,000 shares of common stock be issued. These shares were issued pursuant to the exemption from registration provided by Rule 506 under the Securities Act of 1933.

         On July 19, 2005, we sold an aggregate principal amount of $550,000 of callable secured convertible notes and warrants to purchase an aggregate of 1,100,000 shares of common stock to four accredited investors in consideration for $550,000 of gross proceeds. The callable secured convertible notes were repaid on August 23, 2005. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of: (i) any securities issued as of the date of the warrants; (ii) any stock or options which may be granted or exercised under any employee benefit plan; or (iii) any shares of common stock issued in connection with the callable secured convertible notes issued pursuant to the related securities purchase agreement. These securities were sold pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

         On August 23, 2005, we sold 191,666,666 shares of common stock to accredited investors. The common stock was sold at a price of $0.03 per share resulting in gross proceeds of $5,750,000. Also on August 23, 2005, we issued five-year warrants to purchase an aggregate of 19,166,667 shares of common stock with an exercise price of $0.03 per share to various accredited investors who acted as placement agent for the sales of common stock. These securities were sold pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

          On August 23, 2005, we issued five-year warrants to purchase an aggregate of 2,400,000 shares of common stock with an exercise price of $0.025 per share to various accredited investors who acted as placement agent in connection with a $600,000 debt financing on May 18, 2005. These securities were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

         Effective October 3, 2005, we amended our Certificate of Incorporation to effect a one-for-50 reverse split of our issued and outstanding shares of common stock. As of that date, every fifty outstanding shares of common stock were changed into one shares of common stock. Any shareholder who beneficially owns a fractional share of common stock after the reverse stock split will receive one additional share of common stock in lieu of such fractional share. All common stock share prices and amounts described above this paragraph are pre one-for-50 reverse split numbers. All common stock share prices and amounts described below this paragraph are post one-for-50 reverse split numbers.

         On October 11, 2005, we issued five-year warrants to purchase an aggregate of 60,000 shares of common stock with an exercise price of $1.50 per share to four accredited investors. These securities were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

         On October 21, 2005, we sold 1,500,000 shares of common stock to accredited investors. The common stock was sold at a price of $1.50 per share resulting in gross proceeds of $2,250,000. These securities were sold pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

         On October 20, 2005, our Chief Executive Officer, President and Chairman of the Board, Robert Petty, converted $600,000 of a $1,100,000 note payable to him into 400,000 shares of common stock at a conversion price of $1.50 per share. This transaction was exempt from registration requirements pursuant to Section 4(20 of the Securities Act of 1933, as amended.

         On December 28, 2005, we sold 1,701,500 shares of common stock and 680,600 warrants to purchase shares of common stock to accredited investors. The shares of common stock were sold at a price of $3.00 per share, resulting in $5,104,500 of gross proceeds. Each investor was issued warrants to purchase a number of shares of common stock equal to 40% of the number of shares of common stock purchased. The warrants have an exercise price of $4.00 per share and a term of five years. These securities were sold pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

         On December 30, 2005, we issued 5,818 shares of common stock to Bencor Limited as consideration for investor relations consulting services rendered. These shares were issued pursuant to the exemption from registration requirements under Section 4(2) of the Securities Act of 1933, as amended.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us. For each of the above sales of unregistered securities, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933, as amended. Each of the above persons represented to us that they were accredited or sophisticated investors, that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons had access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean ROO Group, Inc., a Delaware corporation.

Exhibit Number                                            Description
------------------------------------------------------------------------------------------------------------------
2.1               Agreement  and Plan of Merger dated as of December 2, 2003 by and among  Virilitec  Industries,
                  Inc.,  ROO  Media  Corporation,   VRLT  Acquisition  Corp.,  and  Jacob  Roth  and  Bella  Roth
                  (Incorporated  by reference to Form 8-K, filed with the  Securities and Exchange  Commission on
                  December 18, 2003)
2.2               Stock  Purchase  Agreement  dated  as of  March  11,  2004 by and  among  the  Company  and the shareholders  of Reality Group Pty Ltd  (Incorporated  by reference to Form 8-K, filed with the
                  Securities and Exchange Commission on May 17, 2004)
2.3               Asset  Purchase  Agreement  dated  as of May 26,  2004 by and  among  the  Company,  Undercover
                  Holdings Pty Ltd. and Undercover  Media Pty Ltd.  (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on June 16, 2004)
2.4               Stock  Purchase  Agreement  dated as of September  10, 2004 by and among the Company and Avenue
                  Group,  Inc.  in  connection  with the  purchase  of  common  stock  of  Bickhams  Media,  Inc.
                  (Incorporated  by reference to Form 8-K, filed with the  Securities and Exchange  Commission on
                  September 22, 2004)
2.5               Stock Purchase  Agreement dated as of November 1, 2004 by and between Bickhams Media, Inc., ROO
                  Group,  Inc., and Daniel and Vardit Aharonoff  (Incorporated by reference to Form 8-K/A,  filed with the Securities and Exchange Commission on November 5, 2004)
2.6               Amendment No. 1 dated October 28, 2005 to Stock Purchase  Agreement  among ROO Group,  Inc. and the  shareholders  of Reality Group Pty Ltd.  (Incorporated  by reference to Form 8-K/A,  filed with the Securities and Exchange Commission on November 2, 2005)
2.7               Share Purchase  Agreement dated October 28, 2005 by and among Roo Broadcasting  Limited and the
                  Sellers  thereto  (Incorporated  by  reference  to Form 8-K/A,  filed with the  Securities  and
                  Exchange Commission on November 2, 2005)
3.1               Certificate of Incorporation of Virilitec Industries,  Inc.  (Incorporated by reference to Form
                  10-SB (File No.  000-25659),  filed with the  Securities  and Exchange  Commission on March 29,
                  1999)
3.2               Certificate of Amendment of Certificate of  Incorporation of Virilitec  Industries,  Inc. filed with the State of Delaware on October 31, 2003  (Incorporated  by  reference to Form SB-2 (File
                  No. 333-120605), filed with the Securities and Exchange Commission on November 18, 2004)
3.3               Certificate of Amendment to the Amended  Certificate of Incorporation of Virilitec  Industries,
                  Inc. filed with the State of Delaware on February 18, 2004  (Incorporated  by reference to Form
                  SB-2 (File No.  333-120605),  filed with the Securities and Exchange Commission on November 18,
                  2004)
3.4               Certificate of Designation,  Powers,  Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005  (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on March 14, 2005)

3.5               Certificate of Designation,  Powers,  Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005  (Incorporated  by reference to the Company's  Form
                  8-K filed with the Securities and Exchange Commission on March 14, 2005)
3.6               Amendment  to the  Certificate  of  Designation,  Powers,  Preferences  and  Rights of Series A
                  Preferred  Stock,  filed with the State of Delaware on  September  30,  2005  (Incorporated  by
                  reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                  October 4, 2005)
3.7*              Certificate of Amendment to Amended  Certificate of  Incorporation,  effective as of October 3,
                  2005
3.8               Bylaws  (Incorporated  by  reference  to Form  10-SB  (File  No.  000-25659),  filed  with  the
                  Securities and Exchange Commission on March 29, 1999)
4.1               Stock Purchase Warrant issued to to AJW Offshore,  Ltd., dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the  Securities  and Exchange  Commission on September 16,
                  2004)
4.2               Stock  Purchase  Warrant  issued to AJW  Qualified  Partners,  LLC,  dated  September  10, 2004
                  (Incorporated  by reference to Form 8-K, filed with the  Securities and Exchange  Commission on
                  September 16, 2004)
4.3               Stock Purchase Warrant issued to AJW Partners, LLC, dated September 10, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on September 16, 2004)
4.4               Stock Purchase  Warrant issued to New Millennium  Capital Partners II, LLC, dated September 10,
                  2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange  Commission on September 16, 2004)
4.5               Stock Purchase Warrant issued to to AJW Offshore,  Ltd., dated November 23, 2004  (Incorporated by reference to Form 8-K,  filed with the  Securities  and Exchange  Commission on November 30,
                  2004)
4.6               Stock  Purchase  Warrant  issued to AJW  Qualified  Partners,  LLC,  dated  November  23,  2004
                  (Incorporated  by reference to Form 8-K, filed with the  Securities and Exchange  Commission on
                  November 30, 2004)
4.7               Stock Purchase Warrant issued to AJW Partners, LLC, dated November 23, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on  November 30, 2004)
4.8               Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated November 23,
                  2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on November 30, 2004)
4.9               Stock Purchase Warrant issued to to AJW Offshore,  Ltd.,  dated February 3, 2005  (Incorporated by reference to Form 8-K,  filed with the  Securities  and Exchange  Commission on February 15,
                  2005)
4.10              Stock  Purchase  Warrant  issued  to AJW  Qualified  Partners,  LLC,  dated  February  3,  2005
                  (Incorporated  by reference to Form 8-K, filed with the  Securities and Exchange  Commission on
                  February 15, 2005)
4.11              Stock Purchase  Warrant issued to New  Millennium  Capital  Partners II, LLC, dated February 3,
                  2005 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange  Commission on February 15, 2005)
4.12              Promissory Note in the principal amount of $1,100,000  issued to Robert Petty  (Incorporated by reference to the Company's Form 8-K filed with the  Securities  and Exchange  Commission on May
                  24, 2005)
4.13              Stock Purchase Warrant issued to to AJW Offshore,  Ltd.,  dated July 18, 2005  (Incorporated by reference to the Company's Form 8-K filed with the  Securities and Exchange  Commission on July
                  22, 2005)
4.14              Stock  Purchase  Warrant  issued  to  AJW  Qualified   Partners,   LLC,  dated  July  18,  2005
                  (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                  Commission on July 22, 2005)
4.15              Stock  Purchase  Warrant  issued to AJW Partners,  LLC,  dated July 18, 2005  (Incorporated  by reference to the Company's Form 8-K filed with the  Securities and Exchange  Commission on July
                  22, 2005)

4.16              Stock Purchase  Warrant issued to New Millennium  Capital Partners II, LLC, dated July 18, 2005
                  (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                  Commission on July 22, 2005)
4.17              Form of placement agent warrant in connection with August 2005 Equity  Financing  (Incorporated by reference to the Company's  Form 8-K filed with the  Securities  and Exchange  Commission on
                  August 25, 2005)
4.18              Form of placement agent warrant in connection with October 2005 Equity Financing  (Incorporated by reference to the Company's  Form 8-K filed with the  Securities  and Exchange  Commission on
                  October 26, 2005)
4.19              Form of investor  warrant in connection with December 2005 Equity  Financing  (Incorporated  by reference  to the  Company's  Form 8-K filed with the  Securities  and Exchange  Commission  on
                  December 30, 2005)
4.20              Form  of  placement   agent  warrant  in  connection   with  December  2005  Equity   Financing
                  (Incorporated  by reference to the Company's  Form 8-K filed with the  Securities  and Exchange
                  Commission on December 30, 2005)
5.1*              Opinion and Consent of Sichenzia Ross Friedman Ference LLP
10.1              Employment  Agreement with Robert Petty dated April 1, 2004  (Incorporated by reference to Form
                  10-QSB, filed with the Securities and Exchange Commission on August 16, 2004)
10.2              Employment Agreement with Robin Smyth dated April 1, 2004 (Incorporated by reference to Form
                  10-QSB, filed with the  Securities and Exchange Commission on August 16, 2004)
10.3              Employment  Agreement  with Robert Petty dated November 1, 2004  (Incorporated  by reference to
                  Form SB-2 (File No. 333-120605),  filed with the Securities and Exchange Commission on November
                  18, 2004)
10.4              Employment  Agreement  with Robin Smyth dated  November 1, 2004  (Incorporated  by reference to
                  Form SB-2 (File No. 333-120605),  filed with the Securities and Exchange Commission on November
                  18, 2004)
10.5              Sublease  dated April 1, 2005  (Incorporated  by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on June 13, 2005)
10.6              AT&T Intelligent Content  Distribution Service Agreement dated August 16, 2001 (Incorporated by reference  to Form  SB-2  (File  No.  333-120605),  filed  with  the  Securities  and  Exchange
                  Commission on November 18, 2004)
10.7              Network Services  Agreement with Speedera  Networks,  Inc. dated June 1, 2004  (Incorporated by reference  to Form  SB-2  (File  No.  333-120605),  filed  with  the  Securities  and  Exchange
                  Commission on November 18, 2004)
10.8              Securities Purchase Agreement, dated September 10, 2004, by and among ROO Group, Inc. and AJW
                  Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital
                  Partners II, LLC (Incorporated by reference to Form 8-K, filed with the Securities and
                  Exchange Commission on September 16, 2004)
10.9              Letter  agreement  dated May 12, 2005 between the Company,  AJW Offshore,  Ltd.,  AJW Qualified
                  Partners,  LLC, AJW Partners,  LLC and New Millennium Capital Partners II, LLC (Incorporated by
                  reference to the Company's Form 8-K filed with the  Securities  and Exchange  Commission on May
                  12, 2005)
10.10             Note  Purchase  Agreement  made as of May 18, 2005 by and between  ROO Group,  Inc.  and Robert
                  Petty  (Incorporated  by  reference to the  Company's  Form 8-K filed with the  Securities  and
                  Exchange Commission on May 24, 2005)
10.11             Registration  Rights  Agreement  made as of May 18, 2005 by and among Robert Petty,  ROO Group,
                  Inc.  and the  purchasers  listed on  Schedule  I thereto  (Incorporated  by  reference  to the
                  Company's Form 8-K filed with the Securities and Exchange Commission on May 24, 2005)
10.12             Securities  Purchase  Agreement,  dated July 18,  2005,  by and among ROO Group,  Inc.  and AJW
                  Offshore,  Ltd., AJW Qualified  Partners,  LLC, AJW Partners,  LLC and New  Millennium  Capital
                  Partners  II,  LLC  (Incorporated  by  reference  to the  Company's  Form  8-K  filed  with the
                  Securities and Exchange Commission on July 22, 2005)
10.13             Registration Rights Agreement, dated as of July 18, 2005, by and among ROO Group, Inc.  and  AJW
                  Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital
                  Partners II, LLC (Incorporated by reference to the Company's Form 8-K filed with the
                  Securities and Exchange Commission on July 22, 2005)

10.14             Omnibus Consent and Waiver dated August 18, 2005 between ROO Group, Inc., AJW Offshore, Ltd.,
                  AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC
                  (Incorporated by reference to the  Company's Form 8-K filed with the Securities and Exchange
                  Commission on August 24, 2005)
10.15             Common Stock Purchase  Agreement dated August 19, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto  (Incorporated  by reference to the  Company's  Form 8-K filed with the Securities and Exchange Commission on August 25, 2005)
10.16             Registration  Rights  Agreement dated August 19, 2005 among ROO Group,  Inc. and the purchasers listed on Schedule 1 thereto  (Incorporated  by reference to the Company's  Form 8-K filed with the Securities and Exchange Commission on August 25, 2005)
10.17             Escrow Agreement dated August 19, 2005 among ROO Group, Inc., the purchasers  signatory thereto and Kramer Levin  Naftalis & Frankel LLP  (Incorporated  by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on August 25, 2005)
10.18             Common  Stock  Purchase  Agreement  dated  October  20,  2005  among ROO  Group,  Inc.  and the purchasers  listed on Exhibit A thereto  (Incorporated  by reference to the Company's  Form 8-K filed with the Securities and Exchange Commission on October 26, 2005)
10.19             Registration  Rights Agreement dated October 20, 2005 among ROO Group,  Inc. and the purchasers listed on Schedule 1 thereto  (Incorporated  by reference to the Company's  Form 8-K filed with the Securities and Exchange Commission on October 26, 2005)
10.20             Escrow  Agreement  dated  October  20, 2005 among ROO Group,  Inc.,  the  purchasers  signatory thereto and Kramer Levin  Naftalis & Frankel LLP  (Incorporated  by reference to the  Company's
                  Form 8-K filed with the Securities and Exchange Commission on October 26, 2005)
10.21             Common  Stock  Purchase  Agreement  dated  December  28,  2005  among ROO Group,  Inc.  and the purchasers  listed on Exhibit A thereto  (Incorporated  by reference to the Company's  Form 8-K filed with the Securities and Exchange Commission on December 30, 2005)
10.22             Escrow  Agreement  dated  December 28, 2005 among ROO Group,  Inc.,  the  purchasers  signatory thereto and Kramer Levin  Naftalis & Frankel LLP  (Incorporated  by reference to the  Company's
                  Form 8-K filed with the Securities and Exchange Commission on December 30, 2005)
10.23             Registration  Rights Agreement dated December 28, 2005 among ROO Group, Inc. and the purchasers listed on Schedule 1 thereto  (Incorporated  by reference to the Company's  Form 8-K filed with the Securities and Exchange Commission on December 30, 2005)
16.1              Letter of Mark  Cohen,  C.P.A.  dated  February  1, 2004 on  change  in  certifying  accountant
                  (Incorporated  by reference to Form 8-K, filed with the  Securities and Exchange  Commission on
                  February 6, 2004)
16.2              Letter  of Mark  Cohen,  C.P.A.  dated  March  12,  2004 on  change  in  certifying  accountant
                  (Incorporated by reference to Form 8-K/A, filed with the Securities and Exchange  Commission on
                  March 15, 2004)
21.1*             Subsidiaries of the Company
23.1*             Consent of Moore Stephens, P.C.
23.2*             Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

* Filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

             (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in New York, New York, on February 8, 2006.

                                         ROO GROUP, INC.


                                         By: /s/ Robert Petty
                                             -----------------------------------
                                             Robert Petty
                                             Chief Executive Officer, President
                                             and Chairman of the Board


                                         By: /s/ Robin Smyth
                                             -----------------------------------
                                             Robin Smyth
                                             Chief Financial Officer, Principal
                                             Accounting Officer and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----

/s/ Robert Petty                            Chief Executive Officer, President and      February 8, 2006
------------------------------------        Chairman of the Board
Robert Petty

/s/ Robin Smyth                             Chief Financial Officer, Principal          February 8, 2006
------------------------------------        Accounting Officer and Director
Robin Smyth